UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ELECTRONIC ARTS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 14, 2013

DEAR FELLOW STOCKHOLDERS:

You are cordially invited to join us at our 2013 Annual Meeting of Stockholders on July 31, 2013 at 2:00 p.m. local time. The meeting will be held at the headquarters campus of Electronic Arts in Building 250 (please note that the street address for Building 250 is 250 Shoreline Drive, Redwood City, California). For your convenience, we are also pleased to offer a live audio webcast of our Annual Meeting on the Investor Relations section of our web site at http://investor.ea.com. At this meeting, we are asking the stockholders to:

•

Elect Leonard S. Coleman, Jay C. Hoag, Jeffrey T. Huber, Vivek Paul, Lawrence F. Probst III, Richard A. Simonson, Luis A. Ubiñas and Denise F. Warren to the Board of Directors to hold office for a one-year term;

•	Approve amendments to our 2000 Equity Incentive Plan;

•	Approve an amendment to our 2000 Employee Stock Purchase Plan;

•	Cast an advisory vote on the compensation of the named executive officers; and

•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014.

After the official business of the meeting is concluded, we will report on our recent performance and answer your questions.

Details regarding admission to the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail and in this Proxy Statement. We have also made available a copy of our Annual Report for the fiscal year ended March 31, 2013 with this Proxy Statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet, by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this Proxy Statement, as well as in the Notice you received in the mail.

Thank you for your ongoing support of Electronic Arts.

Sincerely,

Lawrence F. Probst III
Executive Chairman

Notice of 2013 Annual Meeting of Stockholders

DATE:	July 31, 2013

TIME:	2:00 p.m. local time

PLACE:	ELECTRONIC ARTS’ HEADQUARTERS
Building 250*
209 Redwood Shores Parkway
Redwood City, CA 94065

* Please note: Building 250 is located on the headquarters campus at 250 Shoreline Drive

MATTERS TO BE VOTED UPON:

Agenda Item	Board of Directors’ Recommendation

1.      The election of Leonard S. Coleman, Jay C. Hoag, Jeffrey T. Huber, Vivek Paul, Lawrence F. Probst III, Richard A. Simonson, Luis A. Ubiñas and Denise F. Warren to the Board of Directors to hold office for a one-year term;

FOR

2. Approval of amendments to the 2000 Equity Incentive Plan;	FOR

3. Approval of an amendment to the 2000 Employee Stock Purchase Plan;	FOR

4. Advisory vote on the compensation of the named executive officers;	FOR

5. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014; and	FOR

6. Any other matters that may properly come before the meeting.

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Stockholders of record as of the close of business on June 10, 2013 are entitled to notice of the meeting and to attend and vote at the meeting. A complete list of these stockholders will be available at Electronic Arts’ headquarters prior to the meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (“Notice”) you received in the mail, the section titled “Commonly Asked Questions and Answers” beginning on page 2 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card. This Proxy Statement and our Annual Report on Form 10-K for fiscal year ended March 31, 2013, are available at http://investor.ea.com.

By Order of the Board of Directors,

Stephen G. Bené
Senior Vice President, General Counsel and Corporate Secretary

i

PROXY STATEMENT

Our Board of Directors is soliciting proxies for the 2013 Annual Meeting of Stockholders. The proxy materials, including this Proxy Statement and our Annual Report, proxy card and voting instructions, contain important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read them carefully.

The Board of Directors has set June 10, 2013 as the record date for the meeting. Stockholders who owned common stock on that date are entitled to notice of the meeting, and to attend and vote at the meeting, with each share entitled to one vote. There were 306,085,055 shares of common stock outstanding on the record date.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are providing stockholders with access to our proxy materials by providing such documents on the internet. The Notice of 2013 Annual Meeting of Stockholders, Proxy Statement, our 2013 Annual Report and form of proxy were distributed and/or made available via the internet to stockholders on or about June 14, 2013. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials (the “Notice”) or request a printed set of the proxy materials be sent to them, by following the instructions in the Notice.

The proxy card provides instructions on how to inform us to send future proxy materials to you electronically by email. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it. We encourage you to choose to receive future proxy materials by email. Doing so will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you, and will help conserve natural resources.

In this Proxy Statement:

•	“EA”, “we”, “our” and “the Company” mean Electronic Arts Inc.

•	“2000 Equity Plan” and “Equity Plan” mean EA’s 2000 Equity Incentive Plan.

•	“2000 Purchase Plan” and “Purchase Plan” mean EA’s 2000 Employee Stock Purchase Plan.

•	Holding shares in “street name” means your EA shares are held in an account at a bank, brokerage firm or other nominee.

•	“Common stock” means EA’s common stock, as described in EA’s current Amended and Restated Certificate of Incorporation.

•

“Fiscal 2014”, “fiscal 2013”, “fiscal 2012”, “fiscal 2011”, “fiscal 2010” and “fiscal 2009” refer to EA’s fiscal years ending or ended (as the case may be) on March 31, 2014, 2013, 2012, 2011, 2010 and 2009, respectively. For simplicity of disclosure, fiscal periods are referred to as ending on a calendar month end, even though our fiscal year is reported on a 52- or 53-week period that ends on the Saturday nearest March 31. Our results of operations for the fiscal year ended March 31, 2013 contained 52 weeks and ended on March 30, 2013.

•	We use “independent auditors” to mean an independent registered public accounting firm.

•	“Annual Report” and “2013 Annual Report” mean our annual report for the fiscal year ended March 31, 2013.

In this Proxy Statement, we may make forward-looking statements regarding future events or the future financial performance of the Company. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from those set forth in the forward-looking statements. Please refer to Electronic Arts’ latest Annual Report for a discussion of important factors that could cause actual events or actual results to differ materially from those discussed in this Proxy Statement. These forward-looking statements speak only as of the date of this Proxy Statement; we assume no obligation to, and do not necessarily intend to, update these forward-looking statements.

VOTING YOUR SHARES

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy card or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice you received in the mail, the section entitled “Commonly Asked Questions and Answers” set forth below in this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

COMMONLY ASKED QUESTIONS AND ANSWERS

Why am I receiving these materials?

Our Board of Directors has made these materials available to you on the internet or, upon your request, has delivered printed proxy materials to you in connection with the solicitation of proxies for use at our 2013 Annual Meeting of Stockholders, which will take place on Wednesday, July 31, 2013 at 2:00 p.m. local time, at our corporate headquarters in Redwood City, California. This Proxy Statement describes proposals on which you, as a stockholder, are being asked to vote. It also gives you information on these proposals, as well as other information so that you can make an informed decision. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, provides instructions on how to access and review all of the proxy materials on the internet. The Notice also describes how you may submit your proxy on the internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Can I vote my shares by filling out and returning the Notice?

No, however, the Notice provides instructions on how to vote by internet, by mail by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

Who can vote at the Annual Meeting?

Stockholders who owned common stock on June 10, 2013 may attend and vote at the Annual Meeting. If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting. Each share of common stock is entitled to one vote.

What am I voting on?

We are asking you to:

•

Elect Leonard S. Coleman, Jay C. Hoag, Jeffrey T. Huber, Vivek Paul, Lawrence F. Probst III, Richard A. Simonson, Luis A. Ubiñas, and Denise F. Warren to the Board of Directors to hold office for a one-year term;

•

Approve amendments to the Company’s 2000 Equity Incentive Plan to increase the number of shares of common stock authorized under the Equity Plan by 18,000,000 shares, and to increase the limit on the number of shares that may be covered by equity awards to new employees under the Equity Plan in a fiscal year;

•	Approve an amendment to the 2000 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the Purchase Plan by 7,000,000 shares;

•	Cast an advisory vote on the compensation of the Company’s named executive officers; and

•	Ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2014.

How do I vote my shares if I won’t be able to attend the Annual Meeting in person?

You do not need to attend the Annual Meeting in person in order to vote. You may, instead, vote over the internet, by telephone or by mail (if you have requested printed proxy materials). By doing so, you are giving a proxy appointing Lawrence F. Probst III (the Company’s Executive Chairman), Blake Jorgensen (the Company’s Chief Financial Officer), and Stephen G. Bené (the Company’s Senior Vice President, General Counsel and Corporate Secretary) or any of them, each with power of substitution, to vote your shares at the meeting as you have instructed. If a proposal comes up for a vote at the meeting for which you have not indicated an instruction, Mr. Probst, Mr. Jorgensen and Mr. Bené, or any one of them, will vote your shares according to their best judgment. Even if you currently plan to attend the meeting, it is a good idea to vote on the internet, by telephone or, if you received printed proxy materials, to complete and return your proxy card before the meeting date, in case your plans change.

•

By Internet or Telephone — If you have internet access, you may submit your proxy online by following the instructions provided in the Notice, or you may vote by internet or telephone by following the instructions provided on your proxy card or voting instruction card.

•

By Mail — If you request printed proxy materials, you may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instructions included by your broker, trustee or nominee, and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

What does it mean if I receive more than one Notice or proxy card?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards, or follow the instructions on each proxy card to vote by telephone or over the internet, to ensure that all your shares are voted.

What if I change my mind after I give my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•

Sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Company’s Secretary at our corporate headquarters address listed on the Notice of 2013 Annual Meeting of Stockholders);

•	Signing another proxy with a later date;

•	Voting by telephone or on the internet at any time prior to 11:59 p.m. Eastern Time on July 30, 2013 (your latest vote is counted); or

•	Voting in person at the meeting.

Your proxy will not be revoked if you attend the meeting but do not vote.

Who will count the votes?

A representative of Broadridge Financial Solutions will tabulate the votes and act as the inspector of election.

How many shares must be present to hold the meeting?

To hold the meeting and conduct business, a majority of EA’s outstanding voting shares as of June 10, 2013 must be present or represented by proxies at the meeting. On June 10, 2013, a total of 306,085,055 shares of common stock were outstanding and entitled to vote. Shares representing a majority, or at least 153,042,528 shares, of these votes must be present in person or by proxy. This is called a quorum.

Shares are counted as present at the meeting if:

•	They are voted in person at the meeting, or

•	The stockholder has voted via the internet, telephone or a properly submitted proxy card.

How are votes counted?

You may vote “for”, “against” or “abstain” on each of the proposals. A share voted “abstain” with respect to any proposal is considered as present and entitled to vote with respect to that proposal, but is not considered a vote cast with respect to that proposal. If you sign and return your proxy without voting instructions, your shares will be voted as recommended by the Board of Directors.

What is the effect of a “broker non-vote” on the proposals to be voted on at the 2013 Annual Meeting?

If your shares are not registered in your name and you do not provide your broker, bank or other nominee with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the 2013 Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of KPMG LLP as our independent auditors for fiscal 2014. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted.

How many votes must the nominees have to be elected as directors?

In an uncontested election, EA’s bylaws require each nominee to receive more votes cast “for” than “against” his or her election or re-election in order to be elected or re-elected to the Board of Directors. Since we are not aware of any intention by any stockholder to nominate one or more candidates to compete with the Board of Directors’ nominees for election at the 2013 Annual Meeting, the 2013 election will be uncontested.

In accordance with our Corporate Governance Guidelines, the Board of Directors expects an incumbent director to tender his or her resignation if he or she fails to receive the required number of votes for election or re-election in an uncontested election. In such an event, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board of Directors. The Board of Directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to accept and recommend a director’s resignation. The Board of Directors will act on the Nominating and Governance Committee’s recommendation within 90 days from the date of the certification of election results and will publicly disclose its decision promptly thereafter.

Shares represented by your proxy will be voted by EA’s management “for” the election of the eight nominees recommended by EA’s Board of Directors unless you vote against any or all of such nominees or you mark your proxy to “abstain” from so voting. Abstentions and broker non-votes will have no effect on the outcome of the director elections.

What happens if one or more of the nominees is unable to stand for election?

The Board of Directors may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Mr. Probst, Mr. Jorgensen, and Mr. Bené, or any of them, shall have the discretion to vote your shares for a substitute nominee. They cannot vote for more than eight nominees.

How many votes are required to approve each of the other proposals?

The Equity Plan and Purchase Plan amendments, the advisory vote on the compensation of the named executive officers and the ratification of independent auditors must receive a “for” vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against these proposals. As an advisory vote, the proposal on the compensation of the named executive officers is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote, along with other relevant factors, in evaluating the compensation program for our named executive officers.

How can I listen to the live audio webcast of the Annual Meeting?

You can listen to the live audio webcast of the Annual Meeting by going to the Investor Relations section of our web site at http://investor.ea.com. An archived copy of the webcast will also be available on our website for one year following the Annual Meeting. Please note that participation in the question and answer portion of the Annual Meeting will be limited to those attending in person.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will also publish the final results on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting. Once filed, you can request a copy of the Form 8-K by contacting our Investor Relations department at (650) 628-7352 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the internet at http://investor.ea.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

Who will pay for this proxy solicitation?

We will bear the costs of soliciting proxies from our stockholders. These costs include preparing, assembling, printing, mailing and distributing the notices, proxy statements, proxy cards and annual reports. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition, some of our officers, directors, employees and other agents may also solicit proxies personally, by telephone and by electronic and regular mail, and we will pay these costs. EA will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of common stock.

Who can I call with any questions about my shares?

If you hold shares in “street name”, you may contact your broker. If you are a stockholder of record, you may call our transfer agent, Wells Fargo Shareowner Services, at (800) 468-9716 (or (651) 450-4064 for international callers) or visit their web site at www.wellsfargo.com/shareownerservices.

PROPOSALS TO BE VOTED ON

PROPOSAL 1:    ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect eight directors to hold office for a one-year term until the next annual meeting (or until their respective successors are elected and qualified). All nominees have consented to serve a one-year term, if elected.

The Board of Directors has nominated the following directors to stand for re-election:

•	Leonard S. Coleman

•	Jay C. Hoag

•	Jeffrey T. Huber

•	Vivek Paul

•	Lawrence F. Probst III

•	Richard A. Simonson

•	Luis A. Ubiñas

In addition, the Board of Directors has nominated the following director to stand for election for the first time this year:

•	Denise F. Warren

Ms. Warren was appointed to the Board of Directors on May 16, 2013.

Required Vote and Board of Directors’ Recommendation

In accordance with our bylaws, if EA’s Corporate Secretary has not received timely and proper notice from a stockholder indicating an intention to nominate one or more candidates to compete with the Board of Directors’ nominees in a director election, or if such stockholder has withdrawn all such nominations by the tenth day preceding the date on which we first mail our notice of meeting to stockholders, then the election of directors will be considered “uncontested.” The 2013 election will be uncontested. As such, each nominee must receive more votes cast “for” than “against” his or her re-election or election, as the case may be, in order to be re-elected or elected, as the case may be, to the Board of Directors. Shares represented by your proxy will be voted by the proxy holders “for” the election of the eight nominees recommended by EA’s Board of Directors unless you vote “against” any or all of such nominees or you mark your proxy to “abstain” from so voting. Abstentions and broker non-votes will have no effect on the outcome of the director elections.

In accordance with our Corporate Governance Guidelines, the Board of Directors expects a director to tender his or her resignation if he or she fails to receive the required number of votes for election or re-election in an uncontested election. The Board of Directors shall nominate for election or re-election as director only candidates who have previously tendered or, in the case of candidates who have not yet become members of the Board of Directors, have agreed to tender promptly following the annual meeting at which they are elected as director, irrevocable resignations that will be effective upon (i) a failure to receive the required majority vote at the next annual or special meeting at which they face re-election in an uncontested election, and (ii) the Board of Directors’ acceptance of such resignation. In addition, the Board of Directors shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board of Directors, the same form of irrevocable resignation tendered by other directors in accordance with these guidelines.

If an incumbent director fails to receive the required majority vote in an uncontested election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board of Directors. The Board of Directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to accept and recommend a director’s resignation. The Board of Directors will act on the Nominating and Governance Committee’s recommendation within 90 days from the date of the certification of election results and will publicly disclose its decision promptly thereafter.

The Board of Directors recommends a vote FOR each of the nominees.

DIRECTOR BIOGRAPHIES

Each of the following directors has been nominated for re-election or election, as the case may be, at the 2013 Annual Meeting. As set forth below, we believe each of these directors brings a valuable and unique perspective to the Board of Directors and has the necessary experience, skills and attributes to serve on the Board of Directors and contribute to its overall effectiveness.

Leonard S. Coleman

Director since 2001

Mr. Coleman, age 64, served as Senior Advisor to Major League Baseball from 1999 until 2005 and, from 2001 to 2002, was the Chairman of ARENACO, a subsidiary of Yankees/Nets. Mr. Coleman was President of The National League of Professional Baseball Clubs from 1994 to 1999, having previously served since 1992 as Executive Director, Market Development of Major League Baseball. Mr. Coleman currently serves on the Board of Directors of the following public companies: Avis Budget Group, Churchill Downs Inc. and Omnicom Group Inc.

Mr. Coleman brings a wealth of public sector, international and sports industry experience to the Board of Directors from his years of service on the boards of directors for numerous large, public companies and his involvement in diverse public-service organizations, as well as his extensive knowledge of the sports industry. Based on these experiences, qualifications and attributes, the Board of Directors has concluded that Mr. Coleman is qualified to serve as a director.

Jay C. Hoag

Director since 2011

Mr. Hoag, age 55, co-founded Technology Crossover Ventures, a leading provider of growth capital to technology companies, in 1995 and serves as its Founding General Partner. Prior to co-founding Technology Crossover Ventures, Mr. Hoag was a Managing Director at Chancellor Capital Management, where he spent more than 12 years as a technology-focused venture capitalist and fund manager. Mr. Hoag serves on the Board of Directors of Netflix, Inc., TechTarget, Inc. and Zillow Inc. and also serves on the Board of Trustees of Northwestern University and Menlo School, and on the Investment Advisory Board of the University of Michigan. Mr. Hoag also served as a director of The Street, Inc. during the past five years. Mr. Hoag holds a B.A. from Northwestern University and an M.B.A. from the University of Michigan.

As a venture capital investor, Mr. Hoag brings strategic insight and financial experience to the Board of Directors. He has evaluated, invested in and served as a board member on numerous companies, both public and private, and is familiar with a full range of corporate and board functions. His many years of experience in helping companies shape and implement strategy provide the Board of Directors with useful perspectives on matters such as risk management, corporate governance, talent selection and management. Based on these experiences, qualifications and attributes, the Board of Directors has concluded that Mr. Hoag is qualified to serve as a director.

Jeffrey T. Huber

Director since 2009

Mr. Huber, age 45, is Senior Vice President at Google Inc., where he has worked since 2003. From 2001 to 2003, Mr. Huber served as Vice President of Architecture and Systems Development at eBay Inc. Prior to joining eBay, Mr. Huber was Senior Vice President of Engineering at Excite@Home, where he worked from 1996 to 2001. Earlier in his career, he was a Technology Consultant with McKinsey & Company and founded a software development start-up. Mr. Huber holds a B.S. degree in Computer Engineering from the University of Illinois and a Masters degree from Harvard University.

Mr. Huber has extensive experience operating and managing consumer online companies, including relevant background and experience in large scale online infrastructure and technology. Based on these experiences, qualifications and attributes, the Board of Directors has concluded that Mr. Huber is qualified to serve as a director.

Vivek Paul

Director since 2005

Mr. Paul, age 54, was a partner at TPG (formerly Texas Pacific Group) from October 2005 to August 2008. From July 1999 to September 2005, Mr. Paul served as Vice Chairman of the Board of Directors of Wipro, Ltd., a provider of integrated business, technology and process solutions, and Chief Executive Officer of Wipro Technologies, Wipro’s global information technology, product engineering, and business process services segments. From January 1996 to July 1999, Mr. Paul was General Manager of Global CT Business at General Electric, Medical Systems Division. From March 1993 to December 1995, he served as President and Chief Executive Officer of Wipro GE Medical Systems Limited. Mr. Paul holds a Bachelor of Engineering from the Birla Institute of Technology and Science, and an M.B.A. from the University of Massachusetts, Amherst.

Mr. Paul brings to the Board of Directors his past experience as the Vice Chairman of a large public company and Chief Executive Officer of its dominant business. He has extensive international business knowledge, particularly in emerging markets, and expertise in financial evaluation of business plans, mergers and acquisitions and risk scenarios. Based on these experiences, qualifications and attributes, the Board of Directors has concluded that Mr. Paul is qualified to serve as a director.

Lawrence F. Probst III

Director since 1991, Chairman since 1994

Mr. Probst, age 63, has been our Executive Chairman since March 18, 2013. He was employed by EA previously from 1984 to September 2008. He has served as Chairman of the Board of Directors since July 1994 and, from May 1991 until April 2007, also served as our Chief Executive Officer. Previously, Mr. Probst served as President from 1991 until 1998. Mr. Probst serves as the Chairman of the Board of Directors of the U.S. Olympic Committee and is also a director of Blackhawk Network Holdings, Inc. Mr. Probst holds a B.S. degree from the University of Delaware.

Mr. Probst served as the Company’s Chief Executive Officer for more than fifteen years and has served as the Chairman of the Board of Directors for nearly nineteen years. Mr. Probst contributes to the Board of Directors his deep understanding of the Company’s operational and strategic business goals and direct experience with Company and industry-specific opportunities and challenges. Based on these experiences, qualifications and attributes, the Board of Directors has concluded that Mr. Probst is qualified to serve as a director.

Richard A. Simonson

Director since 2006, Lead Director since 2009

Mr. Simonson, age 54, has served as Executive Vice President and Chief Financial Officer of Sabre Holdings Corporation since March 2013. Previously, Mr. Simonson served as President, Business Operations and Chief Financial Officer of Rearden Commerce from April 2011 through May 2012. From 2001 to 2010, Mr. Simonson held a number of executive positions at Nokia Corporation, including Executive Vice President, Head of Mobile Phones and Sourcing, Chief Financial Officer, and Vice President & Head of Customer Finance of Nokia. In 2001, Mr. Simonson was Managing Director of the Telecom & Media Investment Banking Group of Barclays Capital. Prior to joining Barclays Capital, Mr. Simonson spent 16 years at Bank of America Securities where he held various positions, including Managing Director & Head of Global Project Finance, Global Corporate & Investment Bank, San Francisco and Chicago. Mr. Simonson is also a director of Silver Spring Networks. Mr. Simonson holds a B.S. degree from the Colorado School of Mines and an M.B.A. from Wharton School of Business at the University of Pennsylvania.

Mr. Simonson has extensive financial expertise, corporate governance and risk management experience. He also has extensive experience with the strategic and operational challenges of leading a global company. Based on these experiences, qualifications and attributes, the Board of Directors has concluded that Mr. Simonson is qualified to serve as a director.

Luis A. Ubiñas

Director since 2010

Mr. Ubiñas, age 50, has served as President of the Ford Foundation since January 2008. Prior to joining the Ford Foundation, Mr. Ubiñas spent 18 years with McKinsey & Company, where he held various positions, including Managing Director of the firm’s west coast media practice working with technology, telecommunications and media companies. Mr. Ubiñas serves on the U.S. Advisory Committee on Trade Policy and Negotiation, the World Bank Advisory Council of Global Foundation Leaders, the Multi-Stakeholder Advisory Group of the President of the United Nations Economic and Social Council, and the board of the New York Public Library and the Collegiate School for Boys. He holds a B.A. degree from Harvard College and an M.B.A. from Harvard Business School, and is a fellow of the American Academy of Arts and Sciences and a member of the Council on Foreign Relations.

Mr. Ubiñas has extensive experience in business management and operations from his experience currently overseeing the more than $10 billion in assets and over $500 million in annual giving by the Ford Foundation. In addition, through his prior consulting experience, he has worked with technology, telecommunications and media companies in understanding the challenges and opportunities that they face. Based on these experiences, qualifications and attributes, the Board of Directors has concluded that Mr. Ubiñas is qualified to serve as a director.

Denise F. Warren

Director since 2013

Ms. Warren, age 49, has served as Executive Vice President of Digital Products and Services of The New York Times Company since March 2013. Prior to this role, Ms. Warren served as General Manager of NYTimes.com from December 2008 to March 2013 and as Chief Advertising Officer of The New York Times from June 2005 to March 2013. Ms. Warren holds a B.S. and management degree from Tulane University and an M.B.A. degree in communications and media management from Fordham University.

Ms. Warren has extensive experience in the media, technology and advertising sectors, including overseeing the growth and development of digital products and services to a wide consumer base. Based on these experiences, qualifications and attributes, the Board of Directors has concluded that Ms. Warren is qualified to serve as a director.

DIRECTOR INDEPENDENCE

Our Board of Directors has determined that each of our non-employee directors qualifies as an “independent director” as that term is used in the NASDAQ Stock Market Rules. Mr. Probst, our Executive Chairman, does not qualify as independent. The NASDAQ Stock Market Rules have both objective tests and a subjective test for determining who is an “independent director.” The objective tests state, for example and among other things, that a director is not considered independent if he or she is an employee of the Company or at any time during the past three years was employed by the Company. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.

In addition to the board-level standards for director independence, the directors who serve on the Audit and Compensation Committees each satisfy standards established by the SEC and the NASDAQ Stock Market providing that to qualify as “independent” for the purposes of membership on those committees, members of the Audit and Compensation committees may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company other than their director compensation.

BOARD OF DIRECTORS, BOARD MEETINGS, AND COMMITTEES

The Board of Directors meets on a fixed schedule four times each year and also holds special meetings and acts by written consent. In fiscal 2013, the Board of Directors met ten times and also acted by written consent. At each regularly scheduled meeting, the independent members of the Board of Directors meet in executive session separately without management present.

Board of Directors Leadership Structure

Mr. Probst serves as our Executive Chairman. In addition, a Lead Director, elected by the independent directors, is responsible for chairing executive sessions of the Board of Directors and other meetings of the Board of Directors in the absence of the Chairman of the Board of Directors, serving as a liaison between the Chairman of the Board of Directors and the other independent directors, and overseeing the Board of Directors’ stockholder communication policies and procedures (including, under appropriate circumstances, meeting with stockholders). Our Lead Director may also call meetings of the independent directors. Mr. Simonson has served as Lead Director since 2009. Mr. Simonson was chosen by the independent directors of the Board of Directors to serve as Lead Director following the 2013 Annual Meeting of Stockholders for an additional one-year term ending with our 2014 Annual Meeting, subject to Mr. Simonson’s re-election to the Board of Directors. We believe that our current board leadership structure with Mr. Probst serving as the Chairman of the Board of Directors and Mr. Simonson serving as Lead Director is appropriate for the Company. Given his 29 years of experience with the Company, more than 15 of which he served as Chief Executive Officer, Mr. Probst has invaluable knowledge regarding the Company and gaming industry and is uniquely positioned to lead the Board in their review of management’s strategic plans. As Mr. Probst does not qualify as an independent director, the Company feels that it is beneficial for the effective functioning of the Board to have an independent Lead Director undertake the duties identified above.

Board Committees

The Board of Directors currently has three standing committees, each of which operates under a charter approved by the Board of Directors: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The Board of Directors amended and restated the Audit Committee’s charter in May 2006, the Compensation Committee’s charter in February 2013, and the Nominating and Governance Committee’s charter in November 2012. Copies of each Committee’s charter may be found in the Investor Relations section of our website at http://investor.ea.com. In accordance with the Committee charters, and with current regulatory requirements, all members of these Committees are independent directors. During fiscal 2013, each director participated in at least 75 percent of all Board of Directors meetings and Committee meetings held during the period for which he or she was a member.

The Committee assignments for the current Board year from July 26, 2012 (the date of the most recent Board of Directors election and beginning of the current Board year) through the date of this Proxy Statement were as follows:

Committee Assignments: July 26, 2012 through May 15, 2013

Audit Committee:	Gregory B. Maffei (Chair), Jeffrey T. Huber, and Luis A. Ubiñas
Compensation Committee:	Jay C. Hoag (Chair), Vivek Paul, and Geraldine B. Laybourne (until Ms. Laybourne’s retirement from the Board on September 26, 2012)
Nominating and Governance Committee:	Richard A. Simonson (Chair) and Leonard S. Coleman

Committee Assignments since May 16, 2013

Audit Committee:	Richard A. Simonson (Chair), Jeffrey T. Huber, Gregory B. Maffei and Denise F. Warren
Compensation Committee:	Jay C. Hoag (Chair) and Vivek Paul
Nominating and Governance Committee:	Luis A. Ubiñas (Chair) and Leonard S. Coleman

In addition to the Board’s three standing committees described above, on March 28, 2013, the Board of Directors established the Chief Executive Officer (“CEO”) Search Committee to assist the Board of Directors in conducting the search for a new CEO following the resignation of John Riccitiello effective March 29, 2013. The members of the CEO Search Committee consist of Committee Chairman Vivek Paul, Leonard S. Coleman and Lawrence F. Probst III. The Committee’s responsibility is to develop and oversee a process for identifying and vetting potential candidates for the CEO position and to provide regular updates to the Board regarding its activities.

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of the Company’s financial reporting and other matters, and is directly responsible for the appointment, compensation and oversight of our independent auditors. The Audit Committee is currently comprised of four directors, each of whom in the opinion of the

Board of Directors meets the independence requirements and the financial literacy standards of the NASDAQ Stock Market Rules, as well as the independence requirements of the SEC. In the opinion of the Board of Directors, Mr. Simonson and Mr. Maffei each meets the criteria for an “audit committee financial expert” as set forth in applicable SEC rules. The Audit Committee met eight times in fiscal 2013. For further information about the Audit Committee, please see the “Report of the Audit Committee of the Board of Directors” below.

Compensation Committee

The Compensation Committee is responsible for setting the overall compensation strategy for the Company, determining the compensation of the CEO (via recommendation to the Board of Directors) and other executive officers, and overseeing the Company’s bonus and equity incentive plans and other benefit plans. The CEO shall not be present during any Committee review or deliberation of CEO compensation. In addition, the Compensation Committee is responsible for reviewing and recommending to the Board of Directors compensation for non-employee directors. The Compensation Committee is currently comprised of two directors, each of whom in the opinion of the Board of Directors meets the independence requirements of the NASDAQ Stock Market Rules and qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. The Compensation Committee may delegate its authority and duties to subcommittees, individual committee members or management, as it deems appropriate in accordance with applicable laws, rules and regulations.

The Compensation Committee has regularly-scheduled meetings on a quarterly basis and holds additional meetings as needed during the year. The Compensation Committee also takes action by written consent, often after informal telephone discussions and other communications among the Compensation Committee members and members of management. During fiscal 2013, the Compensation Committee met eleven times, four of which were regularly-scheduled quarterly meetings and the remainder of which were special sessions.

For its regularly-scheduled meetings, the Compensation Committee maintains a calendar to help guide the meeting agendas and to ensure fulfillment of the various responsibilities outlined in the Compensation Committee’s charter. In fiscal 2013, this calendar included a review of the compensation philosophy of the Company, talent and succession planning, a review of the Company’s retirement and health and welfare plans, designation of the Company’s peer group for compensation purposes, recommendations and decisions on the compensation of executive officers (including base salaries, target cash bonus opportunities, equity awards and annual cash bonus payments), review and approval of the Key Employee Continuity Plan and other administrative matters.

In fiscal 2013, the Compensation Committee also held special meetings to consider a variety of items including the terms and conditions of compensation arrangements for new executive officers and CEO compensation and severance.

The Compensation Committee has the authority to engage the services of outside advisors, after first conducting an independence assessment in accordance with applicable laws, regulations and exchange listing standards. During fiscal 2013, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm, to assist with the Compensation Committee’s analysis and review of the compensation of our executive officers and other aspects of our total compensation strategy. Compensia also advised the Compensation Committee with respect to each element of total direct compensation, including base salary, bonus, and equity awards for executive officers and senior executives, as well as the Separation Agreement with our former CEO, John Riccitiello. Compensia attends all Compensation Committee meetings, works directly with the Compensation Committee Chair and Compensation Committee members, and sends all invoices, including descriptions of services rendered, to the Compensation Committee Chair for review and payment. Compensia performed no other services for the Company and no work at the request of our management team during fiscal 2013. The Committee reviewed the independence of Compensia in February 2013 and determined that Compensia’s engagement did not raise any conflicts of interest.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for recommending to the Board of Directors nominees for election to the Board of Directors and for appointing directors to Board Committees. The Nominating and Governance Committee is also responsible for reviewing developments in corporate governance, recommending formal governance standards to the Board of Directors, establishing the Board of Directors’ criteria for selecting nominees for director and for reviewing from time to time the appropriate skills, characteristics and experience required of the Board of Directors as a whole, as well as its individual members, including such factors as business experience and diversity. In addition, the Committee is responsible for reviewing the performance of the CEO and for reviewing and ensuring the quality of the Company’s succession plans, including with respect to CEO succession. The Committee manages the process for emergency planning in the event the CEO is unable to fulfill the responsibilities of the role and also periodically evaluates internal and external CEO candidates for succession planning purposes. The Committee also reviews with management diversity, corporate responsibility and sustainability issues affecting the Company.

The Nominating and Governance Committee is currently comprised of two directors, each of whom in the opinion of the Board of Directors meets the independence requirements of the NASDAQ Stock Market Rules. The Nominating and Governance Committee met three times in fiscal 2013.

In evaluating nominees for director to recommend to the Board of Directors, the Nominating and Governance Committee will take into account many factors within the context of the characteristics and needs of the Board of Directors as a whole. While the specific needs of the Board of Directors may change from time to time, all nominees for director are considered on the basis of the following minimum qualifications:

•	The highest level of personal and professional ethics and integrity, including a commitment to EA’s values;

•	Practical wisdom and mature judgment;

•	Significant leadership experience in business, entertainment, technology, finance, corporate governance, public interest or other disciplines relevant to EA’s long-term success;

•	The ability to gain an in-depth understanding of EA’s business; and

•	A willingness to represent the best interests of all EA stockholders and objectively appraise management’s performance.

While there is no formal policy with regard to diversity, when considering candidates as potential members of the Board of Directors, the Nominating and Governance Committee considers the skills, background and experience of each candidate to evaluate his or her ability to contribute diverse perspectives to the Board of Directors. The goal of the Nominating and Governance Committee is to select candidates that have complementary and diverse perspectives, which together contribute to the Board of Directors’ effectiveness as a whole. The primary consideration is to identify candidates that will best fulfill the Board of Directors’ and the Company’s needs at the time of the search. Therefore, the Nominating and Governance Committee does not believe it is appropriate to either nominate or exclude from nomination an individual based on gender, ethnicity, color, age, or similar factors.

In determining whether to recommend a director for re-election, the Nominating and Governance Committee will also consider the director’s tenure on the Board of Directors, past attendance at meetings, participation in and contributions to the activities of the Board of Directors, the director’s continued independence (including any actual, potential or perceived conflicts of interest), as well as the director’s age and changes in his or her principal occupation or professional status. The Nominating and Governance Committee believes that the continuing service of qualified incumbent directors promotes stability and continuity on the Board of Directors, contributing to the Board of Directors’ ability to work effectively as a collective body, while providing EA with the benefits of familiarity and insight into EA’s affairs that its directors have developed over the course of their service. Accordingly, consistent with past EA practice, the Nominating and Governance Committee will first consider recommending incumbent directors who wish to continue to serve on the Board of Directors for re-election at EA’s annual meeting of stockholders.

The Nominating and Governance Committee regularly seeks qualified candidates to serve as directors, particularly in situations where it determines not to recommend an incumbent director for re-election, an incumbent director declines to stand for re-election, or a vacancy arises on the Board of Directors for any reason (including the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board of Directors). The Nominating and Governance Committee may, in its

discretion, use a variety of means to identify and evaluate potential nominees for director. The Nominating and Governance Committee has used, and may continue to use, qualified search firms and may also work with EA’s Chief Talent Officer to identify potential nominees meeting the Board of Directors’ general membership criteria discussed above. The Nominating and Governance Committee may also consider potential nominees identified by other sources, including current directors, senior management and stockholders. In determining whether to recommend a candidate to the Board of Directors, the Nominating and Governance Committee will consider the current composition of the Board of Directors and capabilities of current directors, as well as any additional qualities or capabilities considered necessary or desirable in light of the existing or anticipated needs of the Board of Directors.

The Nominating and Governance Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that it may also consider as one of the factors in its evaluation, the amount of EA voting stock held by the stockholder and the length of time the stockholder has held such stock. Stockholders wishing to submit candidates for consideration by the Nominating and Governance Committee may do so by writing to EA’s Corporate Secretary at Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, Attn: Director Nominations. To be considered by the Nominating and Governance Committee in connection with EA’s annual meeting of stockholders, recommendations must be submitted in writing to EA’s Corporate Secretary not less than 120 calendar days prior to the anniversary of the date on which EA’s proxy statement was released to stockholders in connection with the previous year’s annual meeting (on or about February 14, 2014, for our 2014 Annual Meeting of Stockholders).

Recommendations should include: (1) the stockholder’s name, address and telephone number; (2) the amount and nature of record and/or beneficial ownership of EA securities held by the stockholder; (3) the name, age, business address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed candidate; (4) a description of the qualifications and background of the proposed candidate that addresses the minimum qualifications and other criteria for Board of Directors membership approved by the Board of Directors from time to time and set forth in EA’s Corporate Governance Guidelines; (5) the amount and nature of record and/or beneficial ownership of EA securities held by the proposed candidate, if any; (6) a description of all arrangements or understandings between the stockholder and the proposed candidate relating to the proposed candidate’s candidacy; (7) a statement as to whether the proposed candidate would be considered an independent director under applicable NASDAQ Stock Market Rules or an audit committee financial expert under applicable SEC rules; (8) the consent of the proposed candidate (a) to be named in the proxy statement relating to EA’s annual meeting of stockholders and (b) to serve as a director if elected at such annual meeting; and (9) any other information regarding the proposed candidate that may be required to be included in a proxy statement by applicable SEC rules. The Nominating and Governance Committee may request any additional information reasonably necessary to assist it in assessing a proposed candidate.

Corporate Governance Guidelines

Our Board of Directors has adopted, upon the recommendation of the Nominating and Governance Committee, a formal set of Corporate Governance Guidelines. A complete copy of the Corporate Governance Guidelines is available in the Investor Relations section of our website at http://investor.ea.com. Our Corporate Governance Guidelines contain policies relating to:

•	Board membership and independence criteria;

•	Election of directors;

•	Director resignations;

•	Executive sessions of independent directors led by a Lead Director;

•	Authority to hire outside advisors;

•	Director orientation and education;

•	Board of Directors and Committee self-evaluations;

•	Attendance at annual meetings of stockholders;

•	Stock ownership guidelines for our directors and executive officers;

•	Stockholder communications with the Board of Directors;

•	Director access to management; and

•	Board of Directors and Committee roles in CEO evaluation and management of succession planning.

Global Code of Conduct

Our Global Code of Conduct (which includes code of ethics provisions applicable to our directors, principal executive officer, principal financial officer, principal accounting officer, and other senior financial officers) is available in the Investor Relations section of our website at http://investor.ea.com. From time to time, we post amendments to our Global Code of Conduct in the Investor Relations section of our website. Copies of our Board committee charters and Global Code of Conduct are available without charge by contacting our Investor Relations department at (650) 628-7352.

The Board of Directors’ Oversight of Risk Issues

The full Board of Directors and the Board Committees are responsible for managing different forms of risk. Business risks are reviewed by the full Board of Directors in conjunction with management. The Board of Directors regularly receives management presentations from different areas of the business regarding the opportunities and risks in those areas and engages in dialogue with executive management regarding these issues. Risks related to investments, financial reporting, internal controls and procedures, and compliance issues are reviewed regularly by the Audit Committee, which oversees the financial reporting, global audit and legal compliance functions. The Nominating and Governance Committee reviews issues of director and CEO succession.

Compensation-related risks are reviewed by the Compensation Committee with members of management responsible for structuring the Company’s compensation programs. As part of those risk oversight efforts, we evaluated our compensation programs to determine whether the design and operation of our policies and practices could encourage executives or employees to take excessive or inappropriate risks that would be reasonably likely to have a material adverse effect on the Company. In particular, we considered the design, size, and scope of our cash and equity incentive programs and program features that mitigate against potential risks, such as payout caps, equity award clawbacks, the quality and mix of performance-based and “at risk” compensation, and, with regard to our equity incentive programs, the stock ownership requirements applicable to our executives. The Compensation Committee reviewed the results of our evaluation with management and the Committee’s consultant, Compensia. The Compensation Committee concluded that our compensation policies and practices strike an appropriate balance of risk and reward in relation to our overall business strategy, and do not create risks that are reasonably likely to have a material adverse effect on the Company. The “Compensation Discussion and Analysis” section below generally describes the compensation policies and practices applicable to our named executive officers.

Director Attendance at Annual Meetings

Our directors are expected to make every effort to attend our annual meeting of stockholders. All ten directors who were elected at the 2012 Annual Meeting of Stockholders attended the meeting.

Stockholder Communications with the Board of Directors

EA stockholders may communicate with the Board of Directors as a whole, with a committee of the Board of Directors, or with an individual director by sending a letter to EA’s Corporate Secretary at Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, or by sending an email to StockholderCommunications@ea.com. All stockholder communications received will be handled in accordance with procedures approved by the independent directors serving on the Board of Directors. For further information regarding the submission of stockholder communications, please visit the Investor Relations section of our website at http://investor.ea.com.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Our Compensation Committee is responsible for reviewing and recommending to our Board of Directors the compensation paid to our non-employee directors. Historically, our non-employee directors have been paid a mix of cash and equity compensation for their service as directors. During fiscal 2013, Mr. Riccitiello, our former CEO, did not receive any additional compensation for his service as a director. In addition, Mr. Probst, our Executive Chairman, does not receive cash retainer fees for his service as a member of the Board while performing the role of Executive Chairman. The table below reflects the annualized components of cash compensation for directors (other than Mr. Riccitiello) that were in place during fiscal 2013. Because our Board year does not correspond to our fiscal year, actual amounts paid during fiscal 2013 were pro-rated based on the annualized figures in the following table. For more information regarding the specific compensation received by each non-employee director during fiscal 2013, see the “Fiscal 2013 Director Compensation Table” table below.

Fiscal 2013 Annualized Components of Non-Employee Director Cash Compensation

Annual Retainer	$50,000
Service on the Audit Committee	$10,000
Chair of the Audit Committee	$10,000
Service on the Compensation Committee	$7,500
Chair of the Compensation Committee	$7,500
Service on the Nominating and Governance Committee	$7,500
Chair of the Nominating and Governance Committee	$2,500
Chairman of the Board of Directors	$50,000
Service as Lead Director	$25,000

In addition, individual directors were eligible to earn up to $1,000 per day, with the approval of the Board of Directors, for special assignments, which may include providing oversight to management in such areas as sales, marketing, public relations, technology and finance (provided, however, no independent director is eligible for a special assignment if the assignment or payment for the assignment would prevent the director from being considered independent under applicable NASDAQ Stock Market or SEC rules). No directors earned any compensation for special assignments during fiscal 2013. No additional board compensation is paid to members of the CEO Search Committee.

Stock Compensation

Non-employee directors are eligible to receive restricted stock units (“RSUs”) upon his or her election, re-election or appointment to the Board of Directors as determined at the discretion of the Board of Directors.

In fiscal 2013, 10,000 RSUs were granted under the Equity Plan to each of our non-employee directors who were re-elected at the 2012 Annual Meeting of Stockholders on July 26, 2012. Ms. Warren, who was appointed to the Board of Directors as of May 16, 2013, will be granted a pro-rated grant of 2,500 RSUs on June 17, 2013. These RSUs vest in their entirety on July 26, 2013. Under the Equity Plan, non-employee directors may elect to receive all or part of their cash compensation in the form of common stock. As an incentive for our non-employee directors to increase their stock ownership in EA, non-employee directors making such an election receive shares of common stock valued at 110 percent of the cash compensation they would have otherwise received. Such shares are awarded via the grant and immediate exercise of a stock option having an exercise price equal to the fair market value of our common stock on the date of grant, which is the first trading day of each quarter of the Board year.

Other Benefits

Non-employee directors, who are not employed with any other company, are offered an opportunity to purchase certain EA health, dental and vision insurance while serving as a Board of Directors member with the option for the continuation of benefits upon the expiration of their Board of Directors term. Participating directors pay 100 percent of their own insurance premiums.

Deferred Compensation Plan

We maintain a Deferred Compensation Plan (“DCP”) that allows our directors and certain employees, including our named executive officers, to defer receipt of their director fees or base salary, as the case may be, into cash accounts that mirror the gains and/or losses of several different investment funds, which correspond to the funds we have selected for our 401(k) plan. Director participants may defer up to 100 percent of their director fees until the date(s) they have specified. We are not required to make any contributions to the DCP and did not do so in fiscal 2013.

Stock Ownership Guidelines

Each non-employee director is required, within three years of becoming a director, to own shares of EA common stock or vested RSUs having a value of at least three years’ annual retainer for service on the Board of Directors. As of March 31, 2013, each of our directors had either fulfilled their ownership requirements or had not yet reached three years of service. Mr. Hoag is currently eligible to satisfy his ownership requirements through holdings of EA stock by Technology Crossover Ventures.

FISCAL 2013 DIRECTOR COMPENSATION TABLE

The following table shows compensation information for each of our directors during fiscal 2013 (other than Mr. Riccitiello).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)(4)	Total ($)
Leonard S. Coleman	$57,500	$109,400	—	$166,900
Jay C. Hoag	—	$109,400	$69,451	$178,851
Jeffrey T. Huber	—	$109,400	$65,319	$174,719
Geraldine B. Laybourne(5)	$30,625	$109,400	—	$140,025
Gregory B. Maffei	$52,508	$109,400	$19,254	$181,162
Vivek Paul	—	$109,400	$63,944	$173,344
Lawrence F. Probst III	$100,000	$109,400	—	$209,400
Richard A. Simonson	$21,250	$109,400	$70,124	$200,774
Linda J. Srere(6)	$14,375	—	—	$14,375
Luis A. Ubiñas	$60,000	$109,400	—	$169,400

(1)

The amounts presented in this column represent compensation that was earned and paid as cash, including cash compensation of $57,500 that was deferred by Mr. Coleman and $17,500 that was deferred by Mr. Maffei into cash accounts pursuant to the terms of our Deferred Compensation Plan, described above.

(2)

Represents the aggregate grant date fair value of RSUs granted in fiscal 2013. Grant date fair value for RSUs is calculated using the closing price of our common stock on the grant date. For additional information regarding the valuation methodology for RSUs, see Note 14, “Stock-Based Compensation and Employee Benefit Plans”, to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013. Each non-employee director standing for re-election at the 2012 Annual Meeting received an RSU grant of 10,000 shares of EA common stock with a grant-date fair value of $109,400 based on a closing price of $10.94 for our common stock on the NASDAQ Global Select Market on the date of grant, July 26, 2012. The RSUs granted at the 2012 Annual Meeting vest in their entirety on July 26, 2013. The aggregate number of unvested RSUs held by each of our non-employee directors as of March 31, 2013 (the last day of fiscal 2013) was as follows: Mr. Coleman, 10,000; Mr. Hoag, 10,000; Mr. Huber, 10,625; Mr. Maffei, 10,000; Mr. Paul, 10,000; Mr. Probst, 10,000; Mr. Simonson, 10,000; and Mr. Ubiñas, 10,000.

(3)

As described above under “Stock Compensation”, our non-employee directors may elect to receive all or part of their cash compensation for a given quarter of the Board year in the form of EA common stock. Non-employee directors making such an election receive shares of common stock valued at 110 percent of the cash compensation they would have otherwise received. Such shares are awarded via the grant and immediate exercise of a stock option having an exercise price equal to the fair market value of our common stock on the date of grant, which is the first trading day of each quarter of the Board year. The only stock options granted to our directors during fiscal 2013 were to those directors electing to receive all or part of their cash compensation in the form of stock, as detailed in footnote 4 below. For additional information on the valuation methodology and assumptions used to calculate the fair value of stock options, see Note 14, “Stock-Based Compensation and Employee Benefit Plans,” of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013. The aggregate number of unexercised stock options held by each of our non-employee directors as of March 31, 2013 (the last day of fiscal 2013) was as follows: Mr. Coleman, 71,200; Mr. Huber, 19,600; Mr. Maffei, 107,866; Mr. Paul, 61,033; Mr. Probst, 741,100; Mr. Simonson, 50,200 and Ms. Srere, 55,200.

(4)

The following table presents the number of shares each director received in lieu of cash as a result of his or her elections during fiscal 2013 and the grant date fair value of the immediately exercised options:

Name	Grant Date	Exercise Price ($)	Shares Subject to Immediately Exercised Stock Options Grants	Grant Date Fair Value ($)
Jay C. Hoag	5/1/2012	15.54	1,018	15,820
	8/1/2012	11.68	1,531	17,882
	11/1/2012	13.00	1,375	17,875
	2/1/2013	16.19	1,104	17,874

				69,451
Jeffrey T. Huber	5/1/2012	15.54	1,018	15,820
	8/1/2012	11.68	1,413	16,504
	11/1/2012	13.00	1,269	16,497
	2/1/2013	16.19	1,019	16,498

				65,319
Gregory B. Maffei	5/1/2012	15.54	1,239	19,254

				19,254
Vivek Paul	5/1/2012	15.54	1,062	16,503
	8/1/2012	11.68	1,354	15,815
	11/1/2012	13.00	1,216	15,808
	2/1/2013	16.19	977	15,818

				63,944
Richard A. Simonson	8/1/2012	11.68	2,001	23,372
	11/1/2012	13.00	1,798	23,374
	2/1/2013	16.19	1,444	23,378

				70,124

(5)	Ms. Laybourne retired from the Board effective September 26, 2012.

(6)	Ms. Srere retired from the Board effective July 26, 2012.

PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE 2000 EQUITY INCENTIVE PLAN

The 2000 Equity Incentive Plan (“Equity Plan”), which was approved by the stockholders on March 22, 2000, continues EA’s program of providing equity incentives to eligible employees, officers and directors. We offer these incentives in order to assist in recruiting, retaining and motivating qualified employees, officers and directors. Since the Equity Plan’s adoption, 120,865,000 shares of common stock have been reserved for issuance. For more information regarding the Equity Plan, please read the summary of its material terms, as proposed to be amended, included as Appendix A of this Proxy Statement, and full text of the Equity Plan, as proposed to be amended, filed with the SEC on or about June 14, 2013.

We are proposing amendments to the Equity Plan that would:

•	Increase the number of shares authorized under the Equity Plan by 18,000,000 shares to a total of 138,865,000 shares.

We believe that alignment of the interests of our stockholders and our employees, officers and directors is best advanced through the issuance of equity incentives as a portion of their total compensation. In this way, we reinforce the link between our stockholders and our employees’, officers’ and directors’ focus on personal responsibility, creativity and stockholder returns. Equity incentives such as stock options and RSUs also play an important role in our recruitment and retention strategies, as the competition for creative and technical talent and leadership in our industry is intense.

While equity is a strategic tool for recruitment and retention, we also carefully manage stock option and RSU issuances and strive to keep the dilutive impact of the equity incentives we offer within a reasonable range. The proposal to increase the number of shares authorized by 18,000,000 was determined based on the results of an internal calculation of the cost of the Equity Plan based on a shareholder value transfer model used by some advisors; the current request of 18,000,000 shares, together with the total value of stock option and RSU awards outstanding, and shares available to grant under the Equity Plan as of May 20, 2013, represents less than 12% of our market capitalization.

During fiscal 2013, we granted stock options to purchase a total of 296,087 shares, 9,151,411 RSUs and performance-based RSUs with target vesting of 970,000 shares (of which a maximum of 200% of target or 1,940,000 shares could be earned if the highest level of performance is attained). Together, these grants of stock options, RSUs and performance-based RSUs (assuming target vesting) represented approximately 3.4% of our fiscal 2013 weighted average common shares outstanding; further, taking into consideration options, RSUs and performance-based RSUs that were cancelled, forfeited or expired during fiscal 2013, these grants represents approximately 1.7% of our fiscal 2013 weighted average common shares outstanding.

As of May 20, 2013, the Company had 7,220,236 outstanding stock options under all plans with a weighted average exercise price of $35.1966 and a weighted average remaining contractual life of 4.32 years. Also, as of that same date, there were 14,190,022 granted but unvested shares of restricted stock and RSUs, including all time-based RSUs, performance-based RSUs (including 1,173,339 performance-based RSUs that were granted at the maximum 200% of the number of shares targeted to vest), but excluding 114,000 RSUs awarded to directors that have vested but have been deferred and remain unreleased. As a result, as of May 20, 2013, the number of shares remaining available for future grant under all plans was 12,586,905 shares available for issuance as stock options or 8,802,031 shares available for issuance as restricted stock and RSUs. Going forward, we intend to continue to responsibly manage issuance of equity incentive awards under the Equity Plan.

Historically, we have made a significant portion of our equity grants in a given fiscal year in connection with our annual reviews and merit increases and we believe that an additional 18,000,000 shares is sufficient to support our equity incentive programs for approximately two years based on historical granting practices. However, our practice has been to propose an annual increase to the number of shares authorized under the Equity Plan based on the allowable industry limits under the shareholder value transfer model and it is expected that we will continue to follow this practice and request additional shares at the 2014 Annual Meeting.

The Equity Plan contains several features designed to protect stockholders’ interests. For example, the Equity Plan does not allow any options to be granted at less than 100 percent of fair market value, and the exercise price of outstanding options issued under the Equity Plan may not be reduced without stockholder approval. The Equity Plan does not contain an “evergreen” provision whereby the number of authorized shares is automatically increased on a regular basis. In addition, the Equity Plan prohibits us from loaning, or guaranteeing the loan of, funds to participants under the Equity Plan.

•

Provide that new employees of the Company may receive awards offered under the Equity Plan covering up to 4,000,000 shares per fiscal year, all of which may be granted as awards of stock options, restricted stock, RSUs, stock appreciation rights or any combination thereof.

The eligibility provisions of the Equity Plan currently have an annual award limitation for purposes of meeting certain requirements under section 162(m) of the Internal Revenue Code, whereby all eligible persons can receive awards covering up to a maximum of 2,000,000 shares per fiscal year (the “Annual Award Limit”). As proposed to be amended, new employees of the Company would be eligible to receive up to twice the amount of the Annual Award Limit.

We believe it is important to have the flexibility to set the amount of equity granted to our employees at a level that takes into consideration current market trends, stock values, the design of our performance-based equity program and our ability to attract and retain key employees. We believe that amending the eligibility provisions of the Equity Plan to increase the number of shares covered by awards to new employees to 4,000,000 per fiscal year will provide the Compensation Committee and the Board of Directors with the necessary flexibility to attract and recruit key employees by setting the equity component of compensation at appropriate and competitive levels.

New Plan Benefits

The amount and timing of awards under the Equity Plan are determined in the sole discretion of the Compensation Committee, as administrator, or the Board of Directors with respect to awards granted to the Chief Executive Officer, and cannot be determined in advance. Future awards under the Equity Plan to directors, executive officers and other employees are discretionary, and therefore not determinable at this time.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against the proposal.

The Board of Directors recommends a vote FOR the proposed amendments to the 2000 Equity Incentive Plan.

PROPOSAL 3: APPROVAL OF AN AMENDMENT OT THE 2000 EMPLOYEE STOCK PURCHASE PLAN

The 2000 Employee Stock Purchase Plan (the “Purchase Plan), which initially was approved by the stockholders on July 27, 2000, provides our employees with a convenient means of purchasing equity in the Company through payroll deductions. It also provides an incentive for continued employment. Since its adoption, 18,300,000 shares of common stock have been reserved for issuance under the Purchase Plan. The Purchase Plan is intended to qualify as a “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, for participants residing in the United States. For more information regarding the Purchase Plan, please read the summary of its material terms, as proposed to be amended, included as Appendix B of this Proxy Statement, and full text of the Purchase Plan, as proposed to be amended, filed with the SEC on or about June 14, 2013.

The following table presents information since the beginning of fiscal 2012 relating to the aggregate number of shares purchased under the Purchase Plan, as well as the number of employees who have participated in the Purchase Plan:

	Shares Purchased Pursuant to the Purchase Plan		No. of Employees Participating as of the Last Purchase Date in Fiscal Year

Fiscal 2012	2,387,941		3,863

Fiscal 2013	2,966,938		3,271

Fiscal 2014		(1)	4,007	(2)

(1)	Fiscal 2014 purchases under the 2000 Purchase Plan will be made in August 2013 and February 2014.

(2)

Represents estimated number of participants in the 2000 Purchase Plan as of May 20, 2013. Participants have the right to withdraw from the 2000 Purchase Plan at any time prior to a purchase date. The number of participants may increase or decrease prior to February 2014, the last purchase date in fiscal 2014.

We are proposing an amendment to the 2000 Employee Stock Purchase Plan that would:

•	Increase the number of shares authorized under the Purchase Plan by 7,000,000 shares to a total of 25,300,000 shares.

The proposed amendment would increase the number of shares authorized under the Purchase Plan by 7,000,000 to a total of 25,300,000, an amount that we expect will continue to permit all current and potential future employees to fully participate in the Purchase Plan through fiscal 2015. Accordingly, the proposal to increase the number of shares authorized under the Purchase Plan by 7,000,000 was determined based on the assumption that employee participation in the Purchase Plan and the number of shares purchased will remain consistent with historical levels noted in the table above. In addition, we determined the dilutive impact to stockholders of this share request of approximately 2.3% of fiscal 2013 weighted average common shares outstanding was within a reasonable range given the important role of the Purchase Plan to incentivize our employees and to encourage equity ownership, which serves to align their interests with our stockholders. If this share amount is approved by the stockholders, we do not anticipate asking stockholders to approve another share increase for the Purchase Plan until the 2015 Annual Meeting of Stockholders.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against the proposal.

The Board recommends a vote FOR the proposed amendment to the 2000 Employee Stock Purchase Plan.

PROPOSAL 4: ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to the compensation of our named executive officers (“NEOs”) for fiscal 2013. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices, as disclosed in this Proxy Statement.

We previously submitted advisory vote proposals in fiscal 2011 and fiscal 2012, and received majority stockholder support for the compensation of our NEOs in each of these years. In addition, prior to and following the 2012 Annual Meeting of Stockholders, we asked for and received feedback from our stockholders regarding the design of our compensation programs. This feedback focused primarily on the compensation of John Riccitiello, our former CEO. In light of this feedback, the basic principles and structure of our NEO compensation programs did not change; however, we made several modifications to the fiscal 2013 cash and equity incentives of Mr. Riccitiello in response to stockholder feedback. Mr. Riccitiello resigned as CEO on March 18, 2013. These changes and the severance to be paid to Mr. Riccitiello in connection with his termination of employment prior to the end of fiscal 2013 are described in detail below in the “Compensation Discussion and Analysis” section of this Proxy Statement at pages 29 through 44. We encourage you to read the “Compensation Discussion and Analysis” for additional details on our executive compensation programs and the fiscal year 2013 compensation of our NEOs.

The core principles of our compensation programs are designed to align our NEOs with the interests of our stockholders through incentives tied to the annual financial and strategic objectives of the Company and the creation of long-term stockholder value. We believe our compensation programs and policies for fiscal 2013 were consistent with our core compensation principles, supported by compensation governance practices and are worthy of continued stockholder support.

Accordingly, we ask for our stockholders to indicate their support for the compensation paid to our NEOs, by voting “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers for fiscal 2013, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures in this Proxy Statement.”

Although the vote is advisory and non-binding, our Board of Directors and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in evaluating the future compensation of our NEOs.

Advisory Vote and Board of Director’s Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against the proposal.

The Board recommends a vote FOR the approval of the foregoing resolution.

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF KPMG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has audited the financial statements of EA and its consolidated subsidiaries since fiscal 1987. The Board of Directors, through the Audit Committee, has appointed KPMG LLP as EA’s independent auditors for the fiscal year ending March 31, 2014. The Audit Committee and the Board of Directors believe that KPMG LLP’s long-term knowledge of EA and its subsidiaries is valuable to the Company as discussed further below. Representatives of KPMG LLP have direct access to members of the Audit Committee and the Board of Directors. We expect one or more representatives of KPMG LLP to attend the Annual Meeting in order to respond to appropriate questions from stockholders.

Ratification of the appointment of KPMG LLP as our independent auditors is not required by our bylaws or otherwise. The Board of Directors has determined to submit this proposal to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will review their future selection of auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and the stockholders.

Fees of Independent Auditors

The aggregate fees billed for the last two fiscal years for each of the following categories of services are set forth below:

Description of Fees	Year Ended March 31, 2013	Year Ended March 31, 2012
Audit Fees(1)
– Worldwide audit fee	$4,737,000	$4,486,000
– Accounting concurrence and regulatory matters	50,000	86,000

Total audit fees	4,787,000	4,572,000
Audit-Related Fees(2)	20,000	350,000
Tax Fees(3)
– Compliance	386,000	533,000
– Acquisition-related due diligence	55,000	549,000

Total tax fees	441,000	1,082,000

Total All Fees	$5,248,000	$6,004,000

(1)

Audit Fees: This category includes the annual audit of the Company’s financial statements and internal controls over financial reporting (including quarterly reviews of financial statements included in the Company’s quarterly reports on Form 10-Q), and services normally provided by the independent auditors in connection with regulatory filings. This category also includes consultation on matters that arose during, or as a result of the audit or review of financial statements, statutory audits required for our non-US subsidiaries, and services associated with our periodic reports and other documents filed with the SEC and foreign filings, as well as Sarbanes-Oxley Section 404 compliance consultation.

(2)

Audit-Related Fees: This category consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services may include employee benefit plan audits, accounting consultations in connection with transactions, and merger and acquisition due diligence. In fiscal year 2013, these fees relate to acquisition-related financial due diligence. In fiscal year 2012, these fees related to acquisition-related financial due diligence and services rendered in connection with the issuance of 0.75% Convertible Senior Notes due 2016.

(3)

Tax Fees: This category includes compliance services rendered for U.S. and foreign tax compliance and returns, and transfer pricing documentation, as well as planning and advice, which consists primarily of technical tax consulting and acquisition-related tax due diligence.

Services Provided by the Independent Auditor

KPMG LLP audits our consolidated operations and provides statutory audits for 35 legal entities within our international corporate structure. Having one audit firm with a strong global presence responsible for these audits ensures that a coordinated approach is used to address issues that may impact our businesses across multiple geographies and legal entities. Few audit firms have the knowledge of our sector and the capability of servicing our global audit requirements. KPMG LLP has the geographical scope that our operations require and the accounting expertise in the matters relevant to our sector. In addition, KPMG LLP’s experience working with the Company gives them the institutional knowledge to understand our operations and processes, which we believe helps them address the relevant issues and improves the quality of the audit.

In appointing KPMG LLP as our independent auditors for fiscal 2014, the Audit Committee and the Board of Directors have considered the performance of KPMG LLP in fiscal 2013, as well as in prior years, and have taken into account the alternative options available to the Company. The Audit Committee and the Board of Directors have determined that it is in the best interest of the Company to continue KPMG LLP’s engagement.

We believe the experience and expertise held by the members of the Audit Committee give them the necessary skills to evaluate the relationship between the Company and its independent auditors and to oversee auditor independence. In addition, the Audit Committee is empowered under its charter to obtain advice and assistance from outside legal, accounting and other advisors as it deems appropriate.

At each meeting of the Audit Committee, Company management is provided the opportunity in private session with the Committee to discuss any issues relating to KPMG LLP’s engagement. Similarly, KPMG LLP regularly meets in a private session with the Audit Committee with no members of Company management present. In addition, Company management and members of the Audit Committee regularly participate in a survey to evaluate KPMG LLP’s performance, which is administered by an independent third party. Information collected from this survey is reviewed by a KPMG LLP partner unaffiliated with the Company’s engagement to address any issues raised.

Audit Partner Rotation

Our KPMG LLP lead audit partner and concurring audit partner have been working on the Company’s audit since the first quarter of fiscal 2011 and the second quarter of fiscal 2010, respectively. Both audit partners may serve a maximum of five years on the Company’s audit. Candidates are proposed by KPMG LLP based on their expertise and experience and are vetted by Company management and a recommendation is made to the Audit Committee. The Audit Committee has final approval of the lead audit partner and the concurring audit partner.

Pre-approval Procedures

The Audit Committee is required to pre-approve the engagement of, and has engaged, KPMG LLP to perform audit and other services for the Company and its subsidiaries. The Company’s procedures for the pre-approval by the Audit Committee of all services provided by KPMG LLP comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. The audit engagement is specifically approved and the auditors are retained by the Audit Committee. In some cases, pre-approval for a particular category or group of services is provided by the Audit Committee for up to a year, subject to a specific budget and to regular management reporting. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services up to a specified dollar limit, and such pre-approvals are then communicated to the full Audit Committee. The Audit Committee reviews quarterly the status of all pre-approved services to date and approves any new services to be provided.

In determining whether to approve additional non-audit services, the Audit Committee considers the level of non-audit fees incurred to date as a percentage of the total annual fees paid to KPMG LLP. In addition, the Audit Committee considers additional factors to assess the potential impact on auditor independence of KPMG LLP performing such services, including whether the services are permitted under the rules and recommendations of the Public Company Accounting Oversight Board, the American Institute of Certified Public Accountants, and the NASDAQ Stock Market, whether the proposed services are permitted under EA’s policies, and whether the proposed services are consistent with the principles of the SEC’s auditor independence rules. The Company also annually confirms with each of its directors and executive officers whether there are any relationships that they are aware of with KPMG LLP that may impact the auditor independence evaluation. The Audit Committee considered and determined that fees for services other than audit and audit-related services paid to KPMG LLP in fiscal 2013 are compatible with maintaining KPMG LLP’s independence.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against the proposal.

The Board of Directors recommends a vote FOR the ratification of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2014.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that EA specifically incorporates it by reference into a filing.

The Audit Committee of the Board of Directors operates under a written charter, which was most recently amended in May 2006. The Audit Committee is currently comprised of four non-employee directors, each of whom in the opinion of the Board of Directors meets the current independence requirements and financial literacy standards of the NASDAQ Stock Market Rules, as well as the independence requirements of the Securities and Exchange Commission. During fiscal 2013, the Audit Committee consisted of Gregory B. Maffei, Jeffrey T. Huber (from June 15, 2012), Vivek Paul (until June 14, 2012) and Luis A. Ubiñas. Since May 16, 2013, the Audit Committee has been comprised of Richard A. Simonson, Jeffrey T. Huber, Gregory B. Maffei and Denise F. Warren. In the opinion of the Board of Directors, Mr. Simonson and Mr. Maffei each meets the criteria for an “audit committee financial expert” as set forth in applicable SEC rules, as well as the above-mentioned independence requirements.

EA’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. EA’s independent registered public accounting firm, KPMG LLP (“independent auditors”), is responsible for performing an independent audit of the Company’s (i) financial statements and expressing an opinion as to the conformity of the financial statements with U.S. generally accepted accounting principles, and (ii) internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board and issuing a report thereon.

The function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities relating to the integrity of EA’s accounting policies, internal controls and financial reporting. The Audit Committee reviews EA’s quarterly and annual financial statements prior to public earnings releases and submission to the SEC; reviews and evaluates the performance of EA’s internal audit function; reviews and evaluates the performance of EA’s independent auditors; consults with the independent auditors and EA’s internal audit function regarding internal controls and the integrity of the Company’s financial statements; assesses the independence of the independent auditors; and is responsible for the selection of the independent auditors. In this context, the Audit Committee has met and held discussions with members of management, EA’s internal audit function and the independent auditors. Company management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Company management has also represented to the Audit Committee that the Company’s internal control over financial reporting was effective as of the end of the Company’s most recently-completed fiscal year, and the Audit Committee has reviewed and discussed the Company’s internal control over financial reporting with management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality and acceptability of the Company’s financial reporting process and internal controls. The Audit Committee has also discussed with the Company’s independent auditors the overall scope and plans for their annual audit and reviewed the results of that audit with management and the independent auditors.

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Public Company Accounting Oversight Board. The Audit Committee has also considered whether the provision of any non-audit services (as described above under “Proposal 5: Ratification of the Appointment of KPMG LLP, Independent Registered Public Accounting Firm” — “Fees of Independent Auditors”) and the employment of former KPMG LLP employees by the Company are compatible with maintaining the independence of KPMG LLP.

The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and independent auditors.

In reliance on the reviews and discussions referred to in this report and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited consolidated balance sheets of the Company as of each of the last two years ended March 31, 2013 and the audited consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows of the Company for each of the last three years ended March 31, 2013 be included for filing with the SEC in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013. The Audit Committee has also approved the selection of KPMG LLP as the Company’s independent auditors for fiscal 2014.

AUDIT COMMITTEE

Richard A. Simonson (Chairman)

Jeffrey T. Huber

Gregory B. Maffei

Denise F. Warren

PRINCIPAL STOCKHOLDERS

The following table shows, as of May 23, 2013, the number of shares of our common stock owned by our directors, executive officers named in the “Fiscal 2013 Summary Compensation Table” below, our current directors and executive officers as a group, and beneficial owners known to us holding more than five percent of our common stock. As of May 23, 2013, there were 305,375,321 shares of our common stock outstanding. Except as otherwise indicated, the address for each of our directors and executive officers is c/o Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065.

Stockholder Name	Shares Owned(1)	Right to Acquire(2)	Percent of Outstanding Shares(3)
Fidelity Management & Research Company(4)	38,333,041	—	12.5
Manning & Napier Advisors, LLC(5)	23,347,754	—	7.6
PRIMECAP Management Company(6)	22,032,249	—	7.2
The Vanguard Group(7)	18,692,639	—	6.1
Jay C. Hoag(8)	11,398,932	—	3.7
Lawrence F. Probst III(9)	708,071	741,100	*
John S. Riccitiello(10)	557,950	977,880	*
Frank D. Gibeau	266,155	600,000	*
Patrick Söderlund	118,691	135,800	*
Kenneth A. Barker	84,646	50,000	*
Andrew Wilson	53,391	40,000	*
Jeffrey T. Huber	38,656	19,600	*
Vivek Paul	21,597	85,333	*
Gregory B. Maffei	16,197	82,166	*
Richard A. Simonson	15,036	74,500	*
Leonard S. Coleman	10,896	94,800	*
Blake Jorgensen	—	—	*
Luis A. Ubiñas	—	17,500	*
Denise F. Warren	—	—	*
All executive officers and directors as a group (19) persons(11)	13,373,805	3,583,679	5.5

*	Less than 1%

(1)

Unless otherwise indicated in the footnotes, includes shares for which the named person has sole or shared voting and investment power. Excludes shares that may be acquired through stock option exercises.

(2)

Includes (a) shares of common stock that may be acquired through stock option exercises within 60 days of May 23, 2013, (b) in the case of each of Messrs. Maffei, Paul and Simonson, reflects 24,300 RSUs that have vested but have been deferred, (c) in the case of Mr. Coleman, reflects 23,600 RSUs that have vested but have been deferred, and (d) in the case of Mr. Ubiñas, reflects 17,500 RSUs that have vested but have been deferred.

(3)	Calculated based on the total number of shares owned plus the number of shares that may be acquired through stock option exercises and the release of vested RSUs within 60 days of May 23, 2013.

(4)

As of March 31, 2013, based on information contained in a report on Form 13F filed with the SEC on May 15, 2013 by FMR LLC. The address for Fidelity Management & Research Company is 245 Summer Street, Boston, MA 02210.

(5)

As of March 31, 2013, based on information contained in a report on Form 13F filed with the SEC on April 19, 2013 by Manning & Napier Advisors, LLC. The address of Manning & Napier Advisors, LLC is 290 Woodcliff Drive, Fairport, NY 14450.

(6)

As of March 31, 2013, based on information contained in a report on Form 13F filed with the SEC on May 14, 2013 by Primecap Management Company. The address for Primecap Management Company is 225 South Lake Ave, Suite 400, Pasadena, CA 91101.

(7)

As of March 31, 2013, based on information contained in a report on Form 13F filed with the SEC on April 15, 2013 by The Vanguard Group. The address for The Vanguard Group is PO Box 2600, Valley Forge, PA 19482-2600.

(8)

Represents (a) 1,033 shares of common stock held by Mr. Hoag; and (b) 11,397,899 shares of common stock held by entities affiliated with Technology Crossover Ventures as follows: (i) 3,037 shares of common stock held by TCV Management 2004, L.L.C. (“TCV Management 2004”), (ii) 3,037 shares of common stock held by TCV VI Management, L.L.C. (“TCV VI Management”), (iii) 10,150 shares of common stock held by TCV VII Management, L.L.C. (“TCV VII Management”), (iv) 1,959,665 shares of common stock held by TCV V, L.P., (v) 1,982,198 shares of common stock held by TCV VI, L.P., (vi) 4,834,140 shares of common stock held by TCV VII, L.P., (vii) 2,510,484 shares of common stock held by TCV VII (A), L.P., and (viii) 95,188 shares of common stock held by TCV Member Fund, L.P. (together with TCV V, L.P., TCV VI, L.P., TCV VII, L.P. and TCV VII (A), L.P., the “TCV Funds”). Jay C. Hoag, a director of the Company, is a member of each of TCV Management 2004, TCV VI Management, and TCV VII Management but disclaims beneficial ownership of the shares held by such entities except to the extent of his pecuniary interest therein. Mr. Hoag is a Class A Member of Technology Crossover Management V, L.L.C. (“TCM V”), which is the sole general partner of TCV V, L.P. Together with three other individual Class A Members, Mr. Hoag shares voting and dispositive power with respect to the shares beneficially owned by TCV V, L.P. Mr. Hoag, TCM V and the Class A Members disclaim beneficial ownership of any shares held by TCV V, L.P. except to the extent of their respective pecuniary interests therein. Mr. Hoag is a Class A Member of Technology Crossover Management VI, L.L.C. (“TCM VI”), which is the sole general partner of TCV VI, L.P. Together with four other individual Class A Members, Mr. Hoag shares voting and dispositive power with respect to the shares beneficially owned by TCV VI, L.P. Mr. Hoag, TCM VI and the Class A Members disclaim beneficial ownership of any shares held by TCV VI, L.P. except to the extent of their respective pecuniary interests therein. Mr. Hoag is a Class A Director of Technology Crossover Management VII, Ltd. (“Management VII”) and a limited partner of Technology Crossover Management VII, L.P. (“TCM VII”). Management VII is the sole general partner of TCM VII, which is the sole general partner of TCV VII, L.P. and TCV VII (A), L.P. Together with eight other individual Class A Directors, Mr. Hoag shares voting and dispositive power with respect to the shares beneficially owned by TCV VII, L.P. and TCV VII (A), L.P. Mr. Hoag, Management VII, TCM VII and the Class A Members disclaim beneficial ownership of any shares held by TCV VII, L.P. and TCV VII (A), L.P. except to the extent of their respective pecuniary interests therein. Mr. Hoag is a limited partner of TCV Member Fund, L.P., a Class A Member of TCM V and TCM VI, and a Class A Director of Management VII. Each of TCM V, TCM VI, and Management VII is a general partner of TCV Member Fund, L.P. Mr. Hoag may be deemed to beneficially own the shares held by TCV Member Fund, L.P. but disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for Mr. Hoag, TCV Management 2004, TCV VI Management, TCV VII Management, TCM VII and the TCV Funds is c/o Technology Crossover Ventures, 528 Ramona Street, Palo Alto, CA 94301.

(9)

Includes 73,238 shares of common stock held by Mr. Probst’s grantor’s retained annuity trust, in which 29,295 shares are held in trust for Lawrence F. Probst IV and 43,943 shares are held in trust for Scott Probst; 16,669 shares of common stock are held by Mr. Probst’s spouse; and 469,713 shares of common stock are held by the Probst Family LP, of which Mr. Probst is a partner.

(10)	Mr. Riccitiello resigned as EA’s Chief Executive Officer, effective March 29, 2013 and entered into a Separation Agreement with EA dated March 25, 2013.

(11)	Includes all executive officers and directors of EA as of May 23, 2013.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the fiscal 2013 compensation paid to our named executive officers ( “NEOs”), the compensation decisions made by our Compensation Committee (the “Committee”), and the financial, strategic, and operational performance factors that guided those decisions. Our NEOs for fiscal 2013 were:

•	Lawrence F. Probst III, Executive Chairman;

•	Blake Jorgensen, Executive Vice President, Chief Financial Officer;

•	Frank D. Gibeau, President, EA Labels;

•	Patrick Söderlund, Executive Vice President, EA Games Label;

•	Andrew Wilson, Executive Vice President, EA Sports;

•	Kenneth A. Barker, Senior Vice President, Chief Accounting Officer, and former Interim Chief Financial Officer; and

•	John S. Riccitiello, former Chief Executive Officer (“CEO”).

EXECUTIVE SUMMARY

The core principles that guide our compensation programs seek to align the interests of our NEOs with the interests of our stockholders. Accordingly, individual compensation decisions and the financial incentives that we establish are designed to link NEO compensation to the annual financial and strategic performance of the Company and the creation of long-term stockholder value. The specific decisions made for fiscal 2013 reflect these principles, as well as input we received from our stockholders and are discussed in this Compensation Discussion and Analysis.

While the basic principles and structure of our NEO compensation programs did not change for fiscal 2013, the Board made several key modifications to the cash and equity incentives of our former CEO, John Riccitiello. Those changes were motivated, in part, by feedback we received from our stockholders, prior to and after the 2012 Annual Meeting of Stockholders; this feedback was primarily focused on Mr. Riccitiello’s compensation. For fiscal 2013, we modified Mr. Riccitiello’s cash and equity incentives to place additional focus on the Company’s relative total shareholder return (“TSR”) and approved a bonus structure that was formulaic and based on the attainment of pre-set financial goals and operational objectives.

In fiscal 2013, the Company continued to execute on our multi-year strategy to transform from a business predominately based on packaged goods sales to a business that is centered on the digital distribution of interactive entertainment directly to consumers. Although we achieved significant growth in digital revenue for the fourth consecutive year, and accomplished many of our operational objectives, the Company’s overall performance was mixed as we did not achieve the Company-wide financial goals that we set at the beginning of the fiscal year. The compensation decisions we made for our NEOs in fiscal 2013 reflect these mixed results. Most significantly, Mr. Riccitiello resigned as CEO, citing his personal accountability for failing to execute the Company’s fiscal 2013 operating plan successfully.

The Company entered into a separation agreement (“Separation Agreement”) with Mr. Riccitiello, which included cash and equity severance components to be paid over time and, where applicable, in alignment with the performance of the Company. The Board determined that this severance arrangement was consistent with market practice, and appropriate given Mr. Riccitiello’s role in driving key strategic initiatives during his tenure that positioned the Company to take advantage of future opportunities beyond fiscal 2013. The terms of Mr. Riccitiello’s severance arrangement are described in more detail in the “Individual NEO Compensation” section below.

Lawrence F. Probst III was appointed Executive Chairman while the Company conducts a search for a permanent CEO to replace Mr. Riccitiello.

Fiscal 2013 Financial and Operational Highlights

The Company continued to make progress on a number of key operational and strategic goals for 2013 including:

•

Continuing our Digital Transformation — Our non-GAAP digital revenues increased by 36% over the prior year driven by (1) online-delivered content and services such as FIFA and Madden Ultimate Team and the Battlefield 3 Premium subscription service and (2) strength in mobile with hits such as The Simpsons Tapped Out and Real Racing 3.

•

Continuing to Deliver Blockbuster Titles such as FIFA 13, Madden NFL 13, and Need for Speed: Most Wanted. For fiscal 2013, EA had two of the top five and five of the top 20 games in North America and Europe (combined) on high-definition platforms (PC, Xbox 360 and PlayStation 3).

•

Preparing for Next-generation Console Platforms – We continued to invest in next-generation console technologies and content, including next-generation editions of our two biggest franchises, FIFA and Battlefield, which will position the Company well in the transition to new console platforms.

In January 2013, we revised down the fiscal year non-GAAP earnings per share guidance and our fiscal year financial results came in at the low end of our revenue guidance and slightly below our revised earnings per share guidance.

COMPENSATION PRINCIPLES AND STRUCTURE

Our compensation programs are designed to motivate our NEOs to achieve financial, strategic, and operational objectives and to create long-term stockholder value. The programs are guided by a compensation philosophy based on three core principles, with each of these principles intended to promote a pay-for-performance approach to executive compensation:

•

Principle 1 — Cash Compensation: A significant portion of each NEO’s cash compensation should be at risk based on the annual financial and operational performance of the Company and, where applicable, the NEO’s business unit;

•

Principle 2 — Equity Compensation: A significant portion of each NEO’s total compensation should be provided in the form of long-term equity to enhance alignment between the interests of our NEOs and our stockholders and to promote long-term retention of a strong leadership team in an industry that is highly competitive for executive talent; and

•

Principle 3 —Target Total Direct Compensation: The target total direct compensation package for each NEO should be consistent with market practices for executive talent, as well as each NEO’s individual experience, responsibilities and performance.

We believe these principles promote the long-term profitability and growth of the Company and help align compensation with the long-term interests of the Company’s stockholders. These principles guide the Committee and the design of the Company’s executive compensation programs and are reflected in the Company’s compensation programs for fiscal 2013 as follows:

Principle 1 — Cash Compensation: The cash compensation of each NEO consists of a market competitive base salary and the opportunity to earn an annual cash bonus. Each NEO is assigned a target bonus opportunity (expressed as a percentage of base salary). In aggregate, cash bonuses represent approximately half of our NEOs’ targeted cash compensation, and serve to put a significant portion of their cash compensation at risk.

In fiscal 2013, our performance was mixed. We achieved a number of key objectives, but missed important financial goals, as discussed above in “Fiscal 2013 Financial and Operational Highlights”. This performance led to the funding of an overall Company bonus pool at 71% and aggregate annual bonus award payouts to our eligible NEOs of 36% of their target bonus opportunity. Individual award details are described in the “Individual NEO Compensation” sections below.

Principle 2 — Equity Compensation: Approximately three quarters of the aggregate target compensation of our NEOs for fiscal 2013 was provided in the form of equity.

Annual Equity Awards

In fiscal 2013, the Committee approved annual equity awards to certain NEOs based on eligibility criteria at the time of grant. The Board approved all equity awards granted to our former CEO. These awards were targeted as 50% performance-based RSUs and 50% time-based RSUs with a three-year pro rata vesting schedule. We granted a mix of performance-based RSUs and RSUs to our NEOs to balance pay-for-performance equity incentives with the retentive value of time-based awards. The number of performance-based RSUs and RSUs awarded to each NEO was determined by a variety of factors including: role within the Company, individual performance, the value of unvested equity, the grant date value of the award, actual compensation realized, market practices, and internal alignment with other executive officers.

Performance-Based RSUs

For the past two fiscal years, we have granted performance-based RSUs as a component of the annual equity awards to executive officers at the level of Executive Vice President and above, excluding new hires. The vesting of these performance-based RSUs is based on the Company’s TSR relative to the performance of each of the companies in the NASDAQ-100 over one-year, two-year and three-year measurement periods. These measurement periods are intended to incent and reward NEOs for Company performance in both the short- and long-term. Up to one-third of the total number of performance-based RSUs granted may vest following each of the three measurement periods. For each measurement period, if the Company’s TSR is at the 60th percentile of the companies in the NASDAQ-100, 100% of the target number of shares will vest. If the Company’s TSR is above the 60th percentile, the number of shares that vest will increase by 3% for each percentile above the 60th (up to a maximum of 200% of target shares vesting). If the Company’s TSR is below the 60th percentile, for each percentile below the 60th, the number of shares that vest will decrease by 2%. This vesting methodology is referred to as the “performance-based RSU vesting scale” throughout this Compensation Discussion and Analysis.

During fiscal 2013, our NEOs were eligible to earn up to one-third of the performance-based RSUs granted in fiscal 2012, based on the Company’s TSR for fiscal 2012 through 2013 and one-third of the performance-based RSUs granted in fiscal 2013, based on the Company’s TSR for fiscal 2013. The TSR percentile of the Company and corresponding percentage of the target number of performance-based RSUs vesting are shown in the table below.

Vesting Dates
		May 2012	May 2013	May 2014	May 2015
Fiscal 2012 Performance-Based RSU Award	Measurement Period	Fiscal 2012	Fiscal 2012 – 2013	Fiscal 2012 –2014
	TSR Percentile	42nd	31st	To Be Determined
	Percent of Target Shares Vesting	64%	42%
Fiscal 2013 Performance-Based RSU Award	Measurement Period		Fiscal 2013	Fiscal 2013 –2014	Fiscal 2013 –2015
	TSR Percentile		64th	To Be Determined	To Be Determined
	Percent of Target Shares Vesting		112%

Retention Equity Awards

In fiscal 2013, the Company continued to experience significant recruiting pressure from our peer companies, start-up companies and large diversified technology and entertainment companies. The Committee looked at a number of alternatives to help promote long-term retention and decided to grant additional time-based RSUs to eight members of our Company-wide executive team during fiscal 2013, including three NEOs (Mr. Gibeau, Mr. Wilson and Mr. Söderlund). One hundred-percent of these RSUs will vest on May 18, 2015. The Committee elected to use a longer-term vesting schedule to promote retention of these executives during the execution of significant strategic Company initiatives, including the transition to next-generation consoles, our own platform development, and our continued expansion of digital revenue opportunities. The retention awards were granted to our NEOs in July 2012, following stockholder approval of an amendment to the 2000 Equity Incentive Plan at the Company’s 2012 Annual Meeting.

Supplemental CEO Performance-Based RSU Award

In October 2012, the Board of Directors, based on a recommendation from the Committee, granted our then CEO, Mr. Riccitiello, a supplemental performance-based RSU award with a target vesting of 300,000 shares. For Mr. Riccitiello, the actual number of shares earned was to be determined utilizing the performance-based RSU vesting scale based on the Company’s TSR compared to the NASDAQ-100 over a single measurement period from August 1, 2012 through March 28, 2015. The measurement period was selected taking into consideration the grant date, the desire for a longer measurement period and performance-based compensation requirements under Section 162(m) of the Internal Revenue Code. The Board approved the supplemental performance-based RSU award to provide additional alignment between Mr. Riccitiello’s compensation and the Company’s long-term stock price performance, and to better align his equity and total target compensation with market practices. Mr. Riccitiello resigned from the Company effective March 29, 2013, and this award was cancelled in its entirety upon his termination of employment.

Principle 3 — Target Total Direct Compensation: We awarded total direct compensation to our NEOs for fiscal 2013 consistent with market practices, each NEO’s role and experience and the prevailing business environment. Total direct compensation has three components: base salary, annual cash bonus and equity awards. When setting the fiscal 2013 base salaries and target bonus opportunities for our NEOs, the Committee generally targeted the 50th to 75th percentiles of the market range of comparable companies, and for our annual equity awards, we targeted the 75th percentile. While we generally target each component at these levels, the actual base salary, bonus, and equity compensation awarded to an NEO may be above or below these levels and is determined based on the Company’s financial performance, the financial and operating performance of each NEO’s business unit (if applicable), individual performance, market trends, and other factors unique to each individual.

The Committee also considers the aggregate value of all three total direct compensation components, and generally targets the 50th to 75th percentile of the market for total direct compensation. When necessary for retention, succession planning, or recognition of outstanding performance, the Committee may approve exceptional compensation programs for select key executives that could result in target total direct compensation above our targeted range.

THE COMMITTEE’S PROCESS FOR DETERMINING AND REVIEWING NEO COMPENSATION

For fiscal 2013, the Committee reviewed and approved the total direct compensation of each of our NEOs (other than for Mr. Riccitiello) in consultation with members of Company management and Compensia, the independent compensation consulting firm retained by the Committee. Mr. Riccitiello’s compensation was approved by the Board, also in consultation with Compensia.

TIMELINE OF FISCAL 2013 COMPENSATION DECISIONS

		Committee	Board of Directors

November 2011	Selection of peer group for fiscal 2013 compensation benchmarking	Approved	Not Applicable

February 2012	Fiscal 2013 compensation benchmarking	Reviewed	Not Applicable

May/June 2012	NEOs’ fiscal 2013 salaries, target bonuses, annual equity awards and retention awards (other than CEO)	Approved	Not Applicable

June 2012	Former CEO’s fiscal 2013 salary, target bonus, and annual equity award	Recommended	Approved

September 2012	Former CEO’s supplemental performance-based equity grant	Reviewed	Approved

March 2013	Former CEO’s Separation Agreement	Reviewed	Approved

March 2013	Executive Chairman compensation	Reviewed	Approved

May 2013	NEOs’ bonus awards for fiscal 2013	Approved	Not Applicable

Selection of Peer Group

To assess market compensation practices, each year the Committee selects a group of comparable companies (“peer group”) to use as a reference for compensation decisions. As we compete for talent across various industries, our peer group comprises companies across related industries with comparable revenue, market capitalization, geographic markets, financial performance and/or expected growth rates. In the third quarter of fiscal 2012 (November 2011), the Committee selected the following peer group to use as a reference for fiscal 2013 compensation decisions.

FISCAL 2013 PEER GROUP

Videogame	Technology/Internet	Entertainment	Toys/Games
• Activision Blizzard	• Adobe Systems	• Discovery Communications	• Hasbro
• Take-Two Interactive	• Expedia	• Lions Gate Entertainment	• Mattel
• Zynga	• IAC/Interactive Corp.
• Intuit
• Salesforce.com
• Symantec
• Yahoo!

In the third quarter of fiscal 2013 (November 2012), this peer group was re-assessed to determine if any changes were appropriate for benchmarking fiscal 2014 compensation decisions. As a result of this assessment, the following modifications were made to the peer group:

•	Removals: Take-Two Interactive was removed as it no longer had comparable revenue.

•

Additions: Autodesk and LinkedIn Corporation were added, as they are San Francisco Bay Area software companies that directly compete with us for executive talent. AMC Networks Inc. and Priceline were also added, as they are similarly sized companies in the entertainment and technology/internet industries, who also compete with EA for executive talent.

Compensation Benchmarking

In February 2012, Compensia conducted a comprehensive analysis of our executive compensation programs using publicly available information on our peer group, data from the Radford High Technology Executive Compensation Survey and data from the Croner Software Games Survey. The analysis included a comparison of the base salary, bonus target, total cash, long-term incentives and total compensation of each of our executive-level positions against similar positions in our peer group. Each compensation element was evaluated against peer group compensation at multiple percentile levels, including the 50th and the 75th percentiles. Where sufficient market data for our peer group was not available, Compensia used data from a broader group of similarly sized technology companies. Compensia provided the Committee with their findings in February 2012 to be used as a reference for making compensation decisions for fiscal 2013.

Determining NEOs’ Fiscal 2013 Salaries, Target Bonuses, and Equity Grant Recommendations

In May and June 2012, the Committee reviewed and approved base salary, target cash bonus and equity award recommendations for each of our NEOs for fiscal 2013 (other than the CEO). These decisions were made after consideration of the following factors, where applicable:

•	The Company’s compensation philosophy and principles discussed in this Compensation Discussion and Analysis;

•	The financial, strategic and operational performance of the Company and the NEO’s relevant business unit (as applicable);

•	Each NEO’s individual performance;

•	An internal comparison of each NEO’s compensation;

•	Peer group market data provided by Compensia;

•	Current unvested equity holdings;

•	Realized value of compensation; and

•	The importance of each NEO’s role with respect to the Company’s long-term strategic initiatives.

Determining CEO’s Fiscal 2013 Salary, Target Bonus, and Equity Grant Recommendations

For our former CEO, Mr. Riccitiello, the compensation-setting process differed from our other NEOs. The first step in this process was a fiscal 2012 performance review, which was conducted by the Nominating and Governance Committee of the Board of Directors, taking into consideration the Company’s financial and operational performance, as well as Mr. Riccitiello’s individual performance. That review was provided to the Committee, which then developed compensation recommendations for Mr. Riccitiello with the assistance of Compensia. The compensation recommendations and performance review were then presented to the Board, which subsequently approved Mr. Riccitiello’s fiscal 2013 base salary, target cash bonus opportunity, and equity award. In September 2012, the Committee, assisted by Compensia, developed a recommendation for a supplemental performance-based equity award for Mr. Riccitiello. The recommendation was presented to the Board of Directors, which then approved the award to be granted in October 2012.

INDIVIDUAL NEO COMPENSATION

Mr. Probst

On March 18, 2013, Mr. Probst was appointed as the Company’s Executive Chairman in addition to his role as Chairman of the Board of Directors. Mr. Probst was previously employed by the Company from 1984 to September 2008 and served as the Company’s Chief Executive Officer from May 1991 until April 2007.

Base Salary and Bonus Target: Following his appointment as Executive Chairman in March of 2013, the Board of Directors approved an annual base salary of $1,030,000 for Mr. Probst. This is consistent with the base salary paid to Mr. Riccitiello, our former CEO. In addition, the Board reserved the option to award Mr. Probst a one-time discretionary bonus, with the amount, if any, to be determined at the end of his term.

Mr. Gibeau

Mr. Gibeau currently serves as the President of EA Labels and is responsible for leading all of the Company’s development activities including product development, worldwide product management of packaged goods and online offerings for EA SPORTS, EA Games, Maxis, PopCap and our All Play studios. Mr. Gibeau was promoted into this role in August 2011.

Base Salary and Bonus Target: In the first quarter of fiscal 2013, the Committee elected to increase Mr. Gibeau’s base salary by 13%, while his bonus target percentage remained unchanged at 100% of his annual base salary. Mr. Gibeau’s base salary was increased as a result of his individual performance, his increased responsibilities as President of EA Labels, and to better align his cash compensation with the market.

Cash Bonus Award: In fiscal 2013, Mr. Gibeau was eligible for an annual cash bonus. Prior to being awarded a bonus, Mr. Gibeau requested that he not be awarded a bonus for fiscal 2013 due to the mixed financial and operational results of the EA Labels in fiscal 2013. The Committee approved this request.

Equity Awards: In June 2012, Mr. Gibeau was granted performance-based RSUs with a target vesting of 100,000 shares. In July 2012, Mr. Gibeau was granted the time-based portion of his annual equity award of 100,000 RSUs with a three year pro-rata vesting schedule and an additional retention award of 300,000 time-based RSUs, which will “cliff vest” in May 2015. The time-based RSUs were granted in July as they were approved by the Committee contingent upon stockholder approval of an amendment to the 2000 Equity Incentive Plan at the 2012 Annual Meeting of Stockholders. The time-based equity awards granted to Mr. Gibeau in fiscal 2013 utilized both annual vesting over three years and a long-term “cliff vesting” to deliver value in years one and two, while emphasizing retention through three years. As a result, 73% of the target equity shares granted to Mr. Gibeau in fiscal 2013 will be eligible to vest in fiscal 2016.

As a result of these decisions, Mr. Gibeau’s fiscal 2013 compensation declined by 35% as compared to fiscal 2012.

Mr. Jorgensen

Mr. Jorgensen joined the Company in September 2012 as our Executive Vice President and Chief Financial Officer. In this role, Mr. Jorgensen oversees the Company’s global finance and accounting operations. Mr. Jorgensen brings to the Company his experience in on-line commerce and entertainment, as well as in consumer goods and international markets.

Base Salary and Bonus Target: In conjunction with his offer of employment with the Company, the Committee approved an annual base salary of $650,000 and a bonus target of 100% for Mr. Jorgensen. The Committee approved Mr. Jorgensen’s base salary and total compensation based on his skills, his target total cash compensation at his former employer Levi Straus & Co. and to align his base salary and target total cash compensation with his internal peers.

Cash Bonus Award: Mr. Jorgensen’s fiscal 2013 cash bonus award was $269,208, which corresponds to 71% of his target bonus opportunity (adjusted on a pro rata basis to reflect that Mr. Jorgensen joined the Company in September 2012). To determine Mr. Jorgensen’s cash bonus award, the Committee took into account the Company’s performance against our non-GAAP revenue and non-GAAP earnings per share targets, as well as an overall evaluation of Mr. Jorgensen’s strategic and operational achievements. The achievements considered by the Committee included: enhanced focus on gross margin and cash flow, helping to manage our operating expenses and investor relations efforts.

New Hire Cash and Equity Awards: Upon joining the Company, Mr. Jorgensen was granted 200,000 time-based RSUs, of which 25% of the shares will vest on each of the 12, 24, 36 and 48-month anniversaries of the grant date. In addition, Mr. Jorgensen received a cash sign-on bonus of $350,000. The Committee approved this number of RSUs and the cash sign-on bonus to induce Mr. Jorgensen to accept the Company’s offer of employment and offset compensation he forfeited when he left his prior company. Mr. Jorgensen will receive performance-based RSUs as a part of his fiscal 2014 annual equity award.

Mr. Söderlund

Mr. Söderlund serves as Executive Vice President, EA Games Label. In his role, he has responsibility for the product development and worldwide product management for all packaged goods and online offerings for the EA Games Label. Mr. Söderlund was promoted to this role in August 2011. Mr. Söderlund is located in Sweden and is paid in Swedish kronor.

Base Salary and Bonus Target: In the first quarter of fiscal 2012, the Committee increased Mr. Söderlund’s base salary by 3% while his bonus target percentage remained unchanged at 75% of his annual base salary. The Committee made this decision after taking into consideration the scope of Mr. Söderlund’s role and alignment with internal peers. The percentage increase in Mr. Söderlund’s base salary was in line with other employees in Sweden.

Cash Bonus Awards: During fiscal 2013, the Committee approved a discretionary bonus payout of $250,000 paid in December 2012 to Mr. Söderlund, based on the successful launch, quality, and sales of the Need for Speed: Most Wanted title. At the end of the fiscal year, Mr. Söderlund was eligible for an annual cash bonus. However, prior to being awarded any further bonus, Mr. Söderlund requested that he not be awarded an annual cash bonus award due to the mixed financial and operational results of the EA Games Label in fiscal 2013; the Committee approved this request.

Equity Awards: In June 2012, Mr. Söderlund was granted performance-based RSUs with a target vesting of 75,000 shares and 75,000 time-based RSUs. In July 2012, Mr. Söderlund was granted an additional retention award of 225,000 time-based RSUs; this award was granted in July as it was approved by the Committee contingent on stockholder approval of an amendment to the 2000 Equity Incentive Plan at the 2012 Annual Meeting of Stockholders. Mr. Söderlund’s time-based equity awards utilized both annual vesting over three years and long-term “cliff vesting” to deliver value in years one and two, while emphasizing retention through three years. As a result, approximately 73% of the target equity shares granted to Mr. Söderlund in fiscal 2013 will be eligible to vest in fiscal 2016.

Mr. Wilson

Mr. Wilson is Executive Vice President, EA SPORTS. In this role, Mr. Wilson has responsibility for the product development, worldwide product management and marketing for all packaged goods and online offerings for EA SPORTS. Mr. Wilson was promoted to this role in August 2011.

Base Salary and Bonus Target: In the first quarter of fiscal 2012, the Committee increased Mr. Wilson’s base salary by 17% while his bonus target percentage remained unchanged at 75% of his annual base salary. Mr. Wilson’s base salary was increased as a result of his performance, his increased responsibilities in leading EA SPORTS, and to better align his cash compensation with internal peers, and with the market.

Cash Bonus Award: During fiscal 2013, the Committee approved a discretionary bonus payment of $500,000 paid in December 2012 to Mr. Wilson, based on the successful launch, quality, and sales of both the Madden NFL 13 and FIFA 13 titles. At the end of the year, Mr. Wilson was awarded an annual cash bonus award of $327,488, which corresponds to 85% of his target bonus opportunity. To determine Mr. Wilson’s fiscal 2013 bonus, the Committee took into account the Company’s performance against our non-GAAP revenue and non-GAAP earnings per share targets, as well as an overall evaluation of Mr. Wilson’s strategic and operational achievements. The achievements considered by the Committee included: EA SPORTS significantly exceeding its revenue and profitability targets for fiscal 2013, despite the cancellation of NBA Live 13, and the continued success of the FIFA, Madden and NHL franchises.

Equity Awards: In June 2012, Mr. Wilson was granted performance-based RSUs with a target vesting of 75,000 shares and 75,000 time-based RSUs. In July 2012, Mr. Wilson was granted an additional retention award of 225,000 time-based RSUs; this award was granted in July as it was approved by the Committee contingent upon stockholder approval of an amendment to the 2000 Equity Incentive Plan at the 2012 Annual Meeting of Stockholders. Mr. Wilson’s time-based RSU awards utilized both annual vesting over three years and long-term “cliff vesting” to deliver value in years one and two, while emphasizing retention through three years. As a result, approximately 73% of the target equity granted to Mr. Wilson in fiscal 2013 will be eligible to vest in fiscal 2016.

Mr. Barker

Mr. Barker is our Senior Vice President, Chief Accounting Officer. From February through August 2012, Mr. Barker also assumed the role of Interim Chief Financial Officer.

Base Salary and Bonus Target: In the first quarter of fiscal 2013, while serving as the Interim Chief Financial Officer, the Committee temporarily increased Mr. Barker’s base salary to $600,000, while his bonus target percentage remained unchanged at 60% of his annual base salary. In September, when Mr. Barker resumed his role as Chief Accounting Officer, his former base salary was restored with a 3% increase; the increase was in line with the base salary increases of other employees in the US.

Cash Bonus Award: Mr. Barker’s fiscal 2013 cash bonus award was $206,228, which corresponds to 67% of his target bonus opportunity. To determine Mr. Barker’s cash bonus, the Committee took into account the Company’s performance against our non-GAAP revenue and non-GAAP earnings per share targets, as well as an overall evaluation of Mr. Barker’s strategic and operational achievements. Some of Mr. Barker’s achievements the Committee considered included Mr. Barker’s assumption of the Chief Financial Officer’s responsibilities for part of the fiscal year while also performing his role as the Company’s Chief Accounting Officer, his support of our new Chief Financial Officer, and oversight of the Company’s stock repurchase programs.

Equity Awards: In June 2012, the Committee granted Mr. Barker a fiscal 2013 annual equity award comprised of 37,500 time-based RSUs.

As a result of these decisions, Mr. Barker’s fiscal 2013 compensation declined by 49% as compared to fiscal 2012.

Mr. Riccitiello

Mr. Riccitiello served as our CEO from April 2007 through March 2013. He resigned from his role as CEO and as a member of the Board, effective March 29, 2013.

Upon his resignation, we entered into a Separation Agreement with Mr. Riccitiello dated March 25, 2013, which has been filed as an exhibit to the Company’s Form 10-K Annual Report for the fiscal year ended March 31, 2013 and the material terms of which were disclosed on the Form 8-K Current Report announcing Mr. Riccitiello’s resignation filed on March 18, 2013. Mr. Riccitiello’s severance package was approved by the Board after consultation with Compensia and Fenwick & West LLP, acting as legal counsel to the Board. The Board determined that the severance provided to Mr. Riccitiello contained terms aligned with market practice and was appropriate given his role in driving key strategic initiatives during his tenure, including the Company’s digital revenue growth and transition to next-generation consoles. In this context, the Board recognized that Mr. Riccitiello’s efforts have positioned the Company to take advantage of future opportunities beyond fiscal 2013 and therefore, agreed to modify certain of his equity awards to allow for continued vesting beyond his separation with the Company.

Mr. Riccitiello’s severance package consists of the following elements:

•	Two hundred percent (200%) of current base salary, payable in equal installments for a period of 24 months in accordance with the Company’s standard payroll practices;

•

A lump sum payment of $28,840, determined based on the expected cost of continued health benefits for Mr. Riccitiello and his dependents for 18 months under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

•

Continued vesting of his unvested stock options until November 30, 2013, as though he remained employed by the Company through such date. All of Mr. Riccitiello’s vested options will remain exercisable until the later of (A) February 28, 2014 or (B) the date provided in the applicable stock option agreement. In accordance with SEC rules, $98,340, representing the incremental fair value of this modification for accounting purposes, is reported in the “Fiscal 2013 Summary Compensation Table”;

•

Continued vesting of all RSUs with time-based vesting that would vest on or before June 19, 2014 as though he remained employed by the Company through such date. In accordance with SEC rules, $4,097,345, representing the incremental fair value of this modification for accounting purposes, is reported in the “Fiscal 2013 Summary Compensation Table”;

•

All performance-based RSUs that are based on the Company’s TSR relative to the companies in the Nasdaq-100 Index at the end of the applicable performance periods that would vest on or before June 19, 2014 will vest to the extent that the TSR performance metrics are attained for the relevant performance measurement periods ending on or before June 19, 2014. In accordance with SEC rules, $2,531,670, representing the incremental fair value of this modification for accounting purposes, is reported in the “Fiscal 2013 Summary Compensation Table”.

In exchange for these severance payments, Mr. Riccitiello agreed to release the Company from all claims (other than for his existing rights to indemnification as a director and officer of the Company) and certain other covenants, including confidentiality, non-solicitation, non-disparagement and consulting services. The cash and equity portion of the severance package will continue to be paid or become exercisable or vest over time, and his outstanding performance-based RSUs will continue to vest during the relevant periods, based solely on the performance of the Company.

Mr. Riccitiello’s fiscal 2013 compensation (disregarding values reported in the “Fiscal 2013 Summary Compensation Table” for the relevant severance components discussed above) was $9,085,112 a decline of 3% from his fiscal 2012 compensation. The aggregate value reported in the “Fiscal 2013 Summary Compensation Table” for Mr. Riccitiello, including reportable severance components, was $15,841,307.

For Mr. Riccitiello there is significant difference in: (1) the values reported in the “Fiscal 2013 Summary Compensation Table” (the “Accounting Value”); and (2) the value of the compensation he actually received (the “Realized Value”). In fiscal 2011 and fiscal 2012, the primary differences in these values was largely attributed to the design of our equity programs and the Company’s stock price performance. In fiscal 2013, an additional factor is the Accounting Value of Mr. Riccitiello’s severance arrangement, including the incremental fair value of equity award modifications reportable for fiscal 2013 even though value from these awards will not be realized by Mr. Riccitiello until fiscal 2014 and fiscal 2015. Excluding the value reported in connection with the modification of Mr. Riccitiello’s equity awards in fiscal 2013, in each of the prior three fiscal years, the Realized Value of Mr. Riccitiello’s compensation was significantly less than the Accounting Value of his compensation.

Base Salary and Bonus Target: In the first quarter of fiscal 2013, the Board of Directors elected to increase Mr. Riccitiello’s base salary by 17% while his bonus target percentage remained unchanged at 150% of his annual base salary. The Board took into account internal pay alignment with other NEOs and the resulting compensation took Mr. Riccitiello’s fiscal 2013 base salary and target total cash compensation from below the 50th percentile of market to within our targeted range.

Cash Bonus Award: In fiscal 2013, the Board approved a formulaic bonus structure for Mr. Riccitiello; the structure included specific financial and operating objectives with a weighting and a range of performance outcomes for each objective. To further align Mr. Riccitiello’s bonus with Company performance, the Board also provided that his potential bonus award would be adjusted based on the Company’s TSR relative to companies in the NASDAQ-100, using the same percentage attainment levels as the performance-based RSU vesting scale, but with a minimum multiplier of 50% and a maximum multiplier of 150%.

The below table shows the objectives and weighting that were established for Mr. Riccitiello’s fiscal 2013 bonus. Mr. Riccitiello resigned from the Company effective March 29, 2013 and therefore, did not receive a cash bonus for fiscal 2013.

Weighting
Non-GAAP Earnings Per Share	30%
Non-GAAP Net Revenue	20%
Non-GAAP Digital Revenue	15%
Pop Cap Non-GAAP Revenue	5%
Pop Cap Profitability	5%
Individual Performance: Franchise Growth, Development of Intellectual Property, Organization Health, Digital Transformation, and Next-Generation Console Preparation	25%
Total	100%

Equity Awards: In June 2012, the Board of Directors granted Mr. Riccitiello performance-based RSUs with a target vesting of 125,000 shares and 125,000 time-based RSUs. In October 2012, the Board of Directors granted Mr. Riccitiello a supplemental performance-based RSU award with a target vesting of 300,000 shares. In making these awards, the Board evaluated multiple factors, including driving alignment with Company performance, retention, the impact of annual pro-rata and longer-term vesting, and the target value of the award. The cumulative value of the equity awards granted to Mr. Riccitiello in June 2012 and October 2012 was below the 50th percentile of the market. The full grant date fair value of these awards is included in the “Fiscal 2013 Summary Compensation Table”; however, the supplemental performance-based RSU award was cancelled in full upon Mr. Riccitiello’s termination of employment, and the performance-based RSU and RSU awards granted in June 2012 were modified to allow for continued vesting only through June 19, 2014, in accordance with their terms and as if Mr. Riccitiello had remained employed by the Company through such date.

COMPENSATION PROGRAMS AND PLANS

Non-GAAP Financial Measures

The Company uses certain adjusted non-GAAP financial measures when establishing performance-based bonus and equity award targets, such as non-GAAP diluted earnings per share, non-GAAP net revenue, non-GAAP net income, non-GAAP profit before tax, and non-GAAP digital revenue. These non-GAAP financial measures exclude the following items (as applicable, in a given reporting period): acquisition-related expenses, changes in deferred net revenue (online-enabled games), losses (gains) on strategic investments, amortization of debt discount, restructuring charges, stock-based compensation and income tax adjustments, among others. In addition, for these purposes, we make further adjustments to our publicly disclosed non-GAAP measures to add back bonus expense.

Base Salary

A competitive base salary is a crucial component in providing an attractive total compensation package for our NEOs. The Committee initially sets each NEO’s base salary at a level, which reflects the NEO’s position, responsibilities and experience, as compared to similar executives at comparable companies. On an annual basis, the Committee reviews and approves any base salary adjustments, considering such factors as individual performance, pay relative to market, level of responsibilities, complexity of role, and internal compensation alignment.

As part of its May 2013 compensation review, the Committee approved the base salary increases ranging from approximately 2% to 5% for our current NEOs, other than Mr. Probst. Effective June 1, 2013, our NEO’s salaries will be: Mr. Probst, $1,030,000; Mr. Gibeau $725,000; Mr. Jorgensen, $670,000; Mr. Söderlund $635,000; Mr. Wilson, $550,000; Mr. Barker $458,350. These increases were consistent with the compensation-setting process described above.

Bonus Funding

Cash bonus awards for our NEOs were funded under the Electronic Arts Inc. Executive Bonus Plan (the “Executive Bonus Plan”), based on the attainment of a pre-determined non-GAAP net-income performance measure (as described below under “Executive Bonus Plan”), and at the discretion of the Committee under the EA Bonus Plan.

Executive Bonus Plan

At the beginning of each fiscal year, the Committee designates which executive officers will participate in the Executive Bonus Plan; for fiscal 2013, each of our NEOs (excluding Mr. Probst) participated in this plan. Cash bonuses payable under the Executive Bonus Plan are intended to qualify as tax deductible “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Funding for the Executive Bonus Plan is contingent upon the achievement of one or more pre-established Company financial performance measures. Based on our performance, a maximum bonus award is calculated for each NEO. The Committee may then exercise its discretion to reduce, but not increase, actual bonus awards based on discretionary factors such as the performance of the Company, the performance of each NEO’s business unit (if applicable), and the NEO’s individual performance.

In May 2012, the Committee set the fiscal 2013 performance measure for funding the Executive Bonus Plan. The maximum bonus funding for each participating NEO is the lower of: (1) 300% of the NEO’s annual base salary and (2) 0.5% of non-GAAP net income for each NEO other than our CEO, for whom this maximum is 1% of non-GAAP net income. The Committee selected this funding metric because the level of profitability is a key business focus in any year. The Company reported non-GAAP net income of $264 million for fiscal 2013, which resulted in the maximum bonus award funding shown in the “Target and Actual Bonus Awards for Fiscal 2013 Named Executive Officers” table below. The Committee then exercised its discretion to reduce actual bonus awards to amounts they determined were appropriate based on the Company’s overall actual financial performance, and the NEO’s target bonus award and individual performance against strategic and operational objectives, as discussed above.

The Executive Bonus Plan was approved by the Company’s stockholders in July 2012 and by its terms will terminate five years from the date of stockholder approval in accordance with the requirements of Section 162(m) of the Internal Revenue Code.

EA Bonus Plan

The EA Bonus Plan is a discretionary bonus program in which executive and non-executive employees of the Company may participate. Cash bonuses paid under the EA Bonus Plan do not qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

Awards under the EA Bonus Plan are discretionary and take into consideration the amount of overall funding approved by the Committee for the fiscal year, a discretionary allocation of bonus funding to an individual’s business unit and an assessment of an individual’s overall performance during the fiscal year. For fiscal 2013, 20% of the bonus pool funding was determined taking into consideration non-GAAP diluted earnings per share and non-GAAP net revenue targets and 80% of the bonus pool funding was determined on a discretionary basis considering the achievement of measurable business objectives including, but not limited to, profitability, non-GAAP net revenue and digital revenue, as well as individual contributions. For additional information regarding the specific items excluded from the non-GAAP financial measures used by the Company in fiscal 2013, see the Company’s Form 8-K Current Report dated May 7, 2013 containing the press release announcing the Company’s financial results for the fiscal year ended March 31, 2013.

The Committee approved funding for the EA Bonus Plan for fiscal 2013 at approximately 71% of the Company’s aggregate employee bonus targets; this was largely due to the mixed financial performance of the Company. While the Company’s non-GAAP digital revenue increased by 36%, our non-GAAP earning per share was slightly below fiscal 2012, and the Company missed the financial goals that we set at the beginning of the year. The funding also took into account some of our operational successes — among these were: the development of blockbuster titles such as FIFA 13, Madden NFL 13, and Need for Speed: Most Wanted; having two of the top five and five of the top 20 titles in North American and Europe (combined) on high-definition game platforms

(PC, Xbox 360 and PlayStation 3) for fiscal 2013; the Company’s continued strength in mobile gaming with hits such as The Simpsons Tapped Out and Real Racing 3; continued strong growth in online-delivered content and services such as FIFA and Madden Ultimate Team and the Battlefield 3 Premium subscription service; and the ongoing preparation for the next-generation consoles.

During the fiscal year, the Committee awarded a discretionary bonus to Mr. Söderlund in recognition of the successful launch, quality, and sales of the Need for Speed: Most Wanted title and a discretionary bonus to Mr. Wilson in recognition of the successful launch, quality and sales of the Madden NFL 13 and FIFA 13 titles. The fiscal 2013 maximum, target and actual bonus award for each of our NEOs were as follows:

TARGET AND ACTUAL BONUS AWARDS FOR FISCAL 2013 NAMED EXECUTIVE OFFICERS*

	Maximum Annual Bonus Award	Target Annual Bonus Award	Annual Bonus Award	Annual Bonus as a % of Target	Supplemental Discretionary Bonus Award
Mr. Jorgensen	$1,320,000	$379,167	$269,208	71%	—
Mr. Gibeau**	$1,320,000	$696,667	—	—	—
Mr. Söderlund**	$1,320,000	$456,064	—	—	$259,050	***
Mr. Wilson	$1,320,000	$384,375	$327,488	85%	$500,000
Mr. Barker	$1,320,000	$305,750	$206,228	67%	—

*	Mr. Riccitiello resigned, effective March 29, 2013 and was not eligible to receive a fiscal 2013 bonus. Mr. Probst was appointed Executive Chairman on March 18, 2013, and was also not eligible to receive a bonus for fiscal 2013.

**	Mr. Gibeau and Mr. Söderlund each requested not to receive an annual bonus award for fiscal 2013. The Committee approved both of these requests.

***	Mr. Söderlund was awarded a discretionary bonus of $250,000 in December 2012, payable in Swedish kronor at the time of payment. The value noted in the table above was converted to U.S. dollars based on the exchange rate as of the end of fiscal 2013, consistent with the value reported in the “Fiscal 2013 Summary Compensation Table”.

Performance-Based RSU Program

In June 2011 and in June 2012, the Committee granted performance-based RSUs as part of the annual equity awards to those NEOs eligible at the time of grant. The actual number of performance-based RSUs earned will range from zero to 200% of the target award based on the Company’s TSR relative to the performance of each of the companies in the NASDAQ-100 Index over one-year, two-year, and three-year measurement periods.

TSR is determined based on a 90-day trailing average of the closing stock prices of the NASDAQ-100 at the end of each measurement period as compared to the 90-day average of the closing stock prices of the NASDAQ-100 at the beginning of the measurement period. For performance-based RSUs granted in fiscal 2012, the beginning average price was calculated using the 90 days preceding the fiscal year. For performance-based RSUs granted in fiscal 2013, the beginning average price was calculated using the first 90 days of the fiscal year. The other material terms of the performance-based RSUs remained the same from fiscal 2012 to fiscal 2013. For each measurement period, the Company’s TSR must be at the 60th percentile of the TSR of companies in the NASDAQ-100 in order for 100% of the target award to vest. This requires the Company to outperform more than half of companies in the NASDAQ-100 for the targeted number of shares to vest. If the Company’s TSR is above or below the 60th percentile, the number of shares that vest will increase by 3% for each percentile above the 60th, or decrease by 2% for each percentile below the 60th.

In October of 2012, the Board granted Mr. Riccitiello a supplemental performance-based RSU award. The Company utilized the same design as the June 2012 performance-based RSU grants with the exception of using a single measurement period from August 1, 2012 through March 28, 2015. The Board made this change consistent with stockholder feedback requesting further alignment between Mr. Riccitiello’s compensation and the long-term performance of the Company’s stock. Mr. Riccitiello resigned from the Company effective March 29, 2013, and the award was cancelled in its entirety.

For fiscal 2014, the Company will continue to target the composition of our annual equity awards as 50% performance-based RSUs and 50% time-based RSUs to each of our NEOs at the level of Executive Vice President and above. The fiscal 2014 performance-based RSUs will utilize the same basic design as fiscal 2013, but with two changes. First, if the Company’s TSR is negative during a measurement period, the maximum number of shares that can be earned during that measurement period will be capped at 100% of the target award (even if the Company’s TSR is above the 60th percentile of the NASDAQ-100 for that measurement period). Second, if less than the target number of shares are earned during fiscal 2014 or the fiscal 2014 through fiscal 2015 measurement periods, up to the target number of shares from those periods can be earned based on the Company’s improved cumulative TSR percentile versus the companies in the NASDAQ-100 in subsequent measurement periods, (i.e. fiscal 2014 through fiscal 2015 or fiscal 2014 through fiscal 2016).

Prior Performance-Based RSU Program

We have previously utilized performance-based equity to motivate management and reward increased profitability. Each of our NEOs (except Mr. Probst and Mr. Jorgensen) has an outstanding performance-based RSU award that was granted in fiscal 2009 or fiscal 2010. These performance-based RSUs may be earned based upon the Company’s achievement of one of three progressively higher adjusted non-GAAP net income targets (as measured on a trailing-four-quarter basis). These targets range from approximately two to three times the Company’s non-GAAP net income for fiscal 2008 and can be earned through the performance period ending on June 30, 2013. To the extent that the Company does not achieve one or more of the non-GAAP net income targets, the portion of the award that would have been earned upon the achievement of the applicable target will be cancelled. At the time these performance-based RSUs were granted to our NEOs, we believed that achievement of the first adjusted non-GAAP net income target was probable. As of March 31, 2013, no shares of the fiscal 2009 or fiscal 2010 performance-based RSUs had been earned and during fiscal 2013, we determined that attainment of the minimum performance criteria for these awards to vest was improbable.

Benefits and Retirement Plans

We provide a comprehensive benefits package to all of our regular, full-time employees, including our NEOs, which includes medical, dental, prescription drug, vision care, disability insurance, life insurance, accidental death and dismemberment (“AD&D”) insurance, a flexible spending plan, business travel accident insurance, a tax-qualified Section 401(k) savings plan or a comparable retirement savings plan in locations outside of the United States, an educational reimbursement program, an adoption assistance program, an employee assistance program, an employee stock purchase plan, certain paid holidays, personal time-off or comparable vacation benefits in accordance with local requirements, a monthly car allowance for employees in certain positions and locations, including Sweden where Mr. Söderlund resides, and a sabbatical program for regular full-time employees, who commenced employment with the Company prior to October 7, 2009. During fiscal 2013, Mr. Riccitiello and Mr. Wilson received a payout of $69,327 and $4,038 respectively, in accordance with the terms of the sabbatical program as they were unable to utilize their full sabbatical benefit within their sabbatical eligibility period. These benefits, and the levels provided, are consistent with those offered by similar-sized companies. We also maintain a nonqualified deferred compensation plan in which executive-level employees, including our NEOs and our directors, are eligible to participate. None of our NEOs participated in the deferred compensation plan during fiscal 2013.

Perquisites and Other Personal Benefits

We have consistently taken a conservative approach with respect to providing perquisites and other personal benefits to our NEOs. While our NEOs generally receive the same benefits that are available to our other regular, full-time employees, they also receive certain additional benefits, including access to a Company-paid physical examination program, and greater maximum benefit levels with respect to life insurance, AD&D, and long-term disability coverage. We consider these benefits to be standard components of a competitive executive compensation package. Company-reimbursed air and ground transportation is restricted to business travel.

Relocation Assistance

We provide relocation benefits to our executive officers, including our NEOs, in order to induce job candidates to accept job offers for certain open positions that are critical to the Company’s business needs. These benefits may include household goods and car shipment, travel, temporary housing, car rental, storage, miscellaneous relocation allowance, home sale and purchase assistance, house-hunting trips, and tax protection to offset costs incurred by our executive officers as a result of these relocations. Relocation benefits provided to NEOs are reported in the “All Other Compensation” column of the “Fiscal 2013 Summary Compensation Table” below.

Post-Employment Arrangements

Change of Control Plan

Our executive officers, including our NEOs, are eligible to participate in the Electronic Arts Inc. Key Employee Continuity Plan, which is a “double-trigger” change of control plan. We believe it is important to offer our executive officers this type of severance benefit in order to attract executive talent by mitigating the harm that they would suffer if their employment is terminated by the Company for reasons beyond their control in conjunction with a change of control of the Company. This type of severance benefit also allows existing executive officers to focus on the Company’s business without being distracted by concerns about their job security in the event of a change of control and acts as an additional incentive for our executive officers to comply with their post-termination covenants. The Electronic Arts Inc. Key Employee Continuity Plan provides for specified levels of cash severance, continued health benefits and accelerated vesting of certain outstanding equity awards in the event of a qualifying termination of employment in connection with a change of control of the Company, as described in more detail under “Potential Payments upon Termination or Change of Control” below.

The Board, based on a recommendation from the Committee, reviewed the Electronic Arts Inc. Key Continuity Plan, as amended, in November 2012 and approved an extension of the term of the plan for an additional five years.

Severance Plan

We maintain an ERISA-regulated severance plan (the “Severance Plan”) that applies to (1) all of our U.S.-based employees whose jobs are terminated due to a reduction-in-force and (2) any other employee we select to participate in the plan upon his or her termination of employment. Under the Severance Plan, eligible employees may receive a cash severance payment equal to two weeks of pay with any additional payments to be determined solely at our discretion. In addition, under the Severance Plan, we will pay the premiums for continued health benefits, if such benefits are continued pursuant to COBRA, for a time period equal to the number of weeks of cash severance paid.

Any severance arrangements with our executive officers, including our NEOs, whether paid pursuant to the Severance Plan or otherwise, require the prior approval of the Committee. In the event of a change of control of the Company, the cash severance payment payable under the Severance Plan may be reduced, in whole or in part, by any amount paid under the Electronic Arts Inc. Key Employee Continuity Plan.

POLICIES AND PRACTICES

Stock Ownership Requirements

We maintain stock ownership requirements for all of our executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended. These ownership requirements range from one to six times an individual’s annual base salary depending on his or her level within the Company. These requirements are phased in on the basis of the executive officer’s tenure.

The Committee monitors these stock ownership requirements to ensure they continue to align the interests of our executive officers with those of our stockholders. As of March 31, 2013, each of our executive officers, including each of our NEOs, had either met his or her then-applicable stock ownership requirement or had not yet reached the date on which he or she is required to meet his or her ownership requirement.

We do not have a separate requirement that Section 16 officers hold shares of the Company’s common stock for a specific period of time after an option exercise or vesting of RSUs.

Stock Trading and Anti-Hedging Policies

We maintain a policy designed to promote compliance by all of our employees with both federal and state insider trading laws. Under this policy, certain employees (including all of our executive officers) who regularly have access to material, non-public information about the Company are prohibited from buying or selling shares of the Company’s common stock during periods when the Company’s trading window is closed (unless such transactions are made pursuant to a pre-approved Exchange Act Rule 10b5-1 trading plan). When the trading window is open, these employees are prohibited from buying or selling shares of the Company’s common stock while in possession of material, non-public information about the Company. During an open trading window, employees who are subject to the trading policy and are at the level of Vice President and above must request a trading clearance from our General Counsel prior to engaging in a trading transaction (unless such transaction is made pursuant to a pre-approved Exchange Act Rule 10b5-1 trading plan). In addition, our directors, executive officers, and other employees may not engage in short sales of shares of the Company’s common stock under any circumstances, including trading in puts and calls that increase in value from a decline in the trading price of our stock.

Equity Awards Grant Practices

Equity awards granted to executive officers during fiscal 2013 were approved by the Committee in advance of the grant date and were generally made on the 16th of the month in which they were granted (or on the next NASDAQ trading day thereafter if the 16th of the month fell on a Saturday, Sunday, or holiday). In addition, the Committee granted additional shares on July 27, 2012 that were approved contingent upon shareholder approval of an amendment to the 2000 Equity Incentive Plan at the Annual Meeting of Stockholders in July 2012. The Committee has delegated authority for determining and approving equity grants for senior executives (other than executive officers), vice presidents and other non-executive employees, with pre-defined size limits and vesting schedules, to a committee consisting of our CEO and Chief Talent Officer that reports on their activities to the Committee on at least an annual basis.

Compensation Recovery

In July 2009, the Committee adopted a compensation recovery provision to be included in all equity award agreements on a prospective basis. If an employee engages in fraud or other misconduct that contributes to an obligation to restate the Company’s financial statements, this provision allows the Committee to terminate the equity award and recapture any equity award proceeds received by the employee within the 12-month period following the public issuance or filing of the financial statements required to be restated.

Section 162(m)

When making compensation decisions for our NEOs, the Committee considers if the compensation arrangements are tax deductible under Section 162(m) of the Internal Revenue Code. However, tax deductibility is not the primary factor in determining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for tax deductibility, we may, if consistent with our compensation philosophy, enter into compensation arrangements under which payments are not fully deductible under Section 162(m).

Accounting for Stock-Based Compensation

We account for our stock-based compensation awards in accordance with applicable accounting standards. The comparable compensation expense of RSUs and stock options has removed a financial reporting disincentive to use RSUs that existed before we began expensing stock options under the current accounting standard. As such, we use RSUs for all employee groups, including our NEOs.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Compensation Committee Report on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that EA specifically incorporates it by reference into a filing.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMMITTEE MEMBERS

Jay C. Hoag (Chair)

Vivek Paul

FISCAL 2013 SUMMARY COMPENSATION TABLE

The following table shows information concerning the compensation earned by or awarded to our Executive Chairman, our Chief Financial Officer, our next three most highly compensated executive officers, our former Interim Chief Financial Officer, and our former Chief Executive Officer for fiscal 2013 and, where applicable, fiscal 2012 and 2011. For purposes of the compensation tables that follow, we refer to these individuals collectively as the “Named Executive Officers” or “NEOs”.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

LAWRENCE F. PROBST III	2013	39,615	(5)	—		—		—		—	—	39,615
Executive Chairman

BLAKE J. JORGENSEN	2013	362,500		350,000	(6)	2,842,000	(7)	—		269,208	657	3,824,365
Executive Vice President and Chief Financial Officer

FRANK D. GIBEAU	2013	694,923		—		5,609,000	(8)(9)	—		—	8,787	6,312,710
President, EA Labels	2012	624,577		—		8,277,500		—		775,000	13,614	9,690,691
	2011	591,538		—		2,308,800		—		1,180,000	12,321	4,092,659

PATRICK SÖDERLUND(10)	2013	584,583				4,283,250	(8)(11)	—		259,050	67,154	5,194,037
Executive Vice President EA Games

ANDREW WILSON	2013	510,865				4,283,250	(8)(12)	—		827,488	10,373	5,631,976
Executive Vice President EA Sports

KENNETH A. BARKER	2013	510,288		—		466,125	(13)	—		206,228	8,825	1,191,466
Senior Vice President, Chief Accounting Officer and Former Interim Chief Financial Officer	2012	426,945		—		1,551,550		—		355,000	14,221	2,347,716

JOHN S. RICCITIELLO(14)	2013	1,021,538		—		14,523,015	(15)	98,340	(16)	—	198,414	15,841,307
Former Chief Executive Officer	2012	865,538		—		7,015,000		—		1,500,525	2,589	9,383,652
	2011	800,000		—		3,508,000		—		1,600,000	2,501	5,910,501

(1)

Represents the aggregate grant date and, where applicable, incremental fair value of RSUs with time-based and, where applicable, performance-based vesting granted or modified in those years. Grant date fair value is determined for financial statement reporting purposes and the amounts shown do not reflect the actual value realized by the recipient. For RSUs with time-based vesting, grant date fair value is calculated using the closing price of our common stock on the grant date. Refer to footnote 8 below for a discussion of the fair value calculation for RSUs with performance-based vesting. For additional information regarding the valuation methodology for RSUs, see Note 14, “Stock-Based Compensation and Employee Benefit Plans”, to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013. For additional information regarding the specific terms of the RSUs with time-based vesting granted to our NEOs in fiscal 2013, see the “Fiscal 2013 Grants of Plan-Based Awards Table” below.

(2)

Represents the grant date fair value of stock options granted or modified in those years. For additional information on the valuation methodology and assumptions used to calculate the fair value of stock options, see Note 14, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

(3)

Represents amounts awarded under the Electronic Arts Inc. Executive Bonus Plan (“Executive Bonus Plan”) for fiscal 2013 for Messrs. Jorgensen, Wilson, and Barker and a discretionary cash bonus awarded under the EA Bonus Plan to Messrs. Söderlund and Wilson in recognition of certain achievements, as discussed in the “Compensation Discussion and Analysis” above. For additional information about the bonuses paid to our NEOs in fiscal 2013, see “Executive Bonus Plan” and “EA Bonus Plan” in the “Compensation Discussion and Analysis” above. In fiscal 2012, bonus amounts for Messrs. Riccitiello and Gibeau were awarded under the Executive Bonus Plan and the amount awarded to Mr. Barker was awarded under the EA Bonus Plan. In fiscal 2011, bonus amounts for Messrs. Riccitiello and Gibeau were awarded under the Executive Bonus Plan.

(4)

All Other Compensation Table

Name	Fiscal Year	Basic Group Term Life, AD&D and Disability Premiums ($)	Retirement Benefits ($)(A)	Tax Gross-up ($)		Other ($)		Total ($)
LAWRENCE F. PROBST III	2013	—	—	—		—		—

BLAKE J. JORGENSEN	2013	657	—	—		—		657

FRANK D. GIBEAU	2013	1,287	7,500	—		—		8,787
	2012	1,261	11,025	1,328		—		13,614
	2011	1,296	11,025	—		—		12,321

PATRICK SÖDERLUND	2013	—	37,779	—		29,375	(B)	67,154

ANDREW WILSON	2013	1,287	5,048	—		4,038	(C)	10,373

KENNETH A. BARKER	2013	1,176	7,500	149	(D)	—		8,825
	2012	1,868	11,025	1,328		—		14,221

JOHN S. RICCITIELLO	2013	1,287	—	70	(D)	197,057	(E)	198,414
	2012	1,261	—	1,328		—		2,589
	2011	2,501	—	—		—		2,501

(A)

Amounts shown for Messrs. Gibeau, Wilson and Barker reflect Company-matching 401(k) contributions for fiscal years 2011, 2012 and 2013, as applicable, that were paid during each subsequent fiscal year. The amount shown for Mr. Söderlund reflects Company contributions during fiscal 2013 to a pension plan with a defined contribution component in which all employees in Sweden are eligible to participate. Life and disability insurance coverage are also included in Mr. Söderlund’s pension arrangement.

(B)	Includes car allowance, private medical premiums and vacation benefits paid during fiscal 2013.

(C)	Represents the amount paid to Mr. Wilson upon expiration of his sabbatical benefit eligibility.

(D)	Represents a tax gross up available to all employees who utilize EA’s discount video game purchase and/or reimbursement program.

(E)

Includes amounts paid to Mr. Riccitiello upon expiration of his sabbatical benefit eligibility ($69,327), payment of accrued paid time off ($98,890), and a lump sum payment based on the value of continued health coverage under COBRA for 18 months in connection with his termination of employment ($28,840).

(5)

Represents two weeks of salary paid to Mr. Probst for fiscal 2013, following his appointment as Executive Chairman, effective March 18, 2013. He was not awarded a stock grant upon his appointment as Executive Chairman.

(6)	Represents a sign-on bonus paid to Mr. Jorgensen at the time of hire.

(7)	Represents the aggregate grant date fair value of 200,000 RSUs with time-based vesting granted to Mr. Jorgensen in fiscal 2013 of $2,842,000.

(8)

Includes the aggregate grant date fair value of RSUs with performance-based vesting granted in those years. Grant date fair value is determined for financial statement reporting purposes and the amounts shown do not reflect the actual value that can be realized by the recipient upon vesting of awards. For RSUs with performance-based vesting, the grant date fair value is based on the probable outcome of the performance condition on the date of grant. For additional information regarding the valuation methodology for RSUs, see Note 14, “Stock-Based Compensation and Employee Benefit Plans”, to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013. The performance-based RSUs granted to our NEOs in fiscal 2013 are referred to as “Market-Based Restricted Stock Units” in Note 14. For additional information regarding the specific terms of the RSUs with performance-based vesting granted to our NEOs in fiscal 2013, see the discussion of “Performance-Based RSU Program” in the “Compensation Discussion & Analysis” above and the “Fiscal 2013 Grants of Plan-Based Awards Table” below.

(9)

Represents the aggregate grant date fair value of 400,000 RSUs with time-based vesting granted to Mr. Gibeau in fiscal 2013 of $4,564,000 and the grant date fair value of the target payout of 100,000 RSUs with performance-based vesting granted to Mr. Gibeau in fiscal 2013 of $1,045,000, based on the probable outcome of the performance conditions. The actual vesting of the performance-based RSUs will be between zero and 200% of the target number of RSUs. The value of the performance-based RSUs on the date of grant assuming the highest level of performance conditions will be achieved is $2,486,000, which is based on the maximum vesting of 200,000 RSUs multiplied by the closing price of our stock on the date of grant of $12.43.

(10)

Mr. Söderlund was on payroll in Stockholm, Sweden for fiscal 2013 and was paid in Swedish kronor. The cash amounts reflected in the “Fiscal 2013 Summary Compensation Table” above (other than equity awards) were converted to U.S. dollars based on the exchange rate as of the end of the fiscal year.

(11)

Represents the aggregate grant date fair value of 300,000 RSUs with time-based vesting granted to Mr. Söderlund in fiscal 2013 of $3,499,500 and the grant date fair value of the target payout of 75,000 RSUs with performance-based vesting granted to Mr. Söderlund in fiscal 2013 of $783,750, based on the probable outcome of the performance conditions. The actual vesting of the performance-based RSUs will be between zero and 200% of the target number of performance-based RSUs. The value of the performance-based RSUs on the date of grant assuming the highest level of performance conditions will be achieved is $1,864,500, which is based on the maximum vesting of 150,000 RSUs multiplied by the closing price of our stock on the date of grant of $12.43.

(12)

Represents the aggregate grant date fair value of 300,000 RSUs with time-based vesting granted to Mr. Wilson in fiscal 2013 of $3,499,500 and the grant date fair value of the target payout of 75,000 RSUs with performance-based vesting granted to Mr. Wilson in fiscal 2013 of $783,750, based on the probable outcome of the performance conditions. The actual vesting of the performance-based RSUs will be between zero and 200% of the target number of performance-based RSUs. The value of the performance-based RSUs on the date of grant assuming the highest level of performance conditions will be achieved is $1,864,500, which is based on the maximum vesting of 150,000 RSUs multiplied by the closing price of our stock on the date of grant of $12.43.

(13)	Represents the aggregate grant date fair value of 37,500 RSUs with time-based vesting granted to Mr. Barker in fiscal 2013 of $466,125.

(14)

Mr. Riccitiello resigned as EA’s Chief Executive Officer, effective March 29, 2013 and entered into a Separation Agreement with EA dated March 25, 2013. For additional information regarding the specific terms of the Separation Agreement, see “Individual NEO Compensation” in the “Compensation Discussion and Analysis” above.

(15)

Represents the aggregate grant date fair value of: (a) 125,000 RSUs with time-based vesting granted to Mr. Riccitiello in fiscal 2013 of $1,553,750; (b) the grant date fair value of the target payout of 425,000 RSUs with performance-based vesting granted to Mr. Riccitiello in fiscal 2013 of $6,340,250, based on the probable outcome of the performance conditions; (c) the incremental fair value of 233,334 outstanding RSUs with time-based vesting that were modified in connection Mr. Riccitiello’s termination of employment to allow for continued vesting through June 19, 2014 of $4,097,345; and (d) the incremental fair value of 166,667 outstanding RSUs with performance-based vesting that were modified in connection Mr. Riccitiello’s termination of employment to allow for continued vesting through June 19, 2014 of $2,531,670. RSUs with performance-based vesting will vest solely to the extent the performance metrics are achieved for the applicable measurement periods ending on or before June 19, 2014. The actual vesting of the performance-based RSUs will be between zero and 200% of the target number of RSUs for each measurement period. The value of the performance-based RSUs on the date of grant assuming the highest level of performance conditions will be achieved is $11,495,500, which is based on the maximum vesting of 250,000 RSUs multiplied by the closing price of our stock on the date of grant of $12.43 and 600,000 RSU multiplied by the closing price of our stock on the date of grant of $13.98. The value of the performance-based RSUs on the effective date of the modification assuming the highest level of performance conditions will be achieved is $5,853,345, which is based on the maximum vesting of 333,334 RSUs multiplied by the closing price of our stock on the effective date of modification of $17.56.

(16)

Represents the incremental fair value of 22,240 stock options with time-based vesting that were modified in connection Mr. Riccitiello’s termination of employment to allow for continued vesting through November 30, 2013.

FISCAL 2013 GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows information regarding non-equity incentive and equity plan-based awards granted to the Named Executive Officers during fiscal 2013.

Name	Grant Date(1)	Approval Date(1)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)(4)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Share)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
			Target ($)	Maximum ($)	Target (#)		Maximum (#)

Lawrence F. Probst III	—	—	—	—	—		—		—		—		—	—

Blake J. Jorgensen
Annual Bonus Opportunity	—	—	379,167	1,320,000	—		—		—		—		—	—
RSUs (new-hire award)	9/17/2012	9/13/2012	—	—	—		—		200,000	(7)				2,842,000

Frank D. Gibeau
Annual Bonus Opportunity	—	—	696,667	1,320,000	—		—		—		—		—	—
PRSUs	6/18/2012	5/15/2012	—	—	100,000		200,000		—		—		—	1,045,000
RSUs	7/27/2012	5/29/2012	—	—	—		—		100,000	(8)	—		—	1,141,000
RSUs	7/27/2012	5/29/2012	—	—	—		—		300,000	(9)	—		—	3,423,000

Patrick Söderlund
Annual Bonus Opportunity	—	—	456,064	1,320,000	—		—		—		—		—	—
PRSUs	6/18/2012	5/15/2012	—	—	75,000		150,000	(3)	—		—		—	783,750
RSUs	6/18/2012	5/15/2012	—	—	—		—		75,000	(10)	—		—	932,250
RSUs	7/27/2012	5/29/2012	—	—	—		—		225,000	(9)	—		—	2,567,250

Andrew Wilson
Annual Bonus Opportunity	—	—	384,375	1,320,000	—		—		—		—		—	—
PRSUs	6/18/2012	5/15/2012	—	—	75,000		150,000	(3)	—		—		—	783,750
RSUs	6/18/2012	5/15/2012	—	—	—		—		75,000	(10)	—		—	932,250
RSUs	7/27/2012	5/29/2012	—	—	—		—		225,000	(9)	—		—	2,567,250

Kenneth A. Barker
Annual Bonus Opportunity	—	—	305,750	1,320,000	—		—		—		—		—	—
RSUs	6/18/2012	5/15/2012	—	—	—		—		37,500	(10)	—		—	466,125

John S. Riccitiello
Annual Bonus Opportunity	—	—	—	—	—		—		—		—		—	—
PRSUs	6/18/2012	6/7/2012	—	—	125,000	(3)	250,000	(3)	—		—		—	1,306,250
RSUs	6/18/2012	6/7/2012	—	—	—		—		125,000	(10)	—		—	1,553,750
PRSUs (cancelled)	10/16/2012	9/25/2012	—	—	300,000	(11)	600,000	(11)	—		—		—	5,034,000
Modification of Options	3/25/2013	3/25/2013	—	—	—		—		—		22,240	(12)	18.85	98,340	(13)
Modification of RSUs	3/25/2013	3/25/2013	—	—	—		—		233,334	(14)	—		—	4,097,345	(15)
Modification of PRSUs	3/25/2013	3/25/2013	—	—	166,667	(16)	333,334	(16)	—		—		—	2,531,670	(17)

(1)

Each grant was approved on the approval date indicated above by our Compensation Committee or the Board, where applicable, for grant on the specific grant date indicated above. For more information regarding our grant date policy, see “Equity Awards Grant Practices” in the “Compensation Discussion and Analysis” above.

(2)

The amounts shown represent the target and maximum amount of potential cash bonus plan awards provided for under the Electronic Arts Executive Bonus Plan for Messrs. Jorgensen, Gibeau, Söderlund, Wilson and Barker. The target amounts are pre-established as a percentage of salary and the maximum amounts represent the greatest payout that could have been made if the pre-established performance level was met or exceeded. For more information regarding the bonuses paid to our NEOs in fiscal 2013 and an explanation of the amount of salary and bonus in proportion to total compensation, see the sections titled “Compensation Principles and Structure”, “Individual NEO Compensation”, and “Executive Bonus Plan” in the “Compensation Discussion and Analysis” above.

(3)

Represents awards of RSUs with performance-based vesting granted under our 2000 Equity Incentive Plan. The performance-based RSUs granted to our NEOs in fiscal 2013 are referred to as “Market-Based Restricted Stock Units” in Note 14, “Stock-Based Compensation and Employee Benefit Plans”, to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013. The number of RSUs that vest will be based on EA’s total stockholder return (“TSR”) relative to the performance of those companies in the NASDAQ-100 Index on April 1, 2012 (the “NASDAQ-100”). The TSR for the Company and the NASDAQ 100 will be measured over a three year performance period covering fiscal years 2013 through 2015, with one year (fiscal 2013), two year (fiscal 2013 and 2014) and three year (fiscal 2013, 2014 and 2015) TSR measurement periods. The TSR for each measurement period will be calculated using a 90-day trailing average of the closing stock prices of the NASDAQ-100 at the end of each measurement period as compared to the 90-day average of the closing stock prices of the NASDAQ-100 for the first 90 days of the measurement period. The actual number of shares that vest will be determined by the Compensation Committee based on the relative TSR for each measurement period and will range from zero to 200% of the target amount. In order to vest in 100% of the target number of performance-based RSUs, the Company’s TSR needs to be at the 60th percentile of the TSR of the NASDAQ-100. Upon vesting, each restricted stock unit automatically converts into one share of EA common stock. The RSUs are not entitled to receive dividends, if any, paid by EA on its common stock.

(4)

Represents awards of RSUs with time-based vesting granted under our 2000 Equity Incentive Plan. Upon vesting, each restricted stock unit automatically converts into one share of EA common stock. The RSUs are not entitled to receive dividends, if any, paid by EA on its common stock.

(5)	The exercise price of all stock options was 100% of the fair market value on the date of grant (based on the closing price of our common stock on the NASDAQ Stock Market on the date of grant).

(6)

For grants of RSUs with time-based vesting, represents the aggregate grant date fair value of RSUs calculated using the closing price of our common stock on the date of grant. For grants of RSUs with performance-based vesting, represents the aggregate grant date fair value of the award based on the probable outcome of the performance condition on the date of grant. For stock options, represents incremental fair value of stock options modified in fiscal 2013. Grant date fair value is determined for financial statement reporting purposes and the amounts shown do not reflect actual value realized by the recipient. For a more detailed discussion of the valuation methodology and assumptions used to calculate fair value, see Note 14, “Stock-Based Compensation and Employee Benefit Plans”, to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013. For additional information regarding the specific terms of the RSUs with performance-based vesting granted to our NEOs in fiscal 2013, see the discussion of “Performance-Based RSU Program” in the “Compensation Discussion and Analysis” above.

(7)

RSUs vest as to one-fourth 12 months from the grant date, then vest as to an additional one-fourth 24 months from the grant date, an additional one- fourth 36 months from the grant date and the remaining one-fourth 48 months from the grant date.

(8)	RSUs vest as to one-third of the units on May 18, 2013, May 18, 2014, and May 18, 2015.

(9)	RSUs vest as to 100% of the shares granted on May 18, 2015.

(10)	RSUs vest as to one-third of the units 11 months from the grant date, then vest as to an additional one-third 23 months from the grant date and the remaining one-third 35 months from the grant date.

(11)

Mr. Riccitiello resigned effective March 29, 2013, and this RSU award with performance-based vesting was cancelled in entirety on that date. For additional details regarding the specific terms of this award granted to Mr. Riccitiello in fiscal 2013, see the discussion of “Supplemental CEO Performance-Based RSU Award” in the “Compensation Discussion and Analysis” above.

(12)

Represents stock options granted to Mr. Riccitiello in fiscal 2010 under our 2000 Equity Incentive Plan that were unvested at the time of his termination of employment. The vesting terms of these stock options were modified pursuant to the terms of the Separation Agreement with Mr. Riccitiello dated March 25, 2013 to allow for continued vesting through November 30, 2013.

(13)

Represents the incremental fair value of the modification to the stock option vesting terms described in footnote 12 above. For additional information about the modification of the vesting terms of Mr. Riccitiello’s stock options, see “ Individual NEO Compensation” in the “Compensation Discussion and Analysis” above.

(14)

Represents the aggregate number of RSUs with time-based vesting granted to Mr. Riccitiello in fiscal 2011, 2012 and 2013 that were unvested at the time of his termination of employment and scheduled to vest before June 19, 2014. The vesting terms of these RSUs were modified pursuant to the terms of the Separation Agreement with Mr. Riccitiello to allow for continued vesting through June 19, 2014. As a result of the modification to the vesting terms, 41,667 RSUs are expected to vest on May 16, 2013, 108,333 RSUs are expected to vest on May 18, 2013, 41,667 RSUs are expected to vest on May 16, 2014, and 41,667 RSUs are expected to vest on May 18, 2014, for an aggregate total of 233,334 RSUs that otherwise would have cancelled upon termination of employment.

(15)

Represents the incremental fair value of the modification to the RSUs with time-based vesting described in footnote 14 above. For additional information about the modification of the vesting terms of Mr. Riccitiello’s RSUs, see “Individual NEO Compensation” in the “Compensation Discussion and Analysis” above.

(16)

Represents the aggregate number of RSUs with performance-based vesting granted to Mr. Riccitiello in fiscal 2012 and 2013 that were unvested at the time of his termination of employment and subject to one or more performance measurement periods ending prior to June 19, 2014. The vesting terms of these RSUs were modified pursuant to the terms of the Separation Agreement with Mr. Riccitiello to allow for continued vesting through June 19, 2014, solely to the extent the performance metrics are achieved for the applicable measurement periods. The actual vesting of the performance-based RSUs modified pursuant to the terms of the Separation Agreement will be between zero and 200% of the target number of RSUs. For additional information about the vesting terms of Mr. Riccitiello’s RSUs with performance-based vesting, see “Individual NEO Compensation” in the “Compensation Discussion and Analysis” above.

(17)

Represents the incremental fair value of the modification to the RSUs with performance-based vesting described in footnote 16 above. For additional information about the modification of the vesting terms of Mr. Riccitiello’s RSUs with performance-based vesting, see “Individual NEO Compensation” in the “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following tables show information regarding outstanding stock options and outstanding RSUs held by the Named Executive Officers as of the end of fiscal 2013.

All stock options and RSUs were granted pursuant to EA’s 2000 Equity Incentive Plan. The market value of the unvested time-based and performance-based RSU awards is determined by multiplying the number of unvested RSUs by $17.70, the price of the Company’s common stock on March 29, 2013, the last business day of fiscal 2013. For the RSU awards subject to performance-based vesting conditions as described in the footnotes to the Outstanding Stock Awards table below, the number of shares and their value assumes the achievement of target performance goals.

	Outstanding Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
		Exercisable	Unexercisable
Lawrence F. Probst III(1)	—	—	—		—	—

Blake J. Jorgensen	—	—	—		—	—

Frank D. Gibeau	10/24/2003	60,000	—		48.79	10/24/2013
	9/2/2005	100,000	—		57.42	9/2/2015
	3/1/2006	35,000	—		52.03	3/1/2016
	8/16/2006	70,000	—		51.64	8/16/2016
	6/18/2007	35,000	—		49.71	6/18/2017
	8/16/2007	100,000	—		50.80	8/16/2017
	12/16/2008	200,000	—		16.06	12/16/2018

Patrick Söderlund	12/16/2008	70,000	—		16.06	12/16/2018
	8/17/2009	60,200	9,800	(2)	19.57	8/17/2019

Andrew Wilson	12/16/2008	10,000	—		16.06	12/16/2018
	6/16/2009	30,000	—		20.80	6/16/2019

Kenneth A. Barker	12/16/2008	50,000	—		16.06	12/16/2018

John S. Riccitiello	5/10/2007	850,000	—		49.90	5/10/2017
	9/16/2009	116,760	22,240	(3)	18.85	9/16/2016

(1)

Mr. Probst has no outstanding option awards granted to him as Executive Chairman. Mr. Probst was previously employed by the Company from 1984 to September 2008, and served as our Chief Executive Officer from May 1991 until April 2007. He has outstanding option awards from his prior role as Chief Executive Officer that were granted to him from 2003 to 2006, and outstanding option awards granted to him as a director of the Company from 2008 and 2009.

(2)

Time-based stock options that vest as to 24% of the options on the first day of the month that includes the first anniversary of the grant date, then vest as to an additional 2% of the options on the first day of each month thereafter for the next 38 months.

(3)

Time-based stock options that vest as to 24% of the options on the first day of the month that includes the first anniversary of the grant date, then vest as to an additional 2% of the options on the first day of each month thereafter for the next 38 months. Pursuant to the terms of the Separation Agreement with Mr. Riccitiello dated March 25, 2013; these options will continue to vest through November 30, 2013.

	Outstanding Stock Awards
		Time-Based Vesting Awards			Performance-Based Vesting Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lawrence F. Probst(1)	—	—		—	—		—

Blake J. Jorgensen	9/17/2012	200,000	(2)	3,540,000	—		—

Frank D. Gibeau	5/16/2008	—		—	125,000	(3)	2,212,500
	6/16/2011	—		—	66,667	(4)	1,180,006
	6/18/2012	—		—	100,000	(5)	1,770,000
	5/17/2010	43,334	(6)	767,012	—		—
	6/16/2011	66,667	(7)	1,180,006	—		—
	2/16/2012	75,000	(8)	1,327,500	—		—
	7/27/2012	300,000	(9)	5,310,000	—		—
	7/27/2012	100,000	(10)	1,770,000	—		—

Patrick Söderlund	5/16/2008	—		—	60,000	(3)	1,062,000
	6/16/2011	—		—	50,000	(4)	885,000
	6/18/2012	—		—	75,000	(5)	1,327,500
	8/17/2009	5,775	(2)	102,218	—		—
	5/17/2010	30,000	(6)	531,000	—		—
	12/16/2010	16,667	(6)	295,006	—		—
	6/16/2011	50,000	(7)	885,000	—		—
	2/16/2012	50,000	(6)	885,000	—		—
	6/18/2012	75,000	(8)	1,327,500	—		—
	7/27/2012	225,000	(9)	3,982,500	—		—

Andrew Wilson	9/16/2009	—		—	20,000	(3)	354,000
	6/18/2012	—		—	75,000	(5)	1,327,500
	5/17/2010	23,334	(6)	413,012	—		—
	6/16/2011	66,667	(7)	1,180,006	—		—
	2/16/2012	50,000	(8)	885,000	—		—
	6/18/2012	75,000	(7)	1,327,500	—		—
	7/27/2012	225,000	(9)	3,982,500	—		—

Kenneth A. Barker	5/16/2008	—		—	50,000	(3)	885,000
	5/17/2010	13,334	(6)	236,012	—		—
	6/16/2011	25,000	(7)	442,500	—		—
	2/16/2012	20,000	(8)	354,000	—		—
	6/18/2012	37,500	(7)	663,750	—		—

John S. Riccitiello	5/16/2008	—		—	200,000	(3)	3,540,000
	6/16/2011	—		—	83,333	(4)(11)	1,474,994
	6/18/2012	—		—	83,333	(5)(11)	1,474,994
	5/18/2010	66,667	(6)(12)	1,180,006	—		—
	6/16/2011	83,334	(7)(12)	1,475,012	—		—
	6/18/2012	83,333	(7)(12)	1,474,994	—		—

(1)

Mr. Probst was granted 10,000 RSUs on July 26, 2012 for his services as a director for fiscal 2013, as reported in the “Stock Awards” column of the “Fiscal 2013 Director Compensation Table” above. These RSUs will vest in their entirety on July 26, 2013.

(2)	Time-based RSUs with one-fourth of the units vesting on each of the first four anniversaries of the grant date.

(3)

Represents RSUs with performance-based vesting at the threshold target achievement level of one-third of the RSU award granted. The awards may vest in three equal amounts with the vesting of each amount contingent upon EA’s achievement of three progressively higher adjusted non-GAAP net income targets (as measured on a trailing four-quarter basis). On the grant date, we assumed that one-third of the awards would vest based upon achievement of the first non-GAAP net income target. During the fiscal year ended March 31, 2013, we determined that the performance criteria for these awards was improbable of achievement. For additional information, see Note 14,

“Stock-Based Compensation and Employee Benefit Plans”, to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

(4)

Represents RSUs with performance-based vesting at the target achievement level. The performance-based RSUs granted to our NEOs in fiscal 2012 are referred to as “Market-Based Restricted Stock Units” in Note 14, “Stock-Based Compensation and Employee Benefit Plans”, to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013. The number of RSUs that vest will be based on EA’s total stockholder return (“TSR”) relative to the performance of those companies in the NASDAQ-100 Index on April 3, 2011 (the “NASDAQ-100”). The TSR for the Company and the NASDAQ 100 will be measured over a three-year performance period covering fiscal years 2012 through 2014 with one year (fiscal 2012), two year (fiscal 2012 and 2013) and three year (fiscal 2012, 2013 and 2014) TSR measurement periods. The TSR for each measurement period will be calculated using a 90-day trailing average of the closing stock prices of the NASDAQ-100 at the end of each measurement period as compared to the 90-day trailing average of the closing stock prices of the NASDAQ-100 at the beginning of the measurement period. The actual number of shares that vest will be determined by the Compensation Committee based on the relative TSR for each measurement period and will range from zero to 200% of the target amount. In order to vest in 100% of the target number of performance-based RSUs, the Company’s TSR needs to be at the 60th percentile of the TSR of the NASDAQ-100. In order to vest in 200% of the target number of performance-based RSUs, the Company’s TSR needs to be at or above the 94th percentile of the TSR of the NASDAQ-100.

(5)

Represents RSUs with performance-based vesting at the target achievement level. The performance-based RSUs granted to our NEOs in fiscal 2013 are referred to as “Market-Based Restricted Stock Units” in Note 14, “Stock-Based Compensation and Employee Benefit Plans”, to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2013. The number of RSUs that vest will be based on EA’s total stockholder return (“TSR”) relative to the performance of those companies in the NASDAQ-100 Index on April 1, 2012 (the “NASDAQ-100”). The TSR for the Company and the NASDAQ 100 will be measured over a three-year performance period covering fiscal years 2013 through 2015, with one year (fiscal 2013), two year (fiscal 2013 and 2014) and three year (fiscal 2013, 2014 and 2015) TSR measurement periods. The TSR for each measurement period will be calculated using a 90-day trailing average of the closing stock prices of the NASDAQ-100 at the end of each measurement period as compared to the 90-day trailing average of the closing stock prices of the NASDAQ-100 for the first 90 days of the measurement period. The actual number of shares that vest will be determined by the Compensation Committee based on the relative TSR for each measurement period and will range from zero to 200% of the target amount. In order to vest in 100% of the target number of performance-based RSUs, the Company’s TSR needs to be at the 60th percentile of the TSR of the NASDAQ-100. In order to vest in 200% of the target number of performance-based RSUs, the Company’s TSR needs to be at or above the 94th percentile of the TSR of the NASDAQ-100.

(6)	Time-based RSUs with one-third of the units vesting on each of the first three anniversaries of the grant date.

(7)	Time-based RSUs with one-third of the units vesting one month prior to each of the first three anniversaries of the grant date.

(8)	Time-based RSUs with one-half of the units vesting on each of the first two anniversaries of the grant date.

(9)	Time-based RSUs that vest as to 100% of the units on May 18, 2015.

(10)	Time-based RSUs with one-third of the units vesting on May 18, 2013, May 18, 2014, and May 18, 2015.

(11)

Represents RSUs with performance-based vesting at the target achievement level that remain eligible to vest following Mr. Riccitiello’s termination of employment, effective March 29, 2013. Pursuant to the terms of Mr. Riccitiello’s Separation Agreement with the Company dated March 25, 2013, RSUs with performance-based vesting will vest solely to the extent the performance metrics are achieved for the applicable measurement periods ending on or before June 19, 2014.

(12)

Represents RSUs with time-based vesting that remain eligible to vest following Mr. Riccitiello’s termination of employment, effective March 29, 2013. Pursuant to the terms of Mr. Riccitiello’s Separation Agreement with the Company dated March 25, 2013, Mr. Riccitiello will continue to vest in all time-based RSUs that would vest in accordance with their terms on or before June 19, 2014 had he remained employed by the Company through such date.

FISCAL 2013 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows all RSUs vested and value realized upon vesting by the Named Executive Officers during fiscal 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Lawrence F. Probst III	—	—
Blake J. Jorgensen	—	—
Frank D. Gibeau	267,791	3,377,119
Patrick Söderlund	181,692	2,255,138
Andrew Wilson	112,501	1,735,061
Kenneth A. Barker	49,617	757,476
John S. Riccitiello	320,666	3,797,669

(1)	Represents shares of EA common stock released upon settlement of the RSUs during fiscal 2013.

(2)	The value realized upon vesting of RSUs is calculated by multiplying the number of RSUs vested by the prior day’s closing price of EA common stock on the vest date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Electronic Arts Key Employee Continuity Plan

All employees at the level of Vice President and above are eligible to participate in the Electronic Arts Inc. Key Employee Continuity Plan (the “CoC Plan”). The CoC Plan is a “double-trigger” plan, which provides eligible employees, including our NEOs, with certain payments and benefits if their employment is terminated without “cause” or if they resign for “good reason” during the 12-month period following a change of control of the Company or if their employment is terminated without “cause” during the two-month period preceding a change of control of the Company. Eligible employees are not entitled to any payments or benefits in the event they voluntarily resign or are terminated for “cause”. The CoC Plan payments and benefits include:

•

a cash severance payment based on a multiple of the product of an eligible executive’s base salary as in effect immediately prior to the termination of employment, plus his or her target annual bonus or annual incentive opportunity for the year in which his or her employment is terminated;

•	continued health benefits for a period ranging from six to 18 months, depending on the eligible executive’s position with the Company; and

•

full vesting on the date of employment termination of all outstanding and unvested equity awards (other than performance-based awards, certain portions of which may be subject to award and acceleration depending on the specific terms of such awards). In the case of an equity award consisting of a stock option, such stock option shall continue to be exercisable for a period of three years from the severance date (or such longer period as may be prescribed in the plan or agreement governing such option), but in no event later than the expiration date of such option.

The cash severance payment that our CEO, Company-level Presidents and Executive Vice Presidents are entitled to receive upon a qualifying termination of employment is equal to 150% of the sum of their annual base salary and target bonus opportunity. Health benefits for these same positions may continue for up to eighteen months. The cash severance payment that Company-level Senior Vice Presidents are entitled to receive upon a qualifying termination of employment is equal to 100% of the sum of their annual base salary and target bonus opportunity. Health benefits for employees at the Senior Vice President level may continue for up to twelve months.

The CoC Plan does not provide for any additional payments or benefits (for example, tax gross-ups or reimbursements) in the event that the payments under the CoC Plan and other arrangements offered by the Company or its affiliates cause an executive officer to owe an excise tax under Section 280G of the Internal

Revenue Code. However, the CoC Plan provides that, if an executive officer would receive a greater net after-tax benefit by having his or her CoC Plan payments reduced to an amount that would avoid the imposition of the Section 280G excise tax, his or her payment will be reduced accordingly.

As a condition to each executive employee’s right to receive the payments and benefits provided under the CoC Plan, the executive is required to execute a waiver of claims against the Company and will be bound by the terms of a non-solicitation agreement prohibiting the executive for a one-year period following his or her termination of employment from soliciting employees to leave the Company.

Performance-Based RSU Programs

Messrs. Riccitiello, Gibeau, Söderlund, Wilson, and Barker were each granted performance-based RSUs in fiscal 2009 or fiscal 2010, depending upon eligibility at the time of grant, based on the terms of the performance-based RSU program approved in May 2008 (the “Fiscal 2009 Performance-Based RSUs”). The Fiscal 2009 Performance-Based RSUs may be earned based upon the Company’s achievement of one of three progressively higher adjusted non-GAAP net income targets (as measured on a trailing-four-quarter basis). These targets range from approximately two to three times the Company’s non-GAAP net income for fiscal 2008 and can be earned though the performance period ending on June 30, 2013. Pursuant to the terms of the Fiscal 2009 Performance-Based RSUs, and subject to the timely execution of a severance agreement and release, in the event of a change of control of the Company prior to the expiration of the performance period, all of the unvested Fiscal 2009 Performance-Based RSUs will be automatically converted into time-based RSUs, which will vest on June 30, 2013, subject to two exceptions. If the recipient’s employment is terminated without “cause” by the Company or if the recipient resigns for “good reason” (as such terms are defined in the grant agreement), within one year of the change of control event, the recipient’s Fiscal 2009 Performance-Based RSUs will vest upon the date of termination of employment and if, during the two months immediately preceding a change of control, the recipient’s employment is terminated by the Company without “cause”, and such termination is made in connection with the change of control, as determined by the Committee in its sole discretion, then the recipient’s Fiscal 2009 Performance-Based RSUs will vest on the date of the change of control event. To the extent that the acceleration of the Fiscal 2009 Performance-Based RSUs, when taken together with other arrangements offered by EA or its affiliates, would cause a recipient of the Fiscal 2009 Performance-Based RSUs to owe an excise tax under Section 280G, the recipient’s award would be reduced to an amount that would not cause the Section 280G excise tax to apply. Notwithstanding the foregoing, if the recipient would receive a greater net after-tax benefit by having the Section 280G excise tax apply, the reduction described in the previous sentence would not be made.

Messrs. Riccitiello, Gibeau, and Söderlund were each granted performance-based RSUs in June 2011 and Messrs. Riccitiello, Gibeau, Söderlund, and Wilson were each granted performance-based RSUs in June 2012 (referred to collectively as the “Fiscal 2012 and 2013 Performance-Based RSUs”). The Fiscal 2012 and 2013 Performance-Based RSUs may be earned based upon the relative total shareholder return (“TSR”) percentile ranking of the Company as measured over a three year performance period with one-, two-, and three-year TSR measurement periods. Pursuant to the terms of the Fiscal 2012 and 2013 Performance-Based RSUs, and subject to the timely execution of a severance agreement and release, in the event of a change of control of EA prior to the expiration of the three-year performance period, the Committee shall certify the relative TSR percentile ranking of the Company as of the effective date of the change of control and that relative TSR percentile ranking will be applied to determine the number of shares that vest on each remaining vest date in the performance period. The vesting of the Fiscal 2012 and 2013 Performance-Based RSUs may be accelerated to the earlier of: (a) the date on which, during the time period beginning on the effective date of the change of control and ending on the first anniversary of the effective date of the change of control, the recipient’s employment is terminated without cause by EA or is terminated for good reason by the recipient; or (b) as of the effective date of the change of control if, during the two months immediately preceding the effective date of the change of control, the recipient’s employment is terminated by EA without cause, and such termination is made in connection with the change of control, as determined by the Committee in its sole discretion. To the extent that the acceleration of the Fiscal 2012 and 2013 Performance-Based RSUs, when taken together with other arrangements offered by EA or its affiliates, would cause a recipient of the Fiscal 2012 and 2013 Performance-Based RSUs to owe an excise tax under Section 280G, the recipient’s award would be reduced to an amount that would not cause the Section 280G excise tax to apply. Notwithstanding the foregoing, if the recipient would receive a greater net after-tax benefit by having the Section 280G excise tax apply, the reduction described in the previous sentence would not be made.

The following table sets forth potential payments under the CoC Plan and the terms of the Fiscal 2009 Performance-Based RSUs and the Fiscal 2012 and 2013 Performance-Based RSUs, as described above, to our NEOs (other than Mr. Riccitiello) upon termination of employment without “cause” or for “good reason” in connection with a change of control of the Company. For purposes of the table below, we have assumed a termination date of March 29, 2013, the last business day of fiscal 2013. The fair market value of our common stock on March 29, 2013 was $17.70 per share, representing the closing price of our common stock on March 28, 2013, as March 29, 2013 was a stock market holiday. Mr. Riccitiello resigned effective March 29, 2013 and the amounts shown in the table below represent payments he is eligible to receive, based on the terms of his Separation Agreement with the Company dated March 25, 2013. For additional information regarding the specific terms of the Separation Agreement with Mr. Riccitiello, see “Individual NEO Compensation” in the “Compensation Discussion and Analysis” above.

Name	Cash Severance Award ($)(1)	Stock Options ($)(2)	Restricted Stock Units (time-based) ($)(3)	Restricted Stock Units (performance-based) ($)(4)	Other ($)(5)	Total ($)
Lawrence F. Probst III	1,545,000	—	—	—	21,395	1,566,395
Blake J. Jorgensen	1,543,751	—	3,540,000	—	41,167	5,124,918
Frank D. Gibeau	2,110,001	—	10,354,518	4,690,502	58,038	17,213,059
Patrick Söderlund	1,622,363	—	8,008,224	2,920,500	93,449	12,644,536
Andrew Wilson	1,364,063	—	7,788,018	1,840,800	79,320	11,072,201
Kenneth A. Barker	750,750	—	1,696,262	885,000	53,292	3,385,304
John S. Riccitiello	2,060,000	—	4,130,012	2,271,491	127,730	8,589,233

(1)

Represents the sum of each NEO’s (other than Mr. Riccitiello) annual base salary as of March 29, 2013, and target non-equity incentive opportunity for fiscal 2013, as set forth in the “Fiscal 2013 Summary Compensation Table” and the “Fiscal 2013 Grants of Plan-Based Awards Table”, respectively, multiplied by 1.5 with respect to Messrs. Probst, Jorgensen, Gibeau, Söderlund and Wilson and multiplied by 1.0 with respect to Mr. Barker. The amount shown for Mr. Riccitiello represents 200% of his salary at the time of termination, payable in equal installments for a period of twenty-four months following his termination of employment.

(2)

Represents unvested outstanding options that would accelerate and vest on a qualifying termination in connection with a change of control occurring as of March 29, 2013. None of the NEO’s had unvested options with exercise prices below the closing price of our common stock on March 28, 2012, including Mr. Riccitiello whose unvested options will continue to vest through November 30, 2013 pursuant to the terms of his Separation Agreement.

(3)

Represents the value of unvested time-based RSUs that would accelerate and vest on a qualifying termination of employment in connection with a change of control occurring on March 29, 2013. For Messrs. Jorgensen, Gibeau, Söderlund, Wilson and Barker, the value was calculated by multiplying the number of time-based RSUs that would accelerate by the per-share closing price of our common stock on March 28, 2013. For Mr. Riccitiello, the value was calculated by multiplying the number of time-based RSUs that are eligible to continue to vest through June 19, 2014 pursuant to the terms of his Separation Agreement by the per-share closing price of our common stock on March 28, 2013.

(4)

Represents the value of unvested performance-based RSUs that would accelerate and vest on a qualifying termination of employment in connection with a change of control occurring on March 29, 2013. For purposes of the table, we assumed that: (1) the Fiscal 2009 Performance-Based RSUs granted to Messrs. Gibeau, Söderlund, Wilson, and Barker would accelerate and vest in full on a qualifying termination in connection with a change of control occurring as of March 29, 2013, and (2) based on the relative TSR percentile ranking of the Company as compared to that of the benchmark NASDAQ-100 Companies, as of March 29, 2013, the Fiscal 2012 Performance-Based RSUs granted to Messrs. Gibeau and Söderlund would accelerate and vest as to 42% of the target number of shares for each remaining vest date in the performance period, and the Fiscal 2013 Performance-Based RSUs granted to Messrs. Gibeau, Söderlund, and Wilson would accelerate and vest as to 112% of the target number of shares for each remaining vest date in the performance period. Pursuant to the terms of his Separation Agreement, the Fiscal 2012 and Fiscal 2013 Performance-Based RSUs granted to Mr. Riccitiello would continue to vest as to 42% and 112%, respectively, of the target number of shares with vest dates on or before June 29, 2014. The value of the performance-based RSUs was calculated by multiplying the number of RSUs that would accelerate by the per-share closing price of our common stock on March 28, 2013.

(5)

Includes eighteen months of post-termination health benefits and any accrued paid time off with respect to Messrs. Probst, Jorgensen, Gibeau, Söderlund, and Wilson and twelve months of post-termination health benefits and any accrued paid time off with respect to Mr. Barker. For Mr. Riccitiello, the amount represents the lump sum payment of $28,840, pursuant to the terms of his Separation Agreement, that was determined based on the expected cost of continued health benefits for Mr. Riccitiello and his dependents for 18 months under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the payment of $98,890 for accrued paid time off paid in connection with his termination of employment on March 29, 2013.

EQUITY COMPENSATION PLAN INFORMATION

We have three equity incentive plans (excluding plans assumed or adopted by EA in connection with acquisitions, as described in the footnotes below) that have been approved by our stockholders and under which our common stock is or has been authorized for issuance to employees or directors: the 1998 Directors’ Stock Option Plan, the 2000 Equity Incentive Plan, and the 2000 Employee Stock Purchase Plan.

The following table and related footnotes gives aggregate information regarding grants under all of our equity incentive plans as of the end of fiscal 2013 including the 2000 Equity Incentive and 2000 Employee Stock Purchase Plans.

Plan Category(1)	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
	(A)		(B)		(C)
Equity compensation plans approved by security holders	26,989,190	(2)(3)	$34.13	(4)	14,537,293	(5)
Total	26,989,190	(6)			14,537,293

(1)

The table does not include information for equity incentive plans we assumed in connection with our acquisitions of JAMDAT Mobile Inc. in 2006 and VG Holding Corp. (“VGH”) in 2008. As of March 31, 2013 a total of: (a) 433 shares were issuable upon exercise of outstanding options issued under the JAMDAT Amended and Restated 2000 Stock Incentive Plan with a weighted-average exercise price of $2.61; (b) a total of 11,295 shares were issuable upon exercise of outstanding options with a weighted-average exercise price of $53.34 under the JAMDAT 2004 Equity Incentive Plan; and (c) a total of 14,780 shares were issuable upon exercise of outstanding options with a weighted-average exercise price of $39.94 under the VG Holding Corp. 2005 Stock Incentive Plan, as amended. No shares remain available for issuance under the JAMDAT plans and no further grants will be made under the VGH plan.

(2)

Includes (a) 68,666 shares of common stock issuable upon exercise of outstanding options under the 1998 Directors’ Stock Option Plan with a weighted-average exercise price of $35.87; (b) 7,707,231 shares of common stock issuable upon exercise of outstanding options under the 2000 Equity Incentive Plan with a weighted-average exercise price of $34.11; and (c) 19,213,293 unvested RSUs outstanding under the 2000 Equity Incentive Plan. The 1998 Directors Stock Option Plan has expired and no further grants may be made under this Plan.

(3)	Does not include 3,373 unvested shares of restricted stock outstanding as of March 31, 2013 issued pursuant to the 2000 Equity Incentive Plan.

(4)	Restricted stock unit awards do not have an exercise price and therefore are not included in the calculation of the weighted-average exercise price.

(5)	Includes (a) 11,832,346 shares available for issuance under the 2000 Equity Incentive Plan and (b) 2,704,947 shares available for purchase by our employees under the 2000 Employee Stock Purchase Plan.

(6)

The total number of securities to be issued upon exercise of outstanding options, warrants, and rights, including the total number of securities referenced in footnotes (1) and (3), above, is 27,019,071.

OTHER INFORMATION

RELATED PERSON TRANSACTIONS POLICY

Our Board of Directors has adopted a written Related Person Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve or ratify and, if necessary, disclose (i) any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which EA (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any “related person” had, has or will have a direct or indirect interest, or (ii) any transaction for which EA’s Global Code of Conduct would require approval of the Board of Directors. For purposes of the policy, a

“related person” is (a) any person who is, or at any time since the beginning of EA’s last fiscal year was, a director or executive officer of EA or a nominee to become a director of EA, (b) any person who is known to be the beneficial owner of more than 5% of any class of EA’s voting securities, (c) any immediate family member or person sharing the household (other than a tenant or employee) of any of the foregoing persons, and (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Once a potential related person transaction has been identified, the Audit Committee (if the transaction involves an executive officer of the Company) or the Nominating and Governance Committee (if the transaction involves a director of EA) will review the transaction at the next scheduled meeting of such committee. In those instances in which it is not practicable or desirable to wait until the next scheduled committee meeting, the chairperson of the applicable committee shall consider the matter and report back to the relevant committee at the next scheduled meeting.

In determining whether to approve or ratify a related person transaction, the Audit Committee or Nominating and Governance Committee (or the relevant chairperson of such committee) shall consider all of the relevant facts and circumstances available. No member of the Audit Committee or Nominating and Governance Committee shall participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The Audit Committee and Nominating and Governance Committee (or the relevant chairperson) shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of EA and its stockholders, as determined in good faith.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We enter into indemnification agreements with each of the members of our Board of Directors at the time they join the Board of Directors to indemnify them to the extent permitted by law against any and all liabilities, costs, expenses, amounts paid in settlement and damages incurred by the directors as a result of any lawsuit, or any judicial, administrative or investigative proceeding in which the directors are sued or charged as a result of their service as members of our Board of Directors.

Scott Probst

Scott Probst, the son of our Executive Chairman, has been employed by the Company since 2003, most recently as a games producer. In fiscal 2013, Scott Probst received total compensation including base salary, annual performance bonus, and equity awards appropriate for his position that exceeded $120,000. The Compensation Committee, on behalf of the Nominating and Governance Committee, reviews the compensation decisions involving Scott Probst in accordance with our Related Person Transactions policy.

Other Relationships

In addition, we have engaged, and expect to continue to engage, in what we consider to be arm’s length commercial dealings with Google Inc. Mr. Huber is a Senior Vice President at Google, working on projects in the Google X division. Our commercial arrangements with Google include: providing mobile game applications in the Android Market, offering casual games in the Chrome Web Store, as well as on iGoogle and Google +, and using AdWords and DoubleClick for a variety of advertising services. To date, these transactions have not been material to us or to Google. We do not believe that Mr. Huber has a material direct or indirect interest in any of our commercial dealings with Google, and therefore do not consider these dealings to be “related person transactions” within the meaning of applicable SEC rules. Our Board of Directors considered our dealings with Google in reaching its determination that Mr. Huber is an independent director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From April 1, 2012 (the beginning of fiscal 2013) through March 31, 2013 (the end of fiscal 2013), the Compensation Committee consisted of Ms. Srere (until Ms. Srere’s retirement from the Board on July 26, 2012), Mr. Hoag, Mr. Paul (effective June 15, 2012) and Ms. Laybourne (until Ms. Laybourne’s retirement from the Board on September 26, 2012). None of these individuals is an employee or current or former officer of EA. No EA officer serves or has served since the beginning of fiscal 2013 as a member of the board of directors or the compensation committee of a company at which a member of EA’s Compensation Committee is an employee or officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires EA’s directors and executive officers, and persons who own more than 10% of a registered class of EA’s equity securities, to file reports of ownership and changes in ownership of common stock and other equity securities of EA. We have adopted procedures to assist EA’s directors and officers in complying with these requirements, which include assisting officers and directors in preparing forms for filing.

One late Form 4 filing was made on behalf of our Chief Financial Officer Blake Jorgensen regarding the grant of RSUs made to him upon the commencement of his employment with the Company. The delay in filing was the result of a Company administrative error. Mr. Jorgensen’s new hire grant of RSUs was previously disclosed on Form 8-K filed on July 31, 2012, which described the terms of Mr. Jorgensen’s compensatory arrangements. One late Form 4 filing was made on behalf of our Chief Accounting Officer Kenneth Barker regarding one sale transaction of Company common stock. The delay in filing was the result of a Company administrative error.

With the exception of the above referenced late Form 4 filings, to EA’s knowledge, based solely upon review of such reports furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended March 31, 2013, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent stockholders were complied with on a timely basis.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

If you would like us to consider a proposal to be included in our 2014 proxy statement and proxy card, you must deliver it to the Company’s Corporate Secretary at our principal executive office no later than February 14, 2014.

Stockholders who otherwise wish to present a proposal at the 2014 Annual Meeting of Stockholders must deliver written notice of the proposal to our Corporate Secretary at Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, no earlier than April 2, 2014 and no later than May 2, 2014 (provided, however, that if the 2014 Annual Meeting is held earlier than July 1, 2014 or later than August 30, 2014, proposals must be received no earlier than the close of business on the later of the 90th day prior to the 2014 Annual Meeting or the 10th day following the day on which public announcement of the 2014 Annual Meeting is first made). The submission must include certain information concerning the stockholder and the proposal, as specified in the Company’s amended and restated bylaws. Our amended and restated bylaws are included as an exhibit to a Current Report on Form 8-K we filed with the SEC on May 11, 2009, which you may access through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also request a copy of our amended and restated bylaws by contacting our Corporate Secretary at the address above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for notices of internet availability of proxy materials, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single notice, proxy statement and/or annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are EA stockholders will be “householding” our notices and proxy materials. A single notice or set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate notice or proxy materials, please notify your broker, direct your written request to our Corporate Secretary at our principal executive office at 209 Redwood Shores Parkway, Redwood City, CA 94065, or contact our Corporate Secretary at (650) 628-1500. Upon request, we will promptly provide separate copies of our notice or proxy materials. Stockholders who currently receive multiple copies of the notice or proxy materials at their address and would like to request “householding” of their communications should contact their broker.

REQUESTS TO THE COMPANY

The Company will provide without charge, to each person to whom a Notice and/or a proxy statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan, each as proposed to be amended. Any such request should be directed as follows: Stock Administration Department, Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065 — telephone number (650) 628-1500.

OTHER BUSINESS

The Board of Directors does not know of any other matter that will be presented for consideration at the Annual Meeting except as specified in the notice of the meeting. If any other matter does properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors,

Stephen G. Bené

Senior Vice President, General Counsel and Corporate Secretary

APPENDIX A

GENERAL DESCRIPTION OF THE 2000 EQUITY INCENTIVE PLAN

History

The Company’s 2000 Equity Incentive Plan (the “Equity Plan”) was adopted by our Board of Directors on January 27, 2000 and initially approved by our stockholders on March 22, 2000. The Equity Plan has been amended several times since it was initially adopted. The following general description of the Equity Plan reflects all prior amendments, as well as the amendments proposed to be adopted by the Company’s stockholders at the 2013 Annual Meeting. The following general description is qualified in its entirety by reference to the text of the Equity Plan, as proposed to be amended, as filed by the Company with the SEC on or about June 14, 2013. Unless otherwise indicated, capitalized terms used in this Appendix A shall have the meanings set forth in the text of the Equity Plan.

Shares Subject to the Equity Plan

The stock subject to issuance under the Equity Plan consists of shares of the Company’s authorized but unissued common stock. The Equity Plan, as amended to date, authorizes the issuance of up to 120,865,000 shares of common stock pursuant to awards of stock options, stock appreciation rights, restricted stock and restricted stock units. As proposed to be amended, the number of shares authorized for issuance under the Equity Plan would be increased to 138,865,000. In addition, shares are again available for grant and issuance under the Equity Plan that (a) were subject to an option granted under the Equity Plan that terminated, to the extent then unexercised, (b) were subject to a restricted stock or restricted stock unit award under the Equity Plan that is subsequently forfeited or repurchased by us at the original issue price, if any, or (c) are subject to an award of restricted stock or restricted stock units under the Equity Plan that otherwise terminates without shares being issued. The following types of shares are not available for future grant or issuance as awards under the Equity Plan: (x) shares that are not issued or delivered as a result of the net settlement of a stock option or stock appreciation right; (y) shares that are used to pay the exercise price or withholding taxes related to an award granted under the Equity Plan; and (z) shares that are repurchased by us with the proceeds of a stock option exercise.

The number of shares issuable under the Equity Plan, and under outstanding options and other awards, is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

Share Usage

Shares covered by an Award shall be counted as used as of the Grant Date. Any shares that are subject to Awards of Options or stock appreciation rights, granted on or after July 31, 2008, shall be counted against the aggregate number of shares reserved under the Equity Plan as one (1) share for every one (1) share subject to an Award of Options or stock appreciation rights. Any shares that are subject to Awards other than Options or stock appreciation rights, granted (a) on or after July 31, 2008 but prior to July 29, 2009, shall be counted against the aggregate number of shares reserved under the Equity Plan as 1.82 shares for every one (1) share granted; and (b) on or after July 29, 2009, shall be counted against the aggregate number of shares reserved under the Equity Plan as 1.43 shares for every one (1) share granted.

Eligibility

The Equity Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units. The Equity Plan provides that employees (including officers and directors who are also employees) of EA or any parent or subsidiary of EA may receive incentive stock options under the Equity Plan. Nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock units may be granted to employees and directors of EA or any parent or subsidiary of EA. As of May 20, 2013, approximately 9,200 persons were in the class of persons eligible to participate in the Equity Plan. Under the Equity Plan, as amended to date, no person is eligible to receive Awards covering more than 2,000,000 shares of common stock in any fiscal year. As proposed to be amended new employees will be eligible to receive Awards covering up to 4,000,000 shares of common stock (in the fiscal year in which they commence employment. No awards of stock appreciation rights have been made to date under the Equity Plan. A participant may hold more than one award granted under the Equity Plan.

Administration

The Equity Plan is administered by our Compensation Committee. All of the members of the Compensation Committee are “non-employee” and “independent directors” under applicable federal securities laws and NASDAQ listing requirements, and “outside directors” as defined under applicable federal tax laws. The Compensation Committee has the authority to construe and interpret the Equity Plan, grant awards and make all other determinations necessary or advisable for the administration of the Equity Plan. The members of the Compensation Committee receive no compensation for administering the Equity Plan other than their compensation for being Board of Directors and Committee members. The Company bears all expenses in connection with administration of the Equity Plan and has agreed to indemnify members of the Compensation Committee in connection with their administration of the Equity Plan. The Compensation Committee may delegate to one or more officers of the Company the authority to grant Awards under the Equity Plan to participants who are not executive officers of the Company.

Stock Options

Stock options granted under the Equity Plan may be either incentive stock options or nonqualified stock options. The exercise period of stock options is determined by the Compensation Committee but, in no event, may stock options be exercisable more than ten years from the date they are granted. The Equity Plan provides the Compensation Committee with the ability, at its discretion, to grant performance-based options subject to the achievement of one or more of the performance factors described under the heading “Performance Factors” below.

Exercise Price

The Compensation Committee determines the exercise price of each option granted under the Equity Plan. The option exercise price for each incentive and nonqualified stock option share must be no less than 100% of the “fair market value” (as defined in the Equity Plan) of a share of common stock at the time the stock option is granted. In the case of an incentive stock option granted to a stockholder that owns more than 10% of the total combined voting power of all classes of stock of EA or any parent or subsidiary of EA (a “Ten Percent Stockholder”), the exercise price for each such incentive stock option must be no less than 110% of the fair market value of a share of common stock at the time the incentive stock option is granted.

The exercise price of options and purchase price of shares granted under the Equity Plan may be paid as approved by the Compensation Committee at the time of grant: (a) in cash (by check); (b) by cancellation of indebtedness of the Company to the award holder; (c) by surrender of shares that either: (1) have been owned by the award holder for more than six (6) months and have been paid for within the meaning of SEC Rule 144; or (2) were obtained by the award holder in the public market; (d) by waiver of compensation due or accrued for services rendered; (e) with respect only to purchases upon exercise of an option, and provided that a public market for the Company’s stock exists: (1) subject to applicable laws, by a “same-day sale” commitment from the optionee and a National Association of Securities Dealers, Inc. (“NASD”) broker; or (2) by a “margin” commitment from the optionee and an NASD broker; (f) by withholding from the shares to be issued upon exercise of an award that number of shares having a fair market value equal to the minimum amount required to satisfy the exercise price or purchase price; (g) by any combination of the foregoing; or (h) such other consideration and method of payment for issuance of shares to the extent permitted by applicable laws.

No Repricings or Exchanges of Awards Without Stockholder Approval

The Compensation Committee may, at any time or from time to time, authorize the Company, with the consent of the affected Equity Plan participants, to issue new awards in exchange for the surrender and cancellation of any or all outstanding awards; provided, however, that no such exchange program may, without the approval of the Company’s stockholders, allow for the cancellation of an outstanding option or stock appreciation right in exchange for a new option or stock appreciation right having a lower exercise price. The Compensation Committee may also, subject to approval by the Company’s stockholders, at any time buy a previously granted award with payment in cash, shares (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

Outside Directors

Equity granted to non-employee directors is determined at the discretion of the Board of Directors.

In the event of our dissolution or liquidation or a “change of control” transaction, options granted to our non-employee directors under the Equity Plan will become 100% vested and exercisable in full.

In addition, our non-employee directors may elect to receive all or a portion of their cash compensation in shares of common stock. Directors making this election are entitled to receive shares having a value equal to 110% of the amount of the cash compensation foregone.

Stock Appreciation Rights

The Compensation Committee, or a committee to which it has delegated the appropriate authority, may grant stock appreciation rights (a “SAR” or “SARs”) as stand-alone awards or in addition to, or in tandem with, other awards under the Equity Plan under such terms, conditions and restrictions as the Compensation Committee, or a committee to which it has delegated the appropriate authority, may determine; provided, however, that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. A SAR is an award which provides the holder with the right to receive the appreciation in value of a set number of shares of company stock or cash over a set period of time. A SAR is similar to an option in that the holder benefits from any increases in stock price above the exercise price set forth in the award agreement. However, unlike an option, the holder is not required to pay an exercise price to exercise a SAR, but simply receives the net amount of the increase in stock price in the form of cash or stock. The exercise price for a SAR must be no less than 100% of the “fair market value” (as defined in the Equity Plan) of a share of common stock at the time the SAR is granted. In addition, the Compensation Committee, or a committee to which it has delegated the appropriate authority, may, at its discretion, subject SARs to the achievement of one or more of the performance factors described under the heading “Performance Factors” below.

Restricted Stock Awards

The Compensation Committee may grant restricted stock awards either in addition to, or in tandem with, other awards under the Equity Plan under such terms, conditions and restrictions as the Compensation Committee may determine. A restricted stock award is an offer by Electronic Arts to award shares of common stock that are subject to restrictions established by the Compensation Committee. These restrictions may be based upon completion by the award holder of a specified number of years of service or by the attainment of one or more of the performance factors described under the heading “Performance Factors” below. The purchase price, if any, for each such award is determined by the Compensation Committee at the time of grant. In the case of an award to a Ten Percent Stockholder, the purchase price must be 100% of fair market value. The purchase price, if any, may be paid for in any of the forms of consideration listed in items under “Exercise Price” above, as are approved by the Compensation Committee at the time of grant.

Restricted Stock Units

Restricted stock unit awards may be granted under the Equity Plan, either in addition to, or in tandem with, other awards under the Equity Plan under such terms, conditions and restrictions as the Compensation Committee, or a committee to which it has delegated the appropriate authority, may determine. A restricted stock unit award is similar to a restricted stock award (and may be awarded subject to any or all of the performance goals described under the heading “Performance Factors” below) except the stock is not delivered to the participant unless and until all restrictions have terminated.

Performance Factors

Performance-based stock options, stock appreciation rights, restricted stock and restricted stock unit awards with vesting and/or exercisability conditioned on one or more of the following permissible performance factors may be granted under the Equity Plan, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, to be measured over a specified performance period that may be as short as a quarter or as long as five years (unless tied to a specific and objective milestone or event), to the extent applicable on an absolute basis or relative to a pre-established target: (a) profit before tax; (b) revenue (on an absolute basis or adjusted for currency effects); (c) net revenue; (d) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (e) operating income; (f) operating margin; (g) operating profit; (h) controllable operating profit, or net operating profit; (i) net profit; (j) gross margin; (k) operating expenses or operating expenses as a percentage of revenue; (l) net income; (m) diluted earnings per share; (n) total stockholder return; (o) market share; (p) return on assets or net assets; (q) the Company’s stock price; (r) growth in stockholder value relative to a pre-determined index; (s) return on equity; (t) return on invested capital; (u) cash flow (including free cash flow or operating cash flows); (v) cash conversion cycle; (w) economic value added; (x) individual confidential business objectives; (y) contract awards or backlog; (z) overhead or other expense reduction; (aa) credit rating; (bb) strategic plan development and implementation; (cc) succession plan development and implementation; (dd) improvement in workforce diversity; (ee) customer indicators; (ff) new product invention or innovation; (gg) attainment of research and development milestones; (hh) improvements in productivity; or (ii) attainment of objective operating goals and employee metrics.

In addition, the Committee may, in its sole discretion and in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance factors to preserve the Committee’s original intent regarding the performance factors at the time of the initial award grant.

Mergers, Consolidations, and Change of Control

Except for automatic grants to non-employee directors, in the event of a merger, consolidation, dissolution or liquidation of EA, the sale of substantially all of its assets or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the Equity Plan or provide substantially similar consideration, shares or other property as was provided to our stockholders (after taking into account the provisions of the awards). In the event that the successor corporation does not assume, replace or substitute awards, such awards will accelerate and all options will become exercisable in full prior to the consummation of the transaction at the time and upon the conditions as the Compensation Committee determines. Any awards not exercised prior to the consummation of the transaction will terminate.

Transferability

Incentive stock options granted under the Equity Plan are not transferable other than by means of a distribution upon the optionee’s death. Nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock unit awards are subject to similar restrictions on transfer unless otherwise determined by the Compensation Committee and except that nonqualified stock options may be transferred to family members and trusts or foundations controlled by, or primarily benefiting, family members of the optionee.

Term of the Equity Plan

The Equity Plan expires in 2020 unless terminated earlier by the Board of Directors.

United States Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE EQUITY PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. IN ADDITION, THE INTERNAL REVENUE SERVICE COULD, AT ANY TIME, TAKE A POSITION CONTRARY TO THE INFORMATION DESCRIBED IN THE FOLLOWING SUMMARY. ANY TAX EFFECTS THAT ACCRUE TO NON-U.S. PARTICIPANTS AS A RESULT OF PARTICIPATING IN THE EQUITY PLAN ARE GOVERNED BY THE TAX LAWS OF THE COUNTRIES IN WHICH SUCH PARTICIPANT RESIDES OR IS OTHERWISE SUBJECT. EACH PARTICIPANT IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE EQUITY PLAN.

Incentive Stock Options

A participant will recognize no income upon grant or vesting of an incentive stock option and will generally not incur tax on its exercise. Unless the participant is subject to the alternative minimum tax (“AMT”), the participant will recognize income only when the shares acquired upon the exercise of an incentive stock option (the “ISO Shares”) are sold or otherwise disposed of. If the participant holds ISO Shares for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the participant will realize a long-term capital gain or loss (rather than ordinary income) upon disposition of the ISO Shares. This long-term capital gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the participant disposes of ISO Shares prior to the expiration of either the one-year or two-year required holding period (a “disqualifying disposition”), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO Shares were held by the participant.

Alternative Minimum Tax

The Alternative Minimum Tax (“AMT”) is a separately computed tax which was devised to ensure that at least a minimum amount of income tax is paid. AMT is imposed only if and to the extent that a participant would pay more tax if his or her income tax were calculated pursuant to the AMT rules than if calculated in the regular manner. The difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise is includable as income for purposes of calculating the AMT for both (i) a vested ISO and (ii) an unvested ISO for which the participant makes a timely election under Section 83(b) of the U.S. Internal Revenue Code (an “83(b) election”).

Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount. The AMT (imposed to the extent it exceeds the taxpayer’s regular income tax) is 26 or 28 percent of a taxpayer’s alternative minimum taxable income. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as the exercise of an incentive stock option, those ISO Shares are not included in the AMT calculation.

If a participant has to pay AMT, he or she is entitled to a credit against income tax (but not AMT) in later years subject to many restrictions. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the amount that was previously included in alternative minimum taxable income in the year of exercise, i.e. the difference between the amount paid for the ISO Shares and the fair market value of the ISO Shares on the date of exercise.

Nonqualified Stock Options

A participant will generally not recognize any taxable income at the time a nonqualified stock option (“NQSO”) is granted or vests provided the exercise price is no less than the fair market value of the underlying shares on the grant date. Upon exercise of a vested NQSO, the participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price. The included amount will be taxed as ordinary income to the participant and will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the award or withholding out of the participant’s salary). Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as a capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the participant.

Restricted Stock Awards

A participant who receives a restricted stock award will include the amount of the award in income as compensation at the time that any forfeiture restrictions on the shares of stock lapse, unless the participant makes a timely 83(b) election. If the participant does not timely make an 83(b) election, the participant will include in income the fair market value of the shares of stock on the date that the restrictions lapse as to those shares, less any purchase price paid for such shares. The included amount will be taxed as ordinary income to the participant and will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the participant’s award or withholding out of the participant’s salary).

If the participant makes a timely 83(b) election, the participant will, at the time the award is received, include the fair market value of the shares of stock on the date of receipt of the award (determined without regard to lapse restrictions), less any purchase price paid for such shares in income as compensation. The income will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the participant’s salary or withholding out of the participant’s award). If the award is subsequently forfeited, the participant will not receive any deduction for the amount previously taxed as ordinary income.

Restricted Stock Units

A participant will recognize income as compensation with respect to an award of restricted stock units at the time that the restrictions lapse, provided the shares are issued on the date the restrictions lapse. The participant will include in income the fair market value of the shares of stock on the date that the restrictions lapse as to those shares, less any purchase price paid for such shares. The included amount will be taxed as ordinary income to the participant and will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the participant’s award or withholding out of the participant’s salary).

Stock Appreciation Rights

Assuming that a stock appreciation right (“SAR”) is granted at an exercise price that is not less than the fair market value of the underlying shares on the grant date, a participant will not recognize any taxable income at the time a SAR is granted or when the SAR vests. However, upon exercise of a vested SAR, an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price will be included in income as compensation to the participant. The included amount will be taxed as ordinary income to the participant and will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the award or withholding out of the participant’s salary). Upon resale of the shares issued to the participant at the time of exercise, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the participant.

Internal Revenue Code Section 409A

At the present time, the Company intends to grant equity awards to participants which are either outside the scope of Section 409A of the U.S. Internal Revenue Code or are exempted from the application of Section 409A. If an equity award is subject to Section 409A and the requirements of Section 409A are not met, participants may suffer adverse tax consequences with respect to the equity award. Such consequences may include taxation at the time of the vesting of the award, an additional 20 percent tax penalty on the non-compliant deferred income and interest and penalties on any deferred income.

Tax Treatment of the Company

To the extent that the participant recognizes ordinary income and the Company properly reports such income to the Internal Revenue Service (the “IRS”), the Company generally will be entitled to a deduction in connection with the exercise of a NQSO or a SAR by a participant or upon the lapse of restrictions with respect to a participant’s restricted stock or restricted stock unit award. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the ISO Shares and provided that the Company properly reports such income to the IRS.

ERISA

The Equity Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Proposed Amendments to the Equity Plan

At the 2013 Annual Meeting, stockholders will be asked to approve an amendment to the Equity Plan to increase the number of shares authorized under the Equity Plan by 18,000,000 shares. Stockholders will also be asked to approve an amendment to provide that new employees may receive awards under the Equity Plan covering up to 4,000,000 shares per fiscal year, all of which may be granted as awards of stock options, restricted stock, restricted stock units, stock appreciation rights, or any combination thereof.

APPENDIX B

GENERAL DESCRIPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

History.    The 2000 Purchase Plan was adopted by the Board on May 25, 2000, approved by the Stockholders on July 27, 2000, and has been subsequently amended.

Purpose.    The purpose of the Purchase Plan is to provide employees of the Company with a convenient means of acquiring common stock of the Company through payroll deductions, to enhance the employees’ sense of participation in the affairs of the Company and subsidiaries, and to provide an incentive for continued employment.

Administration.    The Purchase Plan is administered on behalf of the Board by the Compensation Committee of the Board. The interpretation by the Compensation Committee of any provision of the Purchase Plan is final and binding on all participating employees.

Eligibility.    All employees of the Company (including directors who are employees), or any parent or subsidiary, are eligible to participate in the Purchase Plan except the following: (i) employees who are not employed by the Company on the 15th day of the month before the beginning of an Offering Period (as defined below); (ii) employees who are customarily employed for less than 20 hours per week; (iii) employees who are customarily employed for less than five months in a calendar year; and (iv) employees who, pursuant to Section 424(d) of the Code, own or hold options to purchase or who, as a result of participation in the Purchase Plan, would own stock or hold options to purchase stock representing five percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary. As of May 20, 2013, the Company estimates that approximately 10,325 persons were eligible to participate in the Purchase Plan.

Participation.    Each offering of the Company’s common stock under the Purchase Plan is for a period of one year (the “Offering Period”). Offering Periods commence on the first business day of March and September of each year. The first day of each Offering Period is the “Offering Date” for such Offering Period. An employee cannot participate simultaneously in more than one Offering Period. Each Offering Period consists of two six-month purchase periods (each a “Purchase Period”) commencing on the first business day of March and September. The last day of each Purchase Period is a “Purchase Date.”

Employees may participate in the Purchase Plan during each pay period through payroll deductions. An employee sets the rate of such payroll deductions, which may not be less than two percent nor more than 10 percent of the employee’s base salary, wages, commissions, overtime, shift premiums and bonuses plus draws against commissions, unreduced by the amount by which the employee’s salary is reduced pursuant to Sections 125 or 401(k) of the Code. Eligible employees may elect to participate in any Offering Period by enrolling as provided under the terms of the Purchase Plan. Once enrolled, a participating employee will automatically participate in each succeeding Offering Period unless such employee withdraws from the Offering Period. After the rate of payroll deductions for an Offering Period has been set by an employee, that rate continues to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the employee is automatically enrolled) unless otherwise changed by the employee. The employee may increase or lower the rate of payroll deductions for any subsequent Offering Period but may only lower the rate of payroll deductions during the current Purchase Period. Not more than one change may be made effective during any one Purchase Period.

In any given Purchase Period, no employee may purchase more than (a) twice the number of shares that could have been purchased with the payroll deductions if the purchase price were determined by using 85 percent of the fair market value of a share of the Company’s common stock on the Offering Date or (b) the maximum number of shares set by the Board. In addition, no employee may purchase shares at a rate that, when aggregated with all other rights to purchase stock under all other employee stock purchase plans of the Company, or any parent or subsidiary of the Company, exceeds $25,000 in fair market value (determined on the Offering Date) for each year.

Purchase Price.    The purchase price of shares that may be acquired in any Purchase Period under the Purchase Plan is 85 percent of the lesser of (a) the fair market value of the shares on the Offering Date of the Offering Period in which the participant is enrolled or (b) the fair market value of the shares on the Purchase Date. The fair market value of the common stock on a given date is the closing price of the common stock on the immediately preceding business day as quoted on the NASDAQ Global Select Market.

Purchase of Stock.    The number of whole shares an employee may purchase in any Purchase Period is determined by dividing the total amount of payroll deductions withheld from the employee during the Purchase Period pursuant to the Purchase Plan by the price per share determined as described above, subject to the limitations described above. The purchase takes place automatically on the last market day of the Purchase Period.

Withdrawal.    An employee may withdraw from any Offering Period at any time at least 15 days prior to the end of an Offering Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the employee enrolls in the new Offering Period in the same manner as for initial participation in the Purchase Plan.

Termination of Employment.    Termination of an employee’s employment for any reason, including retirement or death, immediately cancels the employee’s participation in the Purchase Plan. In such event, the payroll deductions credited to the employee’s account will be returned to such employee or, in case of death, to the employee’s legal representative.

Adjustment Upon Changes in Capitalization.    The number of shares subject to any purchase, and the number of shares issuable under the Purchase Plan, is subject to adjustment in the event of a recapitalization of the Company’s common stock. In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate and the Board may, in its sole discretion, give participants the right to purchase shares that would not otherwise be purchasable until the last day of the applicable Purchase Period.

Tax Treatment of U.S.-based Participants.    Participating employees in the U.S. will not recognize income for federal income tax purposes either upon enrollment in the Purchase Plan or upon the purchase of shares. All federal income tax consequences are deferred until a participating U.S. employee sells the shares, disposes of the shares by gift, or dies.

If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the employee dies while owning the shares, the employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15 percent of the fair market value of the shares at the beginning of the Offering Period; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death, exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or are otherwise disposed of, including by way of gift (but not death, bequest or inheritance), prior to the expiration of either the one-year or the two-year holding periods described above (in any case a “disqualifying disposition”), the employee will realize ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the shares at the date of purchase was greater than the purchase price. This excess will constitute ordinary income in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses in excess of capital gains may be offset annually against ordinary income. Ordinary income recognized by an employee upon a disqualifying disposition constitutes taxable compensation that will be reported on a W-2 form. The Company takes the position that any ordinary income recognized upon a sale or other disposition is not subject to withholding.

Tax Treatment of Non-U.S.-based Participants.    For participants residing outside the U.S., the Company will assess its requirements regarding tax, social insurance and other applicable taxes in connection with participation in the Purchase Plan. These requirements may change from time to time as laws or interpretations change.

Tax Treatment of the Company.    The Company is entitled to a deduction in connection with the disposition of shares acquired under the Purchase Plan only to the extent that the employee recognized ordinary income on a disqualifying disposition of the shares. The Company treats any transfer of record ownership of shares, including transfer to a broker or nominee or into “street name,” as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, employees are required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Purchase Plan.

Proposed Amendment of the 2000 Employee Stock Purchase Plan

At the 2013 Annual Meeting, stockholders will be asked to increase by 7,000,000 the number of shares of the Company’s common stock reserved for issuance under the Purchase Plan.

APPENDIX C

ELECTRONIC ARTS INC.

2000 EQUITY INCENTIVE PLAN

As Proposed to be Amended by the Stockholders on July 31, 2013

1. PURPOSE. The purpose of this Plan is to provide incentives to attract retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights. Capitalized terms not defined in the text are defined in Section 24.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available for Awards. Subject to Sections 2.2, 2.3 and 19, the aggregate number of Shares that have been reserved pursuant to this Plan is 138,865,000 Shares. Shares that are: (a) subject to issuance upon exercise of an Award but cease to be subject to such Award for any reason other than exercise of such Award; (b) subject to an Award granted hereunder but are forfeited; or (c) subject to an Award that otherwise terminates or is settled without Shares being issued shall revert to and again become available for issuance under the Plan in the same amount as such Shares were counted against the number of Shares reserved pursuant to Section 2.2. The following Shares shall not again become available for issuance under the Plan: (x) Shares that are not issued or delivered as a result of the net settlement of an Option or Stock Appreciation Right; (y) Shares that are used to pay the exercise price or withholding taxes related to an Award; or (z) Shares that are repurchased by the Company with the proceeds of an Option exercise. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options and Stock Appreciation Rights granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.2 Share Usage. Shares covered by an award shall be counted as used as of the Grant Date. Any Shares that are subject to Awards of Options or SARs, granted on or after July 31, 2008, shall be counted against the aggregate number of Shares reserved as set forth in Section 2.1 as one (1) Share for every one (1) Share subject to an Award of Options or SARs. Any Shares that are subject to Awards other than Options or SARs, granted (a) on or after July 31, 2008 but prior to July 29, 2009, shall be counted against the number of Shares available for grant (as set forth in Section 2.1) as 1.82 Shares for every one (1) Share granted; and (b) on or after July 29, 2009, shall be counted against the number of Shares available for grant (as set forth in Section 2.1) as 1.43 Shares for every one (1) Share granted.

2.3 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Awards, and (c) the number of Shares associated with other outstanding Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees and directors of the Company or any Parent or Subsidiary of the Company. No person will be eligible to receive Awards covering more than 2,000,000 Shares in any fiscal year under this Plan, other than new employees of the company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the company), who are eligible to receive

Awards covering up to a maximum of 4,000,000 Shares in the fiscal year in which they commence their employment. For purposes of these limits, each Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. A person may be granted more than one Award under this Plan.

4. ADMINISTRATION.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)	select persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability and payment of Awards;

(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned; and

(k)	make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to (i) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan, and (ii) grant an Award under this Plan to Participants who are not Insiders of the Company.

4.3 Section 162(m). To the extent that Awards are granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee, which may be the Committee, of two or more “outside directors” within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the committee, in its discretion, may set restrictions based upon the achievement of performance goals. The performance goals shall be set by the committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards that are intended to qualify under Section 162(m) of the Code, the committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the performance goals).

5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period; Performance Goals.

(a) Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided, further, that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

(b) Participant’s ability to exercise Options shall be subject to such restrictions, if any, as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Stock Option Agreement. Options may vary from Participant to Participant and between groups of Participants. Should the Committee elect to impose restrictions on an Option, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Option; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares subject to such Option. Prior to such Option becoming exercisable, the Committee shall determine the extent to which such Performance Factors have been met. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different Performance Periods and have different performance goals and other criteria.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 9 of this Plan.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c) Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In the event that the Committee has delegated to one or more officers of the Company the authority set forth in Section 4.2 above and Participant has been notified that such officer or officers has made a determination that Participant has been terminated for Cause, Participant shall have five (5) business days (measured from the date he or she was first notified of such determination) to appeal such determination to the Committee. If Participant appeals to the Committee in a timely manner, the Committee shall give the Participant an opportunity to present to the Committee evidence on his or her behalf. If the Committee has not delegated to one or more officers of the Company the authority set forth in Section 4.2, and the Committee makes such Cause determination itself, such decision shall be deemed final and unappealable. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company or Subsidiary dispatches notice or advice to the Participant that his service is terminated.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options, provided however, that (i) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted,

(ii) any such action shall not extend the exercise period of the Option to a date later than the later of (a) the fifteenth day of the third month following the date on which the Option otherwise would have expired or (b) December 31 of the calendar year in which the Option would have otherwise expired, and (iii) the Committee may not reduce the Exercise Price of outstanding Options without the approval of the stockholders. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to grant or to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), if any, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1 Form of Restricted Stock Award. All grants or purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment, if any, for the Shares to the Company within thirty (30) days, or such other date as may be set forth in the Restricted Stock Purchase Agreement, from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment, if any, for the Shares to the Company within thirty (30) days, or such other date as may be set forth in the Restricted Stock Purchase Agreement, then the offer will terminate, unless otherwise determined by the Committee.

6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award, if any, will be determined by the Committee on the date the Restricted Stock Award is granted. At the Committee’s discretion, consideration for the Restricted Stock Award may be in the form of continued service to the Company or a Subsidiary. Payment of the Purchase Price may be made in accordance with Section 9 of this Plan.

6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee determines otherwise in the case of a Participant who is not a “covered employee” for purposes of Section 162(m) of the Code in the year of Termination.

7. RESTRICTED STOCK UNITS. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of the Company’s Common Stock. A Restricted Stock Unit does not constitute a share of, nor represent any ownership interest in, the Company. The Committee will determine the number of Restricted Stock Units granted to any eligible person; whether the Restricted Stock Units will be settled in Shares, in cash, or in a combination of the two; the price to be paid (the “Purchase Price”), if any, for any Shares issued pursuant to a Restricted Stock Unit; the restrictions to which the Restricted Stock Units will be subject, and all other terms and conditions of the Restricted Stock Units, subject to the following:

7.1 Form of Restricted Stock Unit Award. All Restricted Stock Units granted pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Unit Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock Units will be accepted by the Participant’s execution and delivery of the Restricted Stock Unit Agreement within thirty (30) days, or such other date as may be set forth in the Restricted Stock Unit Agreement, from the date the Restricted Stock Unit Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Unit Agreement within thirty (30) days, or such other date as may be set forth in the Restricted Stock Unit Agreement, then the offer will terminate, unless otherwise determined by the Committee.

7.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Unit, if any, will be determined by the Committee on the date the Restricted Stock Unit is granted. At the Committee’s discretion, consideration for the Restricted Stock Unit may be in the form of continued service to the Company or a Subsidiary. Payment of the Purchase Price, if any, shall be made in accordance with Section 9 of this Plan when the Shares are issued.

7.3 Terms of Restricted Stock Units. Restricted Stock Units shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Unit Agreement. Restricted Stock Units may vary from Participant to Participant and between groups of Participants. Prior to the grant of Restricted Stock Units, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Unit; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Restricted Stock Units that will be awarded to the Participant. Prior to the payment (whether in Shares, cash or otherwise) of any Restricted Stock Units, the Committee shall determine the extent to which such Restricted Stock Units have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Units that are subject to different Performance Periods and have different performance goals and other criteria.

7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Units only to the extent earned as of the date of Termination in accordance with the Restricted Stock Unit Agreement, unless the Committee determines otherwise in the case of a Participant who is not a “covered employee” for purposes of Section 162(m) of the Code in the year of Termination.

7.5 Payment When Restrictions Lapse. The cash or Shares that a Participant is entitled to receive pursuant to a Restricted Stock Unit shall be paid or issued to the Participant when all applicable restrictions and other conditions applicable to the Restricted Stock Unit have lapsed or have been satisfied, unless the Restricted Stock Unit Agreement provides for a later settlement date in compliance with Section 409A of the Code.

8. STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights or SARs to eligible persons and will determine the number of Shares subject to the SARs, the Exercise Price of the SARs, the period during which the SARs may be exercised, and all other terms and conditions of the SARs, subject to the following:

8.1 Form of SAR Grant. SARs granted under this Plan will be evidenced by an Award Agreement that will expressly identify the SARs as freestanding SARs (SARs granted independent of any other Option), tandem SARs (SARs granted in connection with an Option, or any portion thereof), or any combination thereof (“SAR Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

8.2 Date of Grant. The date of grant of a SAR will be the date on which the Committee makes the determination to grant such SAR, unless otherwise specified by the Committee. The SAR Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the SAR.

8.3 Exercise Price and Other Terms.

(a) The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted; provided, further, that the Exercise Price for freestanding SARs shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date. The Exercise Price for tandem SARs shall equal the Exercise Price of the related Option.

(b) Participant’s ability to exercise SARs shall be subject to such restrictions, if any, as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual SAR Agreement. SARs may vary from Participant to Participant and between groups of Participants. Should the Committee elect to impose restrictions on a SAR, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the SAR; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares subject to such SAR. Prior to such SAR becoming exercisable, the Committee shall determine the extent to which such Performance Factors have been met. Performance Periods may overlap and Participants may participate simultaneously with respect to SAR that are subject to different Performance Periods and have different performance goals and other criteria.

8.4 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. Tandem SARs may be exercised only with respect to the Shares for which the related Option is then exercisable. With respect to tandem SARs granted in connection with an Option: (a) the tandem SARs shall expire no later than the expiration of the underlying Option; (b) the value of the payout with respect to the tandem SARs shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SARs are exercised; and (c) the tandem SARs shall be exercisable only when the Fair Market Value of the Shares subject to the underlying Option exceeds the Exercise Price of the Option.

8.5 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

8.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between (i) the Fair Market Value of a Share on the date of exercise (or such other date as may be determined by the Committee and set forth in the Participant’s SAR Agreement) and (ii) the Exercise Price; times

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of the SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

8.7 Termination. Notwithstanding the exercise periods set forth in the SAR Agreement, exercise of a SAR will always be subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s SAR only to the extent that such SAR would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event, no later than the expiration date of the SAR.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s SAR may be exercised only to the extent that such SAR would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the SAR.

(c) Notwithstanding the provisions in paragraph 8.7(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the SAR shall be entitled to exercise any SAR with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. In the event that the Committee has delegated to one or more officers of the Company the authority set forth in Section 4.2 above and Participant has been notified that such officer or officers has made a determination that Participant has been terminated for Cause, Participant shall have five (5) business days (measured from the date he or she was first notified of such determination) to appeal such determination to the Committee. If Participant appeals to the Committee in a timely manner, the Committee shall give the Participant an opportunity to present to the Committee evidence on his or her behalf. If the Committee has not delegated to one or more officers of the Company the authority set forth in Section 4.2, and the Committee makes such Cause determination itself, such decision shall be deemed final and unappealable. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company or Subsidiary dispatches notice or advice to the Participant that his service is terminated.

8.8 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding SARs and authorize the grant of new SARs, provided however, that (i) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any SAR previously granted, (ii) any such action shall not extend the exercise period of the SAR to a date later than the later of (a) the fifteenth day of the third month following the date on which the SAR otherwise would have expired or (b) December 31 of the calendar year in which the Option would have otherwise expired, and (iii) the Committee may not reduce the Exercise Price of outstanding SARs without the approval of the stockholders.

9. PAYMENT FOR SHARE PURCHASES. Where expressly approved for the Participant by the Committee and where permitted by law, payment for Shares purchased pursuant to this Plan may:

(a)	be made in cash (by check);

(b)	by cancellation of indebtedness of the Company to the Participant;

(c)	by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(d)	by waiver of compensation due or accrued to the Participant for services rendered;

(e)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1)	through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)	through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f)	by withholding from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to satisfy the Exercise Price or Purchase Price (the Fair Market Value of the Shares to be withheld shall be determined on the date that the Award is exercised by the Participant); or

(g)	by any combination of the foregoing; or

(h)	such other consideration and method of payment for issuance of Shares to the extent permitted by applicable laws.

10. GRANTS TO OUTSIDE DIRECTORS.

10.1 Types of Awards and Shares. Outside Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 10 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

10.2 Eligibility. Awards pursuant to this Section 10 shall be granted only to Outside Directors. An Outside Director who is appointed, elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 10.

10.3 Vesting, Exercisability and Settlement.

(a) Except as set forth below in Section 10.3(b), Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Outside Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

(b) Notwithstanding any provision to the contrary, in the event of a corporate transaction described in Section 19.1, the vesting of all Awards granted to Outside Directors pursuant to this Section 10 will accelerate and such Awards will become exercisable (to the extent applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three months of the consummation of said event. Any Awards not exercised within such three-month period shall expire.

10.4 Shares in Lieu of Cash Compensation. Each Outside Director may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him as a director (including the annual retainer and any fees payable for serving on the Board or a Committee of the Board) and to receive in lieu thereof Shares. Any such election shall be in writing and must be made before the services are rendered giving rise to such compensation, and may not be revoked or changed thereafter during the Outside Director’s term. On such election, the cash compensation otherwise payable will be increased by 10% for purposes of determining the number of Shares to be credited to such Outside Director. If an Outside Director so elects to receive Shares in lieu of cash, there shall be credited to such Outside Director a number of Shares equal to the amount of the cash compensation so reduced (increased by 10% as described in the preceding sentence) divided by the Fair Market Value on the day in which the compensation would have been paid in the absence of such election.

11. WITHHOLDING TAXES.

11.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax and social security requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax and social security requirements.

11.2 Stock Withholding. When, under applicable tax or social security laws, a Participant incurs tax or social security liability in connection with the exercise or vesting of any Award that is subject to tax or social security withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum tax or social security withholding obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

12. TRANSFERABILITY.

12.1 Except as otherwise provided in this Section 12, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

12.2 All Awards other than NQSOs and SARs. All Awards other than NQSOs and SARs shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

12.3 NQSOs and SARs. Unless otherwise restricted by the Committee, a NQSO and SAR shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO or SAR by “permitted transfer;” and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in a Stock Option Agreement or SAR Agreement, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO and SAR but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

13. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

13.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 13.2.

13.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

14. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

15. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

16. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards; provided, however, that no such exchange program may, without the approval of the Company’s stockholders, allow for the cancellation of an outstanding Option or Stock Appreciation Right followed by its replacement with a new Option or Stock Appreciation Right having a lower Exercise Price. The Committee may, subject to approval by the Company’s stockholders, at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

17. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

18. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

19. CORPORATE TRANSACTIONS.

19.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Section 19.1, such Awards will accelerate and will become exercisable in full prior to the consummation of such transaction at such time and on such conditions as the Committee will determine, and if such Awards are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

19.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

19.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Sections 409A and 424(a) of the Code). In the event the Company elects to grant a new Option or SAR rather than assuming an existing option, such new Option or SAR may be granted with a similarly adjusted Exercise Price.

20. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option or SAR may be exercised prior to initial stockholder approval of this Plan; (b) no Option or SAR granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

21. TERM OF PLAN/GOVERNING LAW. Unless terminated as provided herein, this Plan will continue in effect twenty (20) years from the date this Plan was first adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

22. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

23. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

24.	DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means the commission of an act of theft, embezzlement, fraud, dishonesty, other acts constituting gross misconduct, or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Company” means Electronic Arts Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option or a SAR, as the case may be, may purchase the Shares issuable upon exercise of such Option or SAR.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)	if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal;

(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)	if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(d)	if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(a)	child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b)	any person (other than a tenant or employee) sharing the Participant’s household;

(c)	a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d)	a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e)	any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a)	Profit Before Tax;

(b)	Revenue (on an absolute basis or adjusted for currency effects);

(c)	Net revenue;

(d)	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

(e)	Operating income;

(f)	Operating margin;

(g)	Operating profit;

(h)	Controllable operating profit, or net operating profit;

(i)	Net Profit;

(j)	Gross margin;

(k)	Operating expenses or operating expenses as a percentage of revenue;

(l)	Net income;

(m)	Earnings per share;

(n)	Total stockholder return;

(o)	Market share;

(p)	Return on assets or net assets;

(q)	The Company’s stock price

(r)	Growth in stockholder value relative to a pre-determined index;

(s)	Return on equity;

(t)	Return on invested capital;

(u)	Cash Flow (including free cash flow or operating cash flows)

(v)	Cash conversion cycle;

(w)	Economic value added;

(x)	Individual confidential business objectives;

(y)	Contract awards or backlog;

(z)	Overhead or other expense reduction;

(aa)	Credit rating;

(bb)	Strategic plan development and implementation;

(cc)	Succession plan development and implementation;

(dd)	Improvement in workforce diversity;

(ee)	Customer indicators;

(ff)	New product invention or innovation

(gg)	Attainment of research and development milestones;

(hh)	Improvements in productivity;

(ii)	Attainment of objective operating goals and employee metrics.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

“Performance Period” means the period of service determined by the Committee, which shall be no less than one calendar quarter nor more than five years (unless tied to a specific and objective milestone or event), during which time of service or performance is to be measured for Awards.

“Plan” means this EA 2000 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares that are subject to restrictions pursuant to Section 6.

“Restricted Stock Unit” means an award of the right to receive, in cash or Shares, the value of a share of the Company’s Common Stock pursuant to Section 7.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.

“Stock Appreciation Right” or “SAR” means an Award, granted alone or in tandem with a related Option that pursuant to Section 8 is designated as a SAR.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

APPENDIX D

ELECTRONIC ARTS INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

As Proposed to be Amended by the Stockholders on July 31, 2013

1. Establishment of Plan. Electronic Arts Inc., (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this 2000 Employee Stock Purchase Plan (the “Plan”). For purposes of this Plan, “parent corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends that the Plan shall feature two components: (i) an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section) for participants residing in the U.S., and (ii) an “employee stock purchase plan” that is intended to grant purchase rights under rules, procedures or sub-plans that are not intended to qualify Section 423 of the Code for participants that are not residing in the U.S. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 25,300,000 shares of Common Stock are reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.

2. Purposes. The purpose of the Plan is to provide employees of the Company and its Subsidiaries designated by the Board of Directors as eligible to participate in the Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and its Subsidiaries, and to provide an incentive for continued employment.

3. Administration. This Plan may be administered by the Board or a committee appointed by the Board (the “Committee”). The Plan shall be administered by the Board or a committee appointed by the Board consisting of not less than three (3) persons (who are members of the Board), each of whom is a disinterested director. As used in this Plan, references to the “Committee” shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, if applicable, all questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board of Directors of the Company for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

4. Eligibility. Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:

(a) employees who are not employed by the Company or its Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;

(b) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and

(c) employees who would, by virtue of their participation in such Offering Period, be participating simultaneously in more than one Offering Period under the Plan.

For employees of Subsidiaries located in the U.S., the following would not be eligible to participate in an Offering Period:

(a) employees who are customarily employed for less than 20 hours per week, and

(b) employees who are customarily employed for less than five (5) months in a calendar year.

5. Offering Dates. The Offering Periods of the Plan (the “Offering Period”) shall be of twelve (12) months duration commencing on the first business day of March and September of each year and ending on the last business day of February and August, respectively, hereafter. The first Offering Period shall commence on September 1, 2000. The first day of each Offering Period is referred to as the “Offering Date”. Each Offering Period shall consist of two (2) six-month purchase periods (individually, a “Purchase Period”), during which payroll deductions of the participant are accumulated under this Plan. Each such six-month Purchase Period shall commence on the first business day of March and September of an Offering Period and shall end on the last business day of the following August and February, respectively. The last business day of each Purchase Period is hereinafter referred to as the Purchase Date. The Board of Directors of the Company shall have the power to change the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period, as the case may be, to be affected.

6. Participation in the Plan. Eligible employees may become participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company’s or Subsidiary’s (whichever employs such employee) payroll department (the “payroll department”) not later than the 15th day of the month before such Offering Date unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period a subscription agreement authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the payroll department by such date after becoming eligible to participate in such Offering Period under the Plan shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in the Plan by filing the subscription agreement with the payroll department not later than the 15th day of the month preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan. Any participant whose option expires and who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period. A participant in the Plan may participate in only one Offering Period at any time.

In jurisdictions where payroll deductions are not permitted under local law, the eligible employees may participate in the Plan by making contributions in the form that is acceptable and approved by the Board or Committee.

7. Grant of Option on Enrollment. Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on each Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee’s payroll deduction account during such Purchase Period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (the “Entry Price”) or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date, provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to all Purchase Periods within the applicable Offering Period or Purchase Period, or (b) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 hereof.

8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a) the fair market value on the Offering Date, or

(b) the fair market value on the Purchase Date.

For purposes of the Plan, the term “fair market value” on a given date shall mean the closing bid from the previous day’s trading of a share of the Company’s Common Stock as reported on the NASDAQ National Market System.

9. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

(a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the employee’s compensation in one percent (1%) increments not less than two percent (2%) nor greater than ten percent (10%). Compensation shall mean base salary, commissions, overtime, performance bonuses, discretionary bonuses, stay bonuses, referral bonuses, sabbatical cash outs, shift differentials, and such other forms of compensation as the Committee, in the exercise of its discretion under the Plan, may designate as subject to payroll deductions for purposes of the Plan. Notwithstanding the foregoing, Compensation shall not include car benefits/allowances, income derived from stock options, equity-based compensation, or payments made in connection with termination (including, but not limited to, holiday accrual cash outs, severance pay, separation pay, or ex gratia payments). Payroll deductions shall commence with the first pay period following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

(b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by filing with the payroll department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the payroll department’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during any Purchase Period. A participant may increase or lower the rate of payroll deductions for any subsequent Purchase Period by filing with the payroll department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Purchase Period.

(c) Subject to the laws of the local jurisdiction, all payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company; no interest accrues on the payroll deductions. Subject to the laws of the local jurisdiction, all payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(d) On each Purchase Date, as long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash; provided, however, that any amount remaining in participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

(e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option; provided that the Board may deliver certificates to a broker or brokers that hold such certificates in street name for the benefit of each such participant.

(f) During a participant’s lifetime, such participant’s option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

10. Limitations on Shares to be Purchased.

(a) No employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds US$25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.

(b) No more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.

(c) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Purchase Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Purchase Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Purchase Periods unless revised by the Board as set forth above.

(d) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each employee affected thereby.

(e) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Offering Period.

11. Withdrawal.

(a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the payroll department notice on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.

(b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn employee and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan. However, if the participant is an “insider” for purposes of Rule 16(b), he or she shall not be eligible to participate in any Offering Period under the Plan which commences less than six (6) months from the date of withdrawal from the Plan.

(c) A participant may participate in the current Purchase Period under an Offering Period (the “Current Offering Period”) and enroll in the Offering Period commencing after such Purchase Period (the “New Offering Period”) by (i) withdrawing from participating in the Current Offering Period effective as of the last day of a Purchase Period within that Offering Period and (ii) enrolling in the New Offering Period. Such withdrawal and enrollment shall be effected by filing with the payroll department at least fifteen (15) days prior to the end of a Purchase Period such form or forms as are provided for such purposes.

12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement or death or the failure of a participant to remain an eligible employee, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than ninety (90) days or re employment upon the expiration of such leave is guaranteed by contract or statute.

13. Return of Payroll Deductions. In the event an employee’s interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the employee all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Plan, unless otherwise required by the laws of a local jurisdiction.

14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares, which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

15. Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

16. Reports. Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17. Notice of Disposition. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within twelve (12) months from the Purchase Date on which such shares were purchased (the “Notice Period”). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.

18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.

19. Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to the Plan. The Section 423 component of the Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Section 423 component of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Stockholder Approval of Amendments. Any required approval of the stockholders of the Company for an amendment shall be solicited at or prior to the first annual meeting of stockholders held subsequent to the grant of an option under the Plan as then amended to an officer or director of the Company. If such stockholder approval is obtained at a duly held stockholders’ meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the company represented and voting at the meeting, or if such stockholder approval is obtained by written consent, it must be obtained by the majority of the outstanding shares of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Board determines, in its discretion after consultation with the Company’s legal counsel, that such lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Section 423 component of the Plan under Section 423 of the Code or Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”).

22. Designation of Beneficiary.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to a Purchase Date.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24. Applicable Law. Except as otherwise expressly required under the laws of a country, the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the state of California, United States of America. Should any provision of this Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable for a country, such determination shall in no way affect the application of that provision in any other country, or any of the remaining provisions of the Plan.

25. Amendment or Termination of the Plan. This Plan shall be effective on the day after the effective date of the Company’s Registration Statement filed with the Securities Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares issuable under the Plan (the “Effective Date”), subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board of Directors of the company and the Plan shall continue until the earlier to occur of termination by the Board, or issuance of all of the shares of Common Stock reserved for issuance under the Plan,. The Board of Directors of the Company may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

(a) Increase the number of shares that may be issued under the Plan;

(b) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

(c) Constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.

26. Rules for Foreign Jurisdictions.

(a) The Board or Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of the law and procedures of foreign jurisdictions. Without limiting the generality of the foregoing, the Board or Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements.

(b) The Board or Committee may also adopt rules, procedures or sub-plans applicable to particular subsidiaries or locations, which -sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3, but unless otherwise superceded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. To extent inconsistent with the requirements of Code Section 423, such sub-plan shall be considered part of the Non-423 Plan, and options granted thereunder shall not be considered to comply with Code Section 423.

27. Designation of Subsidiaries. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries whose Employees shall be eligible to participate in the Plan. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the shareowners of the Corporation.

VOTE BY INTERNET - www.proxyvote.com

EA Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on July 30, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC ARTS INC. 209 REDWOOD SHORES PARKWAY REDWOOD CITY, CA 94065-1176

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5

John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

1 OF 2 1 1

If you would like to reduce the costs incurred by our company in mailing proxy materials and to help conserve natural resources, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 30, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # 000000000000 NAME

THE COMPANY NAME INC. - COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A

123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC.

- CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC - 401 K 123,456,789,012.12345 PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS : KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. 02 0000000000

The Board of Directors recommends you vote FOR the following :

1. Election of Directors For Against Abstain

1a Leonard S. Coleman 1b Jay C. Hoag For Against Abstain 1c Jeffrey T. Huber

4 Advisory vote on the compensation of the named executive officers.

1d Vivek Paul

5 Ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending March 31, 2014.

1e Lawrence F. Probst III 1f Richard A. Simonson 1g Luis A. Ubiñas 1h Denise F. Warren

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

For Against Abstain

NOTE: THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION, AND FOR PROPOSALS 2, 3, 4 AND 5. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

2 Approval of amendments to the 2000 Equity Incentive Plan.

3 Approval of an amendment to the 2000 Employee Stock Purchase Plan.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES CUSIP # Signature [PLEASE SIGN WITHIN BOX] Date

JOB # Signature (Joint Owners) Date SEQUENCE #

0000180259_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

ELECTRONIC ARTS INC.

PROXY FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Electronic Arts Inc., a Delaware corporation (the “Company”), hereby appoints Lawrence F. Probst III, Blake Jorgensen, and Stephen G. Bene, or any of them, proxies and attorneys-in-fact, each with the power of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters, 209 Redwood Shores Parkway, Building 250, Redwood City, CA 94065 on July 31, 2013, at 2:00 p.m., and at any adjournment thereof, and to vote all shares the undersigned would be entitled to vote if personally present at the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3, 4 AND 5. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING.

0000180259_2 R1.0.0.51160

Continued and to be signed on reverse side